UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
 _____________________________________

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ENSTAR GROUP LIMITED
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENSTAR GROUP

NOTICE OF THE 2023 ANNUAL GENERAL MEETING AND PROXY STATEMENT

Realising Value

ENSTAR

Dear Fellow Shareholders:
On behalf of Enstar Group Limited's Board of Directors, I am pleased to invite you to attend our 2023 Annual General Meeting of Shareholders, which will be held virtually on Thursday, June 1, 2023 at 9:00 a.m. Atlantic time, when we will vote on the matters described in the notice of the Annual General Meeting and the proxy statement.
We had a solid 2022 in terms of our industry-leading Run-off Liability Earnings, or RLE, which indicates how well we extract value from the legacy portfolios we acquire. Our RLE grew to $756 million, driven by our ability to consistently drive better outcomes through claims management, or what we call the “Enstar Effect.” Conversely, unrealized investment losses during 2022 primarily caused by the rapid increase in interest rates more than offset the positive results of our core run-off business. However, we have previously noted that our investment assets provide liquidity for our policyholder liabilities as they come due. As such, we describe ourselves as being predominantly buy-and-hold investors, with the view that those unrealized losses will naturally reverse as the securities approach maturity and the investments recover to par value.
In addition to our strong RLE performance, we were pleased to complete our biggest loss portfolio transfer acquisition ever with Aspen Insurance, increasing the number of claims we managed by about 40%. Through this deal and two others, we acquired $2.7 billion of incremental total liabilities last year; further validation that Enstar remains the legacy partner of choice for the world’s leading insurance groups. You can learn more about our successes during 2022 in advance of the meeting from our year-end video and Annual Report on Form 10-K.
Against this backdrop, we maintain a long-term focus as a trusted strategic partner to the global insurance sector. We will continue to acquire and efficiently wind down legacy property/casualty risk portfolios.
We have also evolved our governance and management. Following the declassification of our Board, all directorships expire in 2023, and all incumbents seek re-election on an annual basis. Meanwhile, we have adopted a fixed retirement age for directors, which is intended to preserve expertise through continuity, but also to encourage board turnover and refreshment.
To better carry out the Board's objectives as Enstar grows, we have expanded the breadth and depth of our executive officer ranks, promoting highly experienced individuals and Enstar veterans who enhance our management skill set and ensure a beneficially more diverse range of views around the table. With this expanded leadership team, and in light of the insightful feedback we garnered from shareholders, the Human Resources and Compensation Committee has implemented changes to the structure of the executive annual incentive program, adding a corporate component and tying the financial component of the program to Adjusted Return on Equity as the sole financial metric. The Human Resources and Compensation Committee also extended the term of our CEO's long-term incentive award, ensuring he remains incentivized throughout his remaining contract term into 2025.
In the context of Enstar’s ESG actions, for which the Board assumes ultimate responsibility, I am pleased to report significant progress following development of a formal ESG strategy last year. Details are disclosed in our second annual ESG report. Particular achievements include baselining our greenhouse gas emissions, recruiting our first Head of ESG, and beginning work to bring our investment holdings into line with our environmental and social responsibility, in part through implementing aggregate emissions and ESG rating limits within parts of our portfolio.

I encourage you to vote as soon as possible. You can do so over the internet, by telephone, or, if you received a proxy/voting instruction card, by marking, dating, and signing it, and returning it by mail. I hope you virtually attend the Annual General Meeting, and I thank you for your continued support of Enstar.

Sincerely, Robert J. Campbell Chairman of the Board

Notice of 2023 Annual
General Meeting of Shareholders

You are cordially invited to attend the annual general meeting of shareholders of Enstar Group Limited (the "Company"), on Thursday, June 1, 2023, at 9:00 a.m., Atlantic time (8:00 a.m. Eastern time). The annual general meeting of shareholders will be held as a virtual meeting only over live webcast, accessible at the following website address: www.virtualshareholdermeeting.com/ESGR2023.
So long as you were a holder of record of the Company's voting ordinary shares as of the close of business on April 4, 2023, you or your proxy holder can attend, submit your questions, and vote your shares electronically at the annual general meeting by visiting the meeting website address and using your control number included in the proxy materials. During the meeting, you will be able to ask questions and will have the opportunity to vote to the same extent as you would at an in-person meeting of shareholders.
To ensure that your vote is counted at the meeting, please vote as promptly as possible. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your vote by proxy is revocable at your option in the manner described in the proxy statement.
By Order of the Board of Directors,
Audrey B. Taranto
General Counsel and Corporate Secretary
Hamilton, Bermuda
April 21, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on June 1, 2023. This notice of meeting, the proxy statement, the proxy card and the annual report to shareholders for the year ended December 31, 2022 are available electronically at www.proxyvote.com/ESGR.

Time and Date
9:00 a.m. Atlantic time (8:00 a.m. Eastern time), on Thursday, June 1, 2023

Meeting Website Address
www.virtualshareholdermeeting.com/ESGR2023

Items of Business
■To vote on a proposal to elect twelve directors nominated by our Board to hold office until 2024
■To hold an advisory vote to approve executive compensation
■To hold an advisory vote on the frequency of future advisory votes to approve executive compensation
■To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023 and to authorize the Board, acting through the Audit Committee, to approve the fees for the independent registered public accounting firm

Record Date
Only holders of record of the Company's voting ordinary shares at the close of business on April 4, 2023 are entitled to notice of and to vote at our annual general meeting of shareholders, or any adjournments or postponements thereof

In this proxy statement, the terms "Enstar," "we," "our," and "Company" refer to Enstar Group Limited. Information presented in the proxy statement is based on calendar years. The proxy statement includes website addresses and references to additional materials found on those websites. These websites and materials are not incorporated into the proxy statement by reference.
These materials were first sent or made available to shareholders on April 21, 2023.
Cautionary Statement Regarding Forward-Looking Statements
This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to our financial condition, results of operations, business strategies, ESG objectives, operating efficiencies, competitive positions, growth opportunities, plans and objectives of our management, as well as the markets for our securities and the insurance and reinsurance sectors in general. Statements that include words such as "estimate," "project," "plan," "intend," "expect," "anticipate," "believe," "would," "should," "could," "seek," "may" and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. Forward-looking statements may appear throughout this proxy statement, including in the Chairman's letter and the Annual Incentive Program section of Compensation Discussion & Analysis. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important risk factors regarding Enstar can be found under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022. Furthermore, Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

Proxy Statement
Summary

To assist you in reviewing our proxy statement, we have summarized several key topics below. The following description is only a summary and does not contain all of the information that you should consider before voting. For more complete information, you should carefully review the rest of our proxy statement, as well as our Annual Report to Shareholders for the year ended December 31, 2022.

ANNUAL GENERAL MEETING OF SHAREHOLDERS INFORMATION

WHEN Thursday, June 1, 2023 at 9:00 a.m. Atlantic time (8:00 a.m. Eastern time)	WHERE The Annual General Meeting can be accessed virtually via the Internet by visiting www.virtualshareholdermeeting.com/ESGR2023

RECORD DATE April 4, 2023	VOTING Your vote is very important and we urge you to vote as soon as possible. See Question and Answer No. 11 for voting instructions

Enstar Group Limited / i / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

2022 BUSINESS HIGHLIGHTS

Enstar is a multi-faceted insurance group that offers innovative capital release solutions through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe, Australia, and other international locations. In 2022, the Company successfully acquired $2.7 billion of incremental liabilities, including the industry’s third largest loss portfolio transfer agreement with Aspen Insurance Holdings. Our Run-off Liability Earnings were $756 million, driven by our ability to consistently drive better outcomes through claims management. However, our investment portfolio was impacted by the combination of interest rate increases, widening credit spreads and equity market declines, which drove us to incur a net loss attributable to Enstar ordinary shareholders of $906 million for 2022, largely due to net realized and unrealized investment losses of $1.6 billion. This result created a 25.2% decrease in our book value per share and return on equity of (15.6)%. As of December 31, 2022, our book value per share was $246.20. Despite the challenging financial result, the Company delivered on many key operational initiatives and is well-positioned for 2023. Select highlights of 2022 included:

$3.9b
Run-off transactions successfully completed in 2022 (including $1.2b of loss reserves previously assumed in an adverse development cover transaction with Aspen that were also subject to the $3.1b loss portfolio transfer with Aspen completed in 2022)

$756m	Run-off liability earnings for the year ended December 31, 2022

$19.5b	Total investable assets as of December 31, 2022

$14.8b
Total insurance liabilities as of December 31, 2022 (includes losses and loss adjustment expenses, future policyholder benefits, defendant A&E liabilities)

$37.2b	From inception, Enstar Group has completed or announced transactions to acquire $37.2b in loss reserves, future policy holder benefits acquired, and defendant and asbestos and environmental liabilities, and has successfully run-off $20.7b of those liabilities	$4.8b	Total shareholders' equity as of December 31, 2022

2022 PERFORMANCE VERSUS PEERS

Growth in Book Value per Share*
9.2%
(1.6)%
(25.2)%
(16.1)%
3 Year Avg.
1 Year
Enstar
Peer Median

GAAP Return on Opening Equity*
10.2%
8.4%
3.8%
(15.6)%
3 Year Avg.
1 Year
Enstar
Peer Median

*Source: Publicly filed financial information for peer company data. Peer group includes the companies selected as our peers by our Human Resources and Compensation Committee, as described in "Compensation Discussion & Analysis - Peer Group."

Enstar Group Limited / ii / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

EXECUTIVE COMPENSATION

Our Executive Compensation Philosophy

We are a growing company operating in an extremely competitive and changing industry. Our compensation program is based on these core principles:
1	Incentivize performance consistent with clearly defined corporate objectives	3	Competitively compensate our executives
2	Align our executives’ long-term interests with those of our shareholders	4	Retain and attract qualified executives who are able to contribute to our long-term success

Key Compensation Decisions for 2022 Performance Year
Our Human Resources and Compensation Committee (the "Compensation Committee") made the following key compensation decisions:

Annual Incentive Awards:

Financial Component	Corporate Component	Individual Component
•The financial component for all executive officers scored "Below Threshold" as the threshold for Adjusted Return on Equity was not achieved.
•As a result, the financial component of the plan paid out at 0% of each executive's target opportunity and drove lower overall awards in 2022.

•The Compensation Committee evaluated the Company's performance against objectives designed to drive our medium to long-term strategic plan to determine an overall corporate component rating.
•The overall corporate component rating was achieved slightly above "target" level of opportunity.

•The Compensation Committee evaluated each executive based on a robust set of individual objectives, which take into consideration the Company's goals and operational priorities for the year.
•Individual objectives were achieved largely between "threshold" and "target" levels of opportunity.

Long-term Incentive Awards:

CEO	President / CFO	CSO / CCO
•Extended the term of our CEO's long-term incentive ("LTI") award, ensuring he remains incentivized throughout his remaining contract term into 2025.
•No new LTI awards were granted to these executive officers following grants made to them in 2020. The performance share unit ("PSU") portion of these 2020 awards vested at 0% due to financial performance below threshold.

•Granted annual LTI awards to the CSO and CCO consisting of 70% PSUs and 30% restricted share units ("RSUs").
•The CSO also received a special cliff-vesting RSU award during 2022 to address retention risk and in connection with his promotion.

Results of Say-on-Pay Vote
At last year's annual general meeting held on June 1, 2022, our shareholders approved the compensation of our executive officers with 75% of the total votes cast in favor of the proposal. The Compensation Committee strives for a higher level of shareholder approval, and we increased our engagement efforts to understand shareholder concerns and increase the dialogue between shareholders and Compensation Committee members. A table outlining shareholder feedback and our responses is set forth in "Executive Compensation - Compensation Discussion & Analysis - Results of Shareholder Vote on Compensation and Shareholder Engagement."

Enstar Group Limited / iii / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

OUR BOARD OF DIRECTORS

The following describes our current Board composition and current committee assignments of each of our directors with ages and tenures calculated as of April 21, 2023.

		Director Since		Other Public Board		Committee Membership
Name	Primary Occupation		Age		Independent	AC	HC	NC	RC	IC	EC

Non-Management Directors
B. Frederick Becker	Non-Executive Director	2015	76	0	Yes	E	C	C
Sharon A. Beesley	CEO, BeesMont Law Limited and BeesMont Consultancy Limited	2021	66	0	Yes
Robert Campbell (Chair)	Partner, Beck Mack & Oliver	2007	74	1	Yes	C E				C	C
James Carey	Managing Director, Stone Point Capital	2013	56	1	No
Susan L. Cross	Former Global Chief Actuary, XL Group (now AXA XL)	2020	63	1	Yes	E
Hans-Peter Gerhardt	Former CEO of Asia Capital Re, PARIS RE and AXA Re	2015	67	0	Yes
W. Myron Hendry	Former Executive Vice President and Chief Platform Officer, XL Group (now AXA XL)	2019	74	0	Yes
Paul O’Shea	Former President, Enstar Group Limited	2001	65	0	No
Hitesh Patel	Non-Executive Director	2015	62	0	Yes	E			C
Poul Winslow	Former Senior Managing Director, Canada Pension Plan Investment Board	2015	57	0	Yes
Management Directors
Orla Gregory	President, Enstar Group Limited	2022	49	0	No
Dominic Silvester	CEO, Enstar Group Limited	2001	62	0	No

C = Committee Chair AC = Audit Committee RC = Risk Committee
E = Audit Committee Financial Expert HC = Human Resources and Compensation Committee IC = Investment Committee
= Committee Member NC = Nominating and Governance Committee EC = Executive Committee

Range of Tenures	Mix of Ages	Independent Oversight

<5	45-59
5-10	60-65	8 of 12 independent directors
>10	66+

Average Tenure:	Average Age:	4 of 6 independent committees
9.1 Years	64.3 Years

Enstar Group Limited / iv / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

CORPORATE GOVERNANCE HIGHLIGHTS

Enstar operates under a corporate governance framework designed to be a flexible working structure for principled actions, effective decision-making, and appropriate monitoring of both compliance and performance. Our key governance documents, including our Corporate Governance Guidelines, are available at https://www.enstargroup.com/corporate-governance.

Annual director elections	All directors are elected annually for a one-year term.
Majority voting	We have a majority voting standard in uncontested elections of directors.
Independent oversight	Eight of our twelve directors are independent. Our Audit Committee, Human Resources and Compensation Committee, Nominating and Governance Committee, and Risk Committee are entirely independent.
Independent Board leadership	Our CEO is focused on managing Enstar and our independent Board Chair drives accountability at the Board level. Each of our Board committees are led by independent directors.
Executive sessions	All quarterly Board meetings include executive sessions of independent directors.
Share ownership guidelines	We have robust share ownership guidelines for our directors and executive officers.
Shareholder engagement	We have an annual shareholder engagement program that solicits feedback from shareholders and proxy advisory firms on various matters such as corporate governance, our compensation programs, and sustainability.
Access to management	Our Board has significant interaction with senior management and access to other employees.
Time commitment policy
Our Corporate Governance Guidelines prohibit directors from serving on more than three public company boards without the permission of our Board Chair. None of our current directors serve on the board of more than one other publicly traded company.

Succession planning	Our Board regularly reviews Board and executive succession planning.
Board, committee, and individual self-evaluations	Our Board, committees, and individual directors conduct annual performance self-evaluations led by our independent Board Chair, including one-on-one interviews.
Director orientation, continuing education and training	We have established multi-faceted orientation, continuing education and training programs for our directors, overseen by our Nominating and Governance Committee.
Clawback and prohibition on hedging	We have a stringent Clawback Policy applicable to directors and executives. We also prohibit hedging of Company shares.
No poison pill	We do not have a shareholder rights plan, commonly known as a "poison pill."

Enstar Group Limited / v / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

VOTING MATTERS AND VOTE RECOMMENDATIONS

Proposals	Board Recommendation and Page Reference
1
Election of twelve directors nominated by our Board to hold office until 2024
•Our Board is made up of directors with diverse skills, qualities, attributes, and experiences to effectively address the Company's evolving needs and represent the best interests of the Company's shareholders.
•Eight of our twelve nominees are independent, and four of our twelve nominees identify as women and/or racially/ethnically diverse.
The Board recommends a vote FOR each director nominee
Further information beginning on page 1
2
Advisory vote to approve executive compensation
•Our executive compensation program is designed to align pay with performance, taking into account shareholder feedback and interests.
•The compensation paid to our named executive officers in 2022 reflected our financial results and share price performance.
The Board recommends a vote FOR this proposal
Further information beginning on page 32
3
Advisory vote on the frequency of future advisory votes to approve executive compensation
•Our shareholders currently have the opportunity to participate annually in an advisory vote of our executive compensation.
•Say on Pay advisory votes should be conducted each year so that our shareholders can annually express their views on our executive compensation program.
The Board recommends a vote of ONE YEAR for this proposal
Further information beginning on page 68
4
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023 and authorization for the Board, acting through the Audit Committee, to approve the fees for the independent registered public accounting firm
•PricewaterhouseCoopers LLP is an independent registered public accounting firm with the required knowledge and experience to effectively audit the Company's financial statements.
•Audit and non-audit services are pre-approved by the Audit Committee, which is composed entirely of independent directors, each of which qualify as audit committee financial experts.
The Board recommends a vote FOR this proposal
Further information beginning on page 69

Enstar Group Limited / vi / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

Corporate
Governance

Proposal 1:
Election of Directors

WHAT AM I VOTING ON?

The Board of Directors, upon the recommendation of the Nominating and Governance Committee, has nominated the following twelve individuals for election to the Board for a one-year term. If elected, each Director nominee will hold office until the 2024 Annual General Meeting of Shareholders or, if earlier, until his or her resignation or removal.

■Robert J. Campbell	■Susan L. Cross	■Paul J. O'Shea
■B. Frederick Becker	■Hans-Peter Gerhardt	■Hitesh Patel
■Sharon A. Beesley	■Orla Gregory	■Dominic Silvester
■James D. Carey	■Myron Hendry	■Poul A. Winslow

The Board recommends a vote FOR each nominee

All of the nominees are currently serving as directors, and their biographies are presented below under "Biographies of Director Nominees." Included in each nominee’s biography is an assessment of his or her specific qualifications, attributes, skills, and experience. The nominees were selected following the recommendation by our Nominating and Governance Committee, a committee comprised entirely of independent directors. Each nominee has consented to serve if elected. We do not expect that any nominee will become unavailable for election as a director, but if a nominee should become unavailable prior to the meeting, the proxies to vote for such nominee will instead either be voted for a substitute nominee recommended by our Board, or not voted, if the Board determines in its discretion that the position should remain vacant.
We recently completed the process of declassifying our Board after shareholders approved management's proposal to transition to one-year terms for our directors. As a result, all directors are now elected to one-year terms. If elected at the 2023 annual general meeting, each director will hold office until the Company's 2024 annual general meeting or, if earlier, until his or her resignation or removal.

Enstar Group Limited / 1 / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters
BOARD COMPOSITION AND REFRESHMENT

Our Board is made up of a diverse group of leaders with substantial experience in their respective fields. Our Board believes that the combination of the various skills, qualifications and experiences of its directors contributes to an effective and well-functioning Board and that, individually and as a whole, its directors possess the necessary qualifications to provide effective oversight and insightful strategic guidance.
We continually review our Board’s composition to identify the skills needed for our Company both in the near term and into the future. Board succession planning and annual reviews of Board composition by the Nominating and Governance Committee assure that the Board continues to maintain an appropriate mix of objectivity, skills and experiences to provide fresh perspectives and effective oversight and guidance to management, while leveraging the institutional knowledge and historical perspective of our longer-tenured directors. The most recent addition to the Board was Orla M. Gregory, who was appointed in February 2022. Ms. Gregory is also our President, and she brings extensive industry experience and a deep knowledge of the Company's operations to our Board.
The Board believes that refreshment is important to help ensure that Board composition is aligned with the needs of the Company and the Board as our business evolves over time, and that fresh viewpoints and perspectives are regularly considered. The Board also believes that over time directors develop an understanding of the Company and an ability to work effectively as a group.
Directors are elected each year, at the annual general meeting of shareholders, to hold office until the next annual general meeting of shareholders or, if earlier, until their resignation or removal. Because term limits could cause the loss of experience or expertise important to the optimal operation of the Board, there are no limits on the number of terms that a director may serve, but the Nominating and Governance Committee and the Board consider the tenure of directors as one of several factors in nomination decisions. To promote refreshment, the Board established a retirement age of eighty for non-employee directors in 2022 following a comprehensive director succession planning exercise conducted by our Nominating and Governance Committee.

Board Membership Criteria
The Board and the Nominating and Governance Committee believe that there are general qualifications that all directors must exhibit and other key qualifications and experiences that should be represented on the Board as a whole but not necessarily by each individual director. Given the complex nature of our business and the insurance and reinsurance industry, we seek directors whose experiences, although varying and diverse, are also complementary to and demonstrate a familiarity with the substantive matters necessary to lead the Company and navigate our business.

Qualifications Required of All Directors
The Board and the Nominating and Governance Committee require that each director possess high personal and professional integrity and character, strong business judgement, the ability to represent the interests of the Company's shareholders, knowledge regarding insurance, reinsurance and investment matters, as well as other factors discussed below.

Key Qualifications and Experiences to be Represented on the Board
The Board has identified key qualifications and experiences that are important to be represented on the Board as a whole, in light of the Company's business strategy and expected future business needs. The Board reviews these categories from time to time, alongside its consideration of whether there are new areas that would benefit it in executing its oversight duties. The table set out on page 5 summarizes these key qualifications and how they are linked to our Company's business.

Consideration of Board Diversity
We seek to identify candidates who represent a mix of backgrounds and experiences that will improve the Board’s ability, as a whole, to serve our needs and the interests of our shareholders. In February 2019, the Board adopted a

Enstar Group Limited / 2 / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters
formal diversity policy applicable to the selection of directors. The Board considers diversity to include self-identified gender, self-identified ethnicity, nationality, age, self-identified sexual orientation, geographic background, and other personal characteristics whether self-identified or otherwise. Our Board Diversity Policy requires the Nominating and Governance Committee to actively consider diversity in its regular assessments of board composition and in its efforts to identify potential director candidates, including specifically requiring that one or more female, underrepresented minority or LGBTQ+ candidates be included in formal searches for new directors.
The Board assesses the effectiveness of its diversity policy every year through our Board and committee evaluation process and annual composition review. Where potential improvements are identified, the Nominating and Governance Committee may propose changes to the policy to enhance its effectiveness. Board diversity has also been a key topic in our annual shareholder engagement discussions. In response to shareholder feedback and upon recommendation from the Nominating and Governance Committee, the Board amended its diversity policy in 2021 to strengthen its commitment to improving diversity amongst its members by imposing aspirational diversity targets.
As provided in the revised policy, the Board endeavors to maintain diversity amongst its members such that at least 30% of the Board will comprise persons who self-identify as female or as an underrepresented minority or LGBTQ+. On gender diversity specifically, the Board is committed to maintaining at least three female Board members and over time will aim to reach and maintain a minimum of at least 30% female representation on the Board. For purposes of these targets, an underrepresented minority is a person who self-identifies within one or more of the following categories that have been established by the U.S. Equal Employment Opportunity Commission: Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Other Pacific Islander or two or more races or ethnicities.
Following the recent appointments of Mmes. Beesley and Gregory, 33% of our Board comprises persons who self-identify as female or as an underrepresented minority, and three, or 25%, self-identify as female. The Board intends to continue to improve its overall diversity over time without further increases to its size, unless otherwise determined appropriate by our Board.

Evaluation and Nomination of Director Candidates
Primary responsibility for identifying and evaluating director candidates and for recommending the re-nomination of incumbent directors resides with the Nominating and Governance Committee, which consists entirely of independent directors under applicable SEC rules and Nasdaq listing standards. Our Board Chair also shares some responsibility for new director recruitment, including the responsibility of working with our CEO, Nominating and Governance Committee and the full Board to help identify and prioritize the specific skill sets, experience, and knowledge that director candidates must possess. The Nominating and Governance Committee, with input from our Board Chair, then establishes the criteria for director nominees based on these inputs, which are outlined under the subheadings, "Qualifications Required of All Directors" and "Key Qualifications and Experiences to be Represented on the Board" above.

Nomination of New Candidates
Potential director candidates meeting the criteria established by the Nominating and Governance Committee and adopted by the full Board have primarily been identified through the periodic solicitation of recommendations from members of the Board and individuals known to the Board, the use of third-party search firms retained by the Nominating and Governance Committee, and shareholders; however, in certain private placement or acquisition-related transactions, parties have obtained the right to designate a board representative. The Nominating and Governance Committee is authorized, at the Company's expense, to retain search firms to identify potential director candidates, as well as other external advisors, including for purposes of performing background reviews of potential candidates. Search firms retained by the Nominating and Governance Committee are provided guidance as to the particular experience, skills, or other characteristics that the Board is then seeking. The Nominating and Governance Committee may delegate responsibility for day-to-day management and oversight of a search firm engagement to its Chair, any one or more of its members, the Board's Chair, and/or appropriate members of management with the Nominating and Governance Committee's oversight.
The evaluation of new director candidates involves several steps performed on a rolling basis and not always taken in order. The Nominating and Governance Committee reviews and verifies the candidate's qualifications and

Enstar Group Limited / 3 / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters
background information and evaluates the candidate's attributes relative to the identified needs of the Board. If the Nominating and Governance Committee wishes to pursue a candidate further, it arranges candidate interviews with committee members and other members of the Board and certain executive officers to ensure that candidates not only possess the requisite skills and characteristics, but also the personality, leadership traits, work ethic, and independence of thought to contribute effectively as a member of the Board. After assessing the feedback, the Nominating and Governance Committee presents each selected candidate to the Board for consideration. The Board then nominates successful candidates for election to the Board at the Annual General Meeting. Director candidates are principally identified and evaluated in anticipation of upcoming director elections and other potential or expected Board vacancies. From time to time, the Board may create and fill vacancies in its membership which arise between annual meetings of shareholders using the process described above.

Re-nomination of Incumbents
To ensure that the Board continues to evolve in a manner that serves the changing business and strategic needs of the Company, before recommending for re-nomination a slate of incumbent directors for an additional term, the Nominating and Governance Committee also evaluates each incumbent director’s overall service to the Company during the director’s term including the director’s level of participation and quality of performance, and whether the incumbent directors possess the requisite skills and perspective, both individually and collectively. This evaluation is based primarily on the results of the annual review it performs with the Board of the requisite skills and characteristics of Board members, the composition of the Board as a whole, and the results of the Board’s annual self-evaluation and individual director evaluations. The Nominating and Governance Committee considered and nominated the candidates proposed for election as directors at the Annual General Meeting, with the Board unanimously agreeing on the nominees.

Shareholder Recommendations
In accordance with its charter, the Nominating and Governance Committee will consider director candidates submitted by shareholders. Shareholders may recommend candidates to serve as directors by submitting a written notice to the Nominating and Governance Committee at Enstar Group Limited, P.O. Box HM 2267, Windsor Place, 3rd Floor, 22 Queen Street, Hamilton, HM JX, Bermuda. Shareholder recommendations must be accompanied by sufficient information to assess the candidate’s qualifications and contain the candidate’s consent to serve as a director if elected. Shareholder nominees will be evaluated by the Nominating and Governance Committee in the same manner as nominees it selects itself.

OUR DIRECTOR NOMINEES

Each of our nominees are currently serving as directors. The Board believes that all of its directors have demonstrated professional integrity, ability and judgment, as well as strategic management and oversight abilities, and have each performed well in their respective time served as directors and contributed to the overall effectiveness of our Board.
The following matrix highlights the mix of key skills, qualities, attributes, and experiences of the nominees that, among other factors, led the Board and the Nominating and Governance Committee to recommend these nominees for election to the Board. The matrix is intended to depict notable qualifications and skills for each director in which they specifically declare expertise or leading experience in, and not having a mark does not mean that a particular director does not possess that qualification or skill. Nominees have developed competencies in these skills through education, direct experience, and oversight responsibilities. The demographic information presented below is based on voluntary self-identification by each nominee. Additional details on each nominee's experiences, qualifications, skills, and attributes are set forth in their biographies beginning on page 5. The categories listed under the "Skills and Experience" column in the matrix below are those key qualifications and experiences our Board believes should be represented on the Board and are summarized in the table immediately following the matrix together with how they are linked to our business. Further details regarding the independence of our directors including determinations of independence for each are set out fully under the section heading, "Independence of Directors" below.

Enstar Group Limited / 4 / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

Director Skills and Demographic Matrix

Skills and Experience
Extensive Insurance Industry Experience
Risk Management
Finance and Accounting
Investment
Strategy
Corporate Governance
Regulatory and Government
Business Operations and Technology
Human Capital Management
Tenure and Independence
Tenure (years)	8	2	16	9	3	8	1	4	21	8	21	8
Independence
Demographics
Age (years)	76	66	74	56	63	67	49	74	65	62	62	57
Gender Identity	M	F	M	M	F	M	F	M	M	M	M	M
African American or Black
Alaskan Native or American Indian
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White
Two or More Races or Ethnicities
LGBTQ+

Enstar Group Limited / 5 / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

Extensive Insurance Industry Experience
Extensive experience within the insurance industry including in executive, director or other leadership roles at major insurance institutions. Our Board believes representation of this experience is important as our business is a specialized global enterprise operating within a complex and highly regulated industry.

Risk Management
Experience related to establishing risk appetite levels and risk management processes for operations, acquisitions, underwriting, and investment portfolios. Our Board believes representation of this skill is important as the Board is responsible for overseeing the various risks facing the Company and ensuring that appropriate policies and procedures are in place to effectively manage risk.

Finance and Accounting
Experience related to developing and understanding finance and capital management needs in line with corporate strategies, as well as financial reporting, audit and actuarial-related expertise. Our Board believes representation of this skill is important as the Company’s business is multifaceted and involves complex financial and insurance transactions in many countries subject to various regulatory prudential standards.

Investment
Expertise related to assessing large and complex investment portfolios and determining investment strategies in line with delineated risk appetites. Our Board believes representation of this skill is important as the Company’s investment portfolio continues to grow in size and complexity, with investable assets totaling $19.5 billion as of December 31, 2022.

Strategy
Experience challenging management on setting and/or adjusting business strategies, including acquisitions, divestitures, operations, and investments. Our Board believes representation of this skill is important as the Company’s long-term success is dependent on setting and executing a responsible corporate strategy and the continuous review of strategic transactions.

Corporate Governance
A practical understanding of developing and championing governance procedures and protections that drive Board and management accountability and protection of shareholder interests, including ESG knowledge and advocacy. Our Board believes representation of this skill is important as the size, nature and complexity of the Company's business presents both opportunities and challenges to advancing our sustainability initiatives, and requires an appropriately designed corporate governance framework to protect the interests of the Company's stakeholders.

Regulatory and Government
A deep understanding of the highly regulated environment in which we operate, and the ever-changing regulations and requirements that govern our operations and shape our future strategies. Our Board believes representation of this skill is important as the Company’s business requires compliance with a variety of regulatory requirements across a number of countries and the ability to maintain relationships with various governmental entities and regulators.

Business Operations and Technology
A practical understanding of developing, implementing, and assessing business operations, processes, information systems, technology and associated risks, including information security and cybersecurity. Our Board believes representation of this skill is important as the Company's scale and complexity requires aligning many areas of our operations, including integration of new businesses, technology, and human resources, while remaining innovative and adaptable in an increasingly digital society.

Human Capital Management
Experience managing a large and/or global workforce and recruiting and retaining talent. Our Board believes representation of this skill is important as the Company's global workforce represents one of our key resources.

Biographies of Director Nominees
Below is biographical information about our director nominees describing each director nominee's qualifications and relevant experience. The biographies include key qualifications, skills, and attributes most relevant to the decision to nominate candidates to serve on the Board. This information is current as of the date of this proxy statement and has been confirmed by each of the director nominees for inclusion in this proxy statement.

Enstar Group Limited / 6 / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

B. Frederick "Rick" Becker Independent

Biographical Information
Rick Becker has 40 years of experience in the insurance and healthcare industries. He served as Chairman of Clarity Group, Inc., a company he co-founded more than 18 years ago that specialized as a healthcare professional liability and risk management service provider until it was sold in early 2020. Prior to co-founding Clarity Group, Inc., he served as Chairman and Chief Executive Officer of MMI Companies, Inc. from 1985 until its sale to The St. Paul Companies in 2000. Mr. Becker has previously served as President and CEO of Ideal Mutual and McDonough Caperton Employee Benefits, Inc., and also served as State Compensation Commissioner for the State of West Virginia. He began his career as a practicing attorney.
Skills and Qualifications
Compensation, governance, and risk management experience; industry knowledge.
Mr. Becker has over 40 years of experience within the insurance and healthcare industries. The Board also values Mr. Becker’s corporate governance experience, which he has gained from serving on many other boards over the years. In addition, his previous work on compensation matters makes him well-suited to serve as Chairman of our Human Resources and Compensation Committee. He has an extensive background in risk management, which enhances our risk oversight and monitoring capabilities.

Director Since: 2015 Age: 76 Enstar Committees: Audit, Human Resources and Compensation (Chair), Nominating and Governance (Chair) US resident; US citizen

Sharon A. Beesley Independent

Biographical Information
Ms. Beesley currently serves as the Chief Executive Officer and senior partner of BeesMont Law Limited, a Bermuda-based commercial law firm, which she established in 2008. She also serves as Chief Executive Officer of BeesMont Consultancy Limited, a Bermuda-based consultancy business, a position she has held since 2000. Ms. Beesley previously served as a Director on the Board of the Bermuda Monetary Authority from 2016 to 2021. Prior to 2000, Ms. Beesley was engaged in private legal practice in Bermuda and other international jurisdictions.
Skills and Qualifications
Legal expertise; regulatory and government experience; corporate governance
Ms. Beesley brings to our Board her multi-jurisdictional legal expertise, strategic and risk management perspectives, gained from over 40 years of experience in the legal and financial services industry advising on all areas of corporate law, investment funds, structured finance, joint venture structures, and mergers and acquisitions as a Solicitor in England and Wales, Hong Kong, and as a practicing Barrister and Attorney of the Bermuda Bar. In addition, Ms. Beesley's experience as a former director of our insurance group supervisor, the Bermuda Monetary Authority, is particularly valuable to our Board as we manage increasingly complex compliance, regulatory and governance matters.

Director Since: 2021 Age: 66 Enstar Committees: Nominating and Governance Bermuda resident; British, Canadian and Irish citizen

Enstar Group Limited / 7 / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

Robert Campbell Chairman, Independent

Biographical Information
Robert Campbell was appointed as the independent Chairman of the Board in November 2011. Mr. Campbell has been a Partner with the investment advisory firm of Beck, Mack & Oliver, LLC since 1990.
Certain Other Directorships
Mr. Campbell is a director and chairman of the audit committee of AgroFresh Solutions, Inc. (formerly Boulevard Acquisition Corp.), a publicly traded global agricultural technologies company. From 2015 through 2017, he was also a director of Boulevard Acquisition Corp. II, a blank check company that completed its initial public offering in September 2015. He previously served as a director of Camden National Corporation, a publicly traded company, from 1999 to 2014.
Skills and Qualifications
Financial, accounting, and investment expertise; leadership skills
Mr. Campbell brings to the Board his extensive understanding of finance and accounting, which he obtained through over 40 years of analyzing financial services companies and which is very valuable in his role as chairman of our Audit Committee. In addition, Mr. Campbell's investment management expertise makes him a key member of our Investment Committee, of which he serves as chairman. Mr. Campbell continues to spend considerable time and energy in his role, which is significant to the leadership and function of our Board.

Director Since: 2007 Age: 74 Enstar Committees: Audit (Chair), Human Resources and Compensation, Investment (Chair), Nominating and Governance, Executive (Chair) US resident; US citizen

James Carey Non-Employee

Biographical Information
James Carey is a Managing Director of Stone Point Capital LLC, a private equity firm based in Greenwich, Connecticut. Stone Point Capital serves as the manager of the Trident Funds, which invest exclusively in the global financial services industry. Mr. Carey has been with Stone Point Capital and its predecessor entities since 1997. He previously served as a director of the Company from its formation in 2001 until the Company became publicly traded in 2007. Mr. Carey rejoined the Board in 2013.
Certain Other Directorships
From July 2018, Mr. Carey has served as a director of Focus Financial Partners, a publicly traded company that invests in independent fiduciary wealth management firms. Mr. Carey also currently serves on the boards of certain privately held portfolio companies of the Trident Funds. He previously served as non-executive chairman of PARIS RE Holdings Limited and as a director of Alterra Capital Holdings Limited, Cunningham Lindsay Group Limited, Lockton International Holdings Limited, and Privilege Underwriters, Inc.
Skills and Qualifications
Investment expertise; industry knowledge; significant acquisition experience
Having worked in the private equity business for over 20 years, Mr. Carey brings an extensive background and expertise in the insurance and financial services industries. His in-depth knowledge of investments and investment strategies is significant in his role on our Investment Committee. We also value his contributions as an experienced director in the insurance industry, as well as his extensive knowledge of the Company.

Director Since: 2013 Age: 56 Enstar Committees: Investment US resident; US citizen

Enstar Group Limited / 8 / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

Susan L. Cross Independent

Biographical Information
Susan L. Cross has served as a director since October 2020. She served as Executive Vice President and Global Chief Actuary at XL Group (now AXA XL), from 2008 to 2018, and prior to that served as Senior Vice President and Chief Actuary of various operating segments since 1999.
Certain Other Directorships
Ms. Cross currently serves as a non-executive director at Unum Group, a Fortune 500 publicly held insurance company and leading provider of financial protection benefits, where she sits on the Audit Committee and Risk and Finance Committee. Previously, she has served on the boards of IFG Companies, American Strategic Insurance and several XL subsidiaries, including Mid Ocean Limited and XL Life Ltd.
Skills and Qualifications
Actuarial expertise; risk management, regulatory and governance skills; industry experience
Ms. Cross brings significant actuarial expertise to our Board, obtained from over 20 years of senior management experience as an actuary with XL Group. Her industry experience is particularly valuable to our Audit Committee and our Risk Committee given the complex nature of our run-off business. As a director of a Fortune 500 company, Ms. Cross also has knowledge of corporate governance matters and practices, which is valuable to our Board.

Director Since: 2020 Age: 63 Enstar Committees: Audit, Risk US resident; US citizen

Hans-Peter Gerhardt Independent

Biographical Information
Hans-Peter Gerhardt served as the Chief Executive Officer of Asia Capital Reinsurance Group from October 2015 through June 2017. He has served continuously in the reinsurance industry since 1981. He is the former Chief Executive Officer of PARIS RE Holdings Limited, serving in that position from the company's initial formation in 2006 through the completion of its merger into Partner Re Ltd. in June 2010. He previously served as the Chief Executive Officer of AXA Re from 2003 to 2006, also serving as Chairman of AXA Liabilities Managers, the AXA Group's run-off operation, during that time.
Certain Other Directorships
Mr. Gerhardt served as a non-executive director of StarStone Holdings Ltd. and of African Risk Capacity (all privately held). He previously served as a non-executive director of Tokio Millenium Re and Tokio Marine Kiln as well as Asia Capital Reinsurance Group (until May 2017) and as an independent director of Brit Insurance Holdings PLC until the company's acquisition by Fairfax Financial Holdings in 2015.
Skills and Qualifications
Underwriting expertise; proven industry veteran
Mr. Gerhardt brings decades of underwriting expertise to our Board. He is a proven industry veteran, with significant leadership experience, including several successful tenures in CEO roles.

Director Since: 2015 Age: 67 Enstar Committees: Risk, Human Resources and Compensation, Executive Swiss resident; German citizen

Enstar Group Limited / 9 / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

Orla Gregory President, Director

Biographical Information
Orla Gregory was appointed President of the Company in March 2023. She previously served as Chief Financial Officer from September 2021 to March 2023 and served as our Chief Operating Officer since 2016. Since joining us in 2003, Ms. Gregory has held increasingly senior roles, including Chief Integration Officer from 2015 to 2016, Executive Vice President of Mergers and Acquisitions of our subsidiary, Enstar Limited, from 2014 to 2015, Senior Vice President of Mergers and Acquisitions from 2009 to 2014, and Financial Controller from 2003 to 2009. Ms. Gregory previously served as a Financial Controller of Irish European Reinsurance Company Ltd. in Ireland, an Investment Accountant with Ernst & Young Bermuda, and as a Financial Accountant for QBE Insurance & Reinsurance (Europe) Limited.
Skills and Qualifications
Company leader; finance & accounting; operations and technology; human capital management; industry expertise
Ms. Gregory is a qualified chartered accountant and experienced company executive who has spent more than 27 years in the insurance and reinsurance industry, including 18 years with our Company. As Company President, Ms. Gregory brings to our Board intimate knowledge and expertise regarding the Company and our industry. Her experience developing and managing the Company's operations and global workforce is particularly valuable to our Board in light of the Company's strategic focus on human capital management.

Director Since: 2022 Age: 49 Enstar Officer Title: President Bermuda resident; Irish citizen

Willard Myron Hendry, Jr Independent

Biographical Information
Myron Hendry most recently served as an executive advisor to AXA on integration matters. He previously served as the Executive Vice President and Chief Platform Officer for XL Catlin from 2009-2018, where he was responsible, on a Global basis, for Technology, Operations, Real Estate, Procurement, Continuous Improvement Programs and XL Catlin's Service Centers in India and Poland. He also served as Director on the XL India Business Services Private Limited Board, and he was the Chairman of the XL Catlin Corporate Crisis Committee responsible for Disaster Recovery and Business Continuity. Mr. Hendry was the founder of the XL Catlin's Leadership Listening Program. Throughout his career, he also held technology, operational and claims leadership roles at Bank of America's Balboa Insurance Group, Safeco Insurance and CNA Insurance.
Skills and Qualifications
Operations and Technology
Mr. Hendry brings to our Board expertise in insurance industry-specific information technology and operations management. His extensive experience as an executive engaging on technology matters at the board level is valuable to our Board and Risk Committee.

Director Since: 2019 Age: 74 Enstar Committees: Nominating and Governance, Risk US resident; US citizen

Enstar Group Limited / 10 / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

Paul O'Shea Non-Employee

Biographical Information
Paul O’Shea retired as President of the Company in March 2023. He had been appointed as President in December 2016. He previously served as Executive Vice President and Joint Chief Operating Officer of the Company since our formation in 2001 and has also been a director throughout this time. He has led our mergers and acquisitions operations, including overseeing our transaction sourcing, due diligence, and negotiations processes. In 1994, Mr. O’Shea joined Dominic Silvester in his run-off business venture in Bermuda, and he served as a director and Executive Vice President of Enstar Limited, which is now a subsidiary of the Company, from 1995 until 2001. Prior to co-founding the Company, he served as the Executive Vice President, Chief Operating Officer and a director of Belvedere Group/Caliban Group from 1985 until 1994.
Certain Other Directorships
Mr. O'Shea serves as the Company's director representative on the board of directors of Core Specialty Holdings, a privately held property casualty insurer.
Skills and Qualifications
Company leader; long track record of successful acquisitions; industry expertise
Mr. O’Shea is a qualified chartered accountant who has spent more than 30 years in the insurance and reinsurance industry, including many years in senior management roles. As a co-founder of the Company, Mr. O’Shea has intimate knowledge and expertise regarding the Company and our industry. He has been instrumental in sourcing, negotiating and completing numerous significant transactions since our formation.

Director Since: 2001 Age: 65 Bermuda resident; Irish citizen

Hitesh Patel Independent

Biographical Information
Hitesh Patel is an Independent Non-Executive director who serves on boards of a number of financial services companies. He served as Chief Executive Officer of Lucida, plc, a UK life insurance company, from 2012 to 2013, and prior to that as its Finance Director and Chief Investment Officer since 2007. Mr. Patel has over 30 years of experience working in the insurance industry, having served in the United Kingdom as KPMG LLP's Lead Partner on Insurance Accounting and Regulatory Services from 2000 to 2007. He originally joined KPMG in 1982 and trained as an auditor.
Certain Other Directorships
Mr. Patel is the Independent Non-Executive Chairman of Capital Home Loans Limited, a privately held buy-to-let mortgage provider and also a non-executive director of Landmark Mortgages Limited and Augusta Ventures Holdings Limited which provides litigation finance. Until December 2019, Mr. Patel served as a non-executive director at Aviva Life Holdings UK Ltd and Aviva Insurance Limited (subsidiaries of Aviva plc) and as Chairman of its Audit Committee and member of the Risk and Investment Committees.
Skills and Qualifications
Accounting expertise; regulatory and governance skills; industry experience
Mr. Patel brings significant accounting expertise to our Board, obtained from over two decades of auditing and advising insurance companies on accounting and regulatory issues, which is highly valuable to our Audit Committee. As a former industry CEO, he also has significant knowledge of risk management best practices, corporate governance matters, and the insurance regulatory environment, which are valuable to our Board, the Risk Committee, and the Nominating and Governance Committee.

Director Since: 2015 Age: 62 Enstar Committees: Audit, Nominating and Governance, Risk (Chair) UK resident; UK citizen

Enstar Group Limited / 11 / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

Dominic Silvester Chief Executive Officer, Director

Biographical Information
Dominic Silvester has served as a director and the Chief Executive Officer of the Company since its formation in 2001. In 1993, Mr. Silvester began a business venture in Bermuda to provide run-off services to the insurance and reinsurance industry. In 1995, the business was assumed by Enstar Limited, which is now a subsidiary of the Company, and for which Mr. Silvester has since then served as Chief Executive Officer. Prior to co-founding the Company, Mr. Silvester served as the Chief Financial Officer of Anchor Underwriting Managers Limited from 1988 until 1993.
Skills and Qualifications
Company leader; industry expertise; corporate strategy
As a co-founder and CEO of the Company, Mr. Silvester contributes to the Board his intimate knowledge of the Company and the run-off industry. He is well known in the industry and is primarily responsible for identifying and developing our business strategies and acquisition opportunities on a worldwide basis. Mr. Silvester has served as our CEO since the Company's inception, demonstrating his proven ability to manage and grow the business.

Director Since: 2001 Age: 62 Enstar Committees: Investment, Executive Bermuda resident; UK citizen

Poul Winslow Independent

Biographical Information
Poul Winslow retired in May 2022 as Senior Managing Director & Global Head of Capital Markets and Factor Investing of the Canada Pension Plan Investment Board ("CPP Investments"), a role he had held since 2018. Previously Mr. Winslow served as Head of External Portfolio Management and Head of Thematic Investing for CPP Investments. Prior to joining CPP Investments in 2009, Mr. Winslow had several senior management and investment roles at Nordea Investment Management in Denmark, Sweden and the United States. He also served as the Chief Investment Officer of Andra AP-Fonden (AP2) in Sweden. Despite his retirement from CPP Investments, Mr. Winslow remains CPP Investments' designated director representative.
Certain Other Directorships
Mr. Winslow served as a director for the Standards Board for Alternative Investments, an international standard-setting body for the alternative investment industry, until June 2022. He previously served as a director of Viking Cruises Ltd., a private company, from 2016 to 2018.
Skills and Qualifications
Investment expertise; compensation and governance experience
Mr. Winslow brings significant investment expertise to our Board gained from his years in senior investment roles, which is highly valuable to our Investment Committee as it oversees our investment strategies and portfolios. His experiences at CPP Investments, including exposure to compensation and governance policies, are valuable in his role on our Compensation Committee.

Director Since: 2015 Age: 56 Enstar Committees: Human Resources and Compensation, Investment, Executive Canadian resident; Canadian and Danish citizen

DIRECTORSHIP ARRANGEMENTS

On June 3, 2015, CPP Investments purchased 1,501,211 shares of Enstar from fund partnerships that had acquired shares as consideration in one of our acquisitions. In connection with the 2015 transaction: (i) the selling shareholders' rights terminated; and (ii) we and CPP Investments entered into a new Shareholder Rights Agreement granting CPP Investments contractual shareholder rights that were substantially similar to those rights previously

Enstar Group Limited / 12 / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters
held by the selling shareholders, including the right to designate one representative to our Board. CPP Investments designated Poul Winslow as a director of the Company, and he was appointed in September 2015. On May 2, 2022, Mr. Winslow retired from CPP Investments, but he continues to serve as the designated director representative of CPP Investments. The designation right terminates if CPP Investments ceases to beneficially own at least 75% of the total number of voting shares and Series E Non-Voting Shares shares acquired by it in the original transaction. CPP Investments subsequently acquired additional shares, including through CPPIB Epsilon Ontario Limited Partnership. Following the repurchase by the Company of all of its non-voting shares held by CPP Investments on March 28, 2023, CPP Investments holds 9.4% of Enstar’s outstanding voting ordinary shares and remains contractually entitled to appoint a director representative on the Company's board of directors.

DIRECTOR INDEPENDENCE

Our Board currently consists of twelve directors, of which ten are non-employee directors, and eight are independent. The Company's Corporate Governance Guidelines provide, and our Board believes, that a majority of its members should be independent directors who meet the criteria for independence required by the Nasdaq listing standards, as determined by the Board. The Charters of our Audit Committee, Human Resources and Compensation Committee, and Nominating and Governance Committee also require that every member of such committees meet the criteria for independence required by the Nasdaq listing standards, as determined by the Board, and in certain instances, enhanced independence standards within the meaning of SEC rules. These requirements are included in the Corporate Governance Guidelines and the committee charters, which are available at www.enstargroup.com under "Investor Relations" — "Corporate Governance."

Independence Assessment
To assess independence, the Nominating and Governance Committee and the Board review the independence of each director at the time of their appointment and no less than annually thereafter. For a director to be considered independent, the Board must determine that the director meets the definition of independence included in Nasdaq Marketplace Rule 5605(a)(2). This requires a determination that the director does not have any direct or indirect material relationship with us, which in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making such determination, the Nominating and Governance Committee and the Board consider all known relevant facts and circumstances, including but not limited to the director’s commercial, industrial, banking, consulting, legal, accounting, investment, charitable and familial relationships known or reported to us in connection with the preparation of this proxy statement or otherwise.
In making their independence determination, the Nominating and Governance Committee and the Board specifically considered the following transaction during 2022 and concluded it did not impair any director's independence:
•Upon the recommendation of an independent broker, one of our subsidiaries leases a corporate apartment in a building in Bermuda that is owned by a company in which Ms. Cross and her spouse hold a 40% interest, and in which Ms. Cross's spouse serves as President. Ms. Cross was not involved in the sourcing or negotiations of the transaction. This transaction involved dollar amounts below the amounts that would preclude a finding of independence under Nasdaq listing standards or qualify it as a related party transaction.
Consistent with these considerations and based on the report and recommendation of the Nominating and Governance Committee, the Board affirmatively determined that:
▪Messrs. Campbell, Becker, Gerhardt, Hendry, Patel, and Winslow and Mmes. Beesley, and Cross qualify as non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are independent within the meaning of Nasdaq Marketplace Rule 5605(a)(2);
▪Messrs. Campbell, Becker, and Patel and Ms. Cross meet the enhanced independence standards defined in Nasdaq Marketplace Rule 5605(c)(2) and Rule 10A-3(b) of the Exchange Act, with respect to members of the Audit Committee;

Enstar Group Limited / 13 / 2023 Proxy Statement	Table of Contents

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▪Messrs. Campbell, Becker, Gerhardt, and Winslow meet the enhanced independence standards defined in Nasdaq Marketplace Rule 5605(d)(2)(A) and Rule 10C-1(b)(1)(ii)(A) and (B) of the Exchange Act, with respect to members of the Human Resources and Compensation Committee;
▪Mr. Carey is a non-employee director within the meaning of Rule 16b-3 under the Exchange Act, but is not independent within the meaning of Nasdaq Marketplace Rule 5605(a)(2) due to matters described under "Certain Relationships and Related Transactions" beginning on page 76 of this proxy statement;
▪Mr. O'Shea is a non-employee director within the meaning of Rule 16b-3 under the Exchange Act, but is not independent within the meaning of Nasdaq Marketplace Rule 5605(a)(2) due to his recent service with us as an executive officer; and
▪Mr. Silvester and Ms. Gregory are management directors and are not independent due to their service with us as executive officers.
For details about certain relationships and transactions among us and our executive officers and directors, see "Certain Relationships and Related Transactions."

COMMITTEES OF THE BOARD

Our Board has six standing committees: the Audit Committee, the Human Resources and Compensation Committee, the Nominating and Governance Committee, the Risk Committee, the Investment Committee, and the Executive Committee. Details of the composition and primary responsibilities of each of the Board's standing committees are summarized in the sections titled "Committee Membership" and "Information about our Committees" below.

Committee Membership
The Board appoints members of its committees annually, with the Nominating and Governance Committee reviewing and recommending committee membership. Interim changes to committee membership may be made by the Board, upon recommendation from the Nominating and Governance Committee, following director appointments, resignations, or periodic reviews considering the changing needs of our business or Board. When determining committee composition and leadership, both the Nominating and Governance Committee and the Board may consider a variety of factors including: committee composition requirements set out in each committee's charter, individual director experience and qualifications, director independence, time commitments and constraints, the results of previous Board or committee evaluations, director tenure, succession planning and refreshment needs, diversity, and such other factors as thought appropriate from time to time.

Information About Our Committees
Our committees operate under written charters that have been approved by the Board, and each Committee reviews its charter annually and recommends any proposed changes to the Board. Current copies of the charters for all of our committees are available on our website at http://www.enstargroup.com/corporate-governance. In addition, any shareholder may receive copies of these documents in print, without charge, by contacting the Corporate Secretary at P.O. Box HM 2267, Windsor Place, 3rd Floor, 22 Queen Street, Hamilton, HM JX, Bermuda. The primary responsibilities of each of our committees are described below.

Enstar Group Limited / 14 / 2023 Proxy Statement	Table of Contents

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Audit Committee

CHAIR(1)	MEMBERS(1)			MEETINGS HELD
IN 2022:
5

INDEPENDENCE
Robert Campbell	B. Frederick Becker	Susan L. Cross	Hitesh Patel	4 out of 4

2022 Highlights The Committee approved and supported the Company's change of independent registered public accounting firms from KPMG Audit Limited to PricewaterhouseCoopers LLP.

Primary Responsibilities
▪Overseeing our accounting and financial reporting process, including our internal controls over financial reporting.
▪Overseeing the quality and integrity of our financial statements.
▪Engaging and overseeing the Company's independent registered public accounting firm (taking into account the vote on shareholder ratification) and considering the independence, qualifications and performance of our independent auditors.
▪Pre-approving compensation, fees and services of our independent auditors and reviewing the scope and results of their audit.
▪Reviewing the performance of our internal audit function.
▪Reviewing, and where appropriate approving, our internal audit function's audit plan, staffing, budget, responsibilities and performance.
▪Reviewing all related party transactions.
▪Periodically reviewing our risk exposures and the adequacy of our controls over such exposures in coordination with our Risk Committee.
▪Periodically reviewing the adequacy and effectiveness of the controls and procedures (including the level of assurance) applicable to our key ESG disclosures.

Additional Information The Audit Committee's Report is set forth beginning on page 70 of this proxy statement.
(1)The Board has determined that all members of the Committee satisfy the criteria adopted by the SEC to serve as "audit committee financial experts."

Human Resources and Compensation Committee

CHAIR(1)	MEMBERS(1)			MEETINGS HELD
IN 2022:
7

INDEPENDENCE
B. Frederick Becker	Robert Campbell	Hans-Peter Gerhardt	Poul Winslow	4 out of 4

2022 Highlights

The Committee adopted a balanced scorecard approach for our Annual Incentive Plan and increased its involvement in human capital and resources strategy, development and monitoring, including quarterly meetings with the Chief People Officer.

Primary Responsibilities
▪Overseeing policies and strategies relating to talent, leadership and culture, including diversity, equity, and inclusion.
▪Overseeing our management development and succession plans and processes.
▪Determining the compensation of our executive officers.
▪Establishing our compensation philosophy.
▪Overseeing the development and implementation of our compensation programs, including our incentive plans and equity plans.
▪Overseeing the risks associated with the design and operation of our compensation programs, policies and practices.
▪Periodically reviewing the compensation of our directors and making recommendations to our Board with respect to the adequacy and structure of compensation.
▪Maintaining sole authority to retain, terminate and approve fees and other terms of engagement of its compensation consultant and to obtain advice and assistance from internal or external legal, accounting or other advisors.

Additional Information

Additional information on the Human Resources and Compensation Committee and the role of management in setting compensation is provided below in "Executive Compensation - Compensation Discussion and Analysis."

(1)The Board has determined that all members of the Committee satisfy Nasdaq Enhanced Independence Requirements for Compensation Committee Members.

Enstar Group Limited / 15 / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

Nominating and Governance Committee

CHAIR	MEMBERS				MEETINGS HELD
IN 2022:
4

INDEPENDENCE
B. Frederick Becker	Sharon A. Beesley	Robert Campbell	W. Myron Hendry	Hitesh Patel	5 out of 5

2022 Highlights

In 2022, the Committee enhanced the Board evaluation process by implementing individual director performance reviews and supplementing the use of written questionnaires with one-on-one interviews between directors and our Board Chair. Individual performance results were considered during the director nomination process.

Primary Responsibilities
▪Establishing and overseeing the group’s organizational, governance and communication structures and confirming the operating effectiveness of each.
▪Establishing director qualification criteria; identifying individuals qualified to become directors; and reviewing any candidates proposed by directors, management or shareholders for appointment or reappointment to the Board.
▪Overseeing our Board succession planning process, and recommending annual director nominees to the Board and the Company's shareholders.
▪Reviewing the composition and function of the Board and its committees; recommending changes thereto; and recommending committee and leadership appointments to the Board.
▪Overseeing the annual evaluation of the performance and effectiveness of the Board and its committees, and making any recommendations for improvement.
▪Reviewing the composition and effectiveness of the group's material subsidiary boards, and overseeing their adherence to the group's established governance and communication frameworks.
▪Advising the Board with respect to corporate governance-related matters.

Risk Committee

CHAIR	MEMBERS			MEETINGS HELD
IN 2022:
4

INDEPENDENCE
Hitesh Patel	Susan L. Cross	Hans-Peter Gerhardt	W. Myron Hendry	4 out of 4

2022 Highlights

Under the Committee's oversight, we released our our inaugural set of formal ESG disclosures and enhanced our management of ESG risks by expanding our suite of ESG-related metrics. The Committee oversaw in-depth risk reviews of key topics (inflation and people risk) and ongoing enhancement of our Risk Appetite Framework including investment and ESG risks.

Primary Responsibilities
▪Assisting the Board in overseeing the integrity and effectiveness of the Company's Enterprise Risk Management framework.
▪Reviewing and evaluating the risks to which we are exposed, as well as monitoring and overseeing the guidelines and policies that govern the processes by which we identify, assess, and manage our exposure to risk.
▪Reviewing and monitoring our overall risk strategy and Board-approved risk appetite and overseeing any significant mitigating actions required.
▪Reviewing the Company’s forward-looking risk and solvency assessment and capital management.
▪Periodically reviewing and approving the level of risk assumed in underwriting, investment and operational activities.
▪Reviewing and monitoring the potential impact of emerging risks.
▪Overseeing the Company’s ESG risks, strategies, policies, programs and practices.

Additional Information Additional information regarding the Risk Committee and the Board's oversight of risk is provided below under the Section titled "Board Oversight of Risk" beginning on page 21.

Enstar Group Limited / 16 / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

Investment Committee

CHAIR	MEMBERS			MEETINGS HELD
IN 2022:
4

INDEPENDENCE
Robert Campbell	James Carey	Dominic Silvester	Poul Winslow	2 out of 4

2022 Highlights

The Committee assessed Enstar's strategic asset allocation against an investment market backdrop marked by persistently higher inflation and interest rates. In support of our ESG strategy, the Committee enhanced our ESG oversight policies in relation to our external asset manager monitoring process.

Primary Responsibilities
▪Determining our investment strategy.
▪Developing and reviewing our investment policies and guidelines and overseeing compliance with these guidelines and various regulatory requirements.
▪Overseeing our investments, including approval of investment transactions.
▪Reviewing and monitoring the Company’s investment performance quarterly and annually against plan and external benchmarks agreed from time to time.
▪Overseeing the selection, retention and evaluation of outside investment managers.
▪Overseeing investment-related risks, including those related to the Company's cash and investment portfolios and investment strategies.
▪Overseeing our internal investment management function.
▪Coordinating with other committees of the Board to assist with the implementation of the Company's ESG strategy.
▪Reviewing and approving the Company's use of derivatives.

Executive Committee

CHAIR	MEMBERS			MEETINGS HELD
IN 2022:
0

INDEPENDENCE
Robert Campbell	Hans-Peter Gerhardt	Dominic Silvester	Poul Winslow	3 out of 4

2022 Highlights

Because our full Board was able to meet throughout the year as needed, the Committee was not required to convene any meetings in 2022. Our Board reviewed the Committee's charter in 2022, and determined that the Committee's purpose and composition remain appropriate for the effective functioning of the Board.

Primary Responsibilities
▪To exercise the power and authority of the Board when the entire Board is not available to meet, except that the Executive Committee may not authorize the following:
–the issuance of equity securities of the Company;
–the merger, amalgamation, or other change in control transaction of the company;
–the sale of all or substantially all of the assets of the Company;
–the liquidation or dissolution of the Company;
–any transaction that, in the aggregate, exceeds 10% of the Company's total assets;
–any action that requires approval of the entire Board by the Company's Memorandum of Association or the Company's Bye-laws; or
–any action prescribed by applicable law, rule or regulation, including but not limited to those prescribed by listing rules or SEC regulations (such as those powers granted to the Compensation, Audit, and Nominating and Governance Committees and requiring independent director decisions).

Enstar Group Limited / 17 / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

BOARD AND COMMITTEE OPERATIONS

Board Leadership Structure
Our Board is supportive of objective, independent leadership for itself and each of its committees. Our Board views the active, objective, independent oversight of management as central to effective Board governance, to serving the best interests of our Company and our shareholders, and to executing our strategic objectives and creating long-term value. This support is exemplified in our Board's track record of: maintaining separate roles of Board Chair and Chief Executive Officer since 2011, appointing an independent director to serve as our Board's Chair for the last decade, and appointing independent directors to serve as chairs of each of the Board's committees for the last six years.

Independent Board Leadership
The Board is currently led by an independent director, Robert Campbell, who has served as its Chair since 2011. Our Bye-laws and Corporate Governance Guidelines permit the roles of Board Chair and Chief Executive Officer to be filled by the same or different individuals, although our Board continues to express a preference for the separation of the two roles. This flexibility allows the Board to determine whether the two roles should be combined or separated based upon our Company's evolving needs, strategy, operating environment, shareholder input, and the Board’s assessment of its leadership from time to time.
The Board believes that our shareholders are best served at this time by having an independent director serve as Chair. Our Board believes this leadership structure effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. It gives primary responsibility for the operational leadership and strategic direction of the Company to our Chief Executive Officer, while the Chair facilitates our Board’s independent oversight of management, promotes communication between senior management and our Board about issues such as company strategy and performance, leadership team development, succession planning, and executive compensation. Our Chair engages with shareholders, and supports the Board's Nominating and Governance Committee's consideration of key governance matters.
The Board recognizes, however, that no single leadership model is right for all companies at all times and that, depending on the circumstances in the future, other leadership models might be appropriate for us. In the event our Board leadership model should change and our Board Chair were to no longer be independent, our Corporate Governance Guidelines provide an established Board Chair succession plan whereby the independent members of the Board will designate an independent director to act as the Lead Independent Director with clearly delineated responsibilities to ensure a minimum level of independent Board leadership is maintained.

Enstar Group Limited / 18 / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

Duties of our Board Chair
The following table outlines the key functions and responsibilities of our Board Chair.

Board Leadership
•Presiding at meetings of the Board, including executive sessions of the independent directors
•Calling meetings of the Board
•Soliciting views and feedback from all Board members and prompting engagement

Board Priorities
•Focusing on key issues and tasks facing our Company, and on topics of interest to our Board
•Contributing to the annual performance review of the CEO, and participating in succession planning with our Human Resources and Compensation Committee

Board Culture
•Serving as a liaison between the CEO and executive management team and the Board
•Encouraging rigorous review, debate and challenge
•Providing support, advice, and feedback from our Board to the CEO while respecting executive responsibility
•Assisting our Board, Nominating and Governance Committee, and management in complying with our Corporate Governance Guidelines and promoting corporate governance best practices

Board Performance and Development
•Promoting the efficient and effective performance and functioning of our Board
•Consulting with our Nominating and Governance Committee on our Board's annual self-evaluation
•Preparing improvement plans to address areas identified during self-evaluation process and monitor progress
•With our Nominating and Governance Committee, consulting in the identification and evaluation of director candidates' qualifications and consulting on committee membership and committee chairs

Board Meetings
•Planning, reviewing, and approving meeting agendas for our Board
•Approving meeting schedules to provide for sufficient time for discussion of agenda items
•Advising the CEO and management of the information needs of our Board
•Developing topics of discussion for executive sessions of our Board

Shareholders and Other Stakeholders
•Consulting and directly communicating with shareholders and other key constituents, as appropriate
•Leading annual shareholder engagement program to discuss executive compensation and corporate governance matters
•Being available for communication with our primary regulators (with or without management present) to discuss the appropriateness of our Board’s oversight of management and our Company

Director Attendance at Meetings
We expect our directors to attend our annual general meeting of shareholders as well as all meetings of the Board and each committee on which they serve, absent extraordinary circumstances. In 2022, our Board held five meetings and its committees held 24 meetings in aggregate, for a combined total of 29 Board and committee meetings. No incumbent director attended fewer than 75% of the total number of Board and applicable committee meetings held during the year ended December 31, 2022, in each case during the period that such director served.

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In addition, all directors serving on our Board at the time of our 2022 annual general meeting of shareholders attended the meeting.
Our independent directors also meet privately in executive session led by the Board Chair on a regular basis without our CEO or other members of management present.

Director Orientation and Continuing Education
We have a comprehensive orientation program for all new directors. This orientation program includes one-on-one meetings with senior management, visits to our headquarters when possible, and extensive written materials to familiarize new directors with our business, financial performance, strategic plans, director and executive compensation programs, and corporate governance policies and practices.
We also offer continuing education to assist directors in enhancing their skills and knowledge to better perform their duties and to recognize, and deal appropriately with, issues that may arise. These programs may be part of regular Board and committee meetings or provided by qualified third parties on various topics. In addition, the Company pays for all reasonable expenses for any director who wishes to attend an external director continuing education program approved by the Board's Chair.

Board and Committee Evaluations
The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance and Board effectiveness. Under the leadership of, and in consultation with, Board and committee Chairs, the Nominating and Governance Committee oversees the annual Board and committee evaluation process as well as the development and monitoring of any remediation plans.

Evaluation Process and Incorporation of Feedback
Our Board and each of its committees conduct separate annual self-evaluations. Each director evaluates the Board, the committees on which he or she serves, and individual director performance. Our annual evaluations typically cover areas such as: Board and committee efficiency and overall effectiveness; Board and committee composition and structure; performance of Board and committee leadership; director performance; strategic and performance abilities; Board and committee interaction with management; and quality of Board and committee meetings and materials. An overview of our annual Board and committee evaluation process is described below.

Determine Scope, Focus Areas, and Format
The formal self-evaluation may be in the form of written or oral questions administered by Board members, management, or third parties. Each year, our Nominating and Governance Committee, with input from Board and committee Chairs, discusses and considers the appropriate approach, including areas of focus, scope and format, and approves the selected evaluations.

Conduct Evaluation
Members of our Board and each of its committees participate in the formal evaluation process, responding to questions designed to elicit information to be used in improving Board and committee effectiveness and individual director performance. In 2022, our Board evaluation was administered via written questionnaires supplemented by one-on-one interviews between each director and the Board Chair.

Review Feedback	Director feedback solicited from the formal self-evaluation process is discussed during Board and committee meetings and, where appropriate, addressed with individual directors and/or management.
Respond to Director Input	In response to feedback from the evaluation process, our Board and committees work to improve the effectiveness of their policies, processes, and procedures. Recent examples include enhancements to meeting materials and agenda topics, committee responsibilities, committee reports to the Board, the Board evaluation process, director on-boarding, director continuing education, and management interaction.

Enstar Group Limited / 20 / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters
BOARD OVERSIGHT OF RISK MANAGEMENT

Risk Management
Inherent in the Board’s responsibilities is an understanding of and effective oversight over the various risks facing the Company. The Board does not view risk in isolation. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk taking is essential for the Company to be competitive on a global basis and to achieve the Company’s long-term strategic objectives. Ensuring appropriate governance structures, processes and procedures are in place to provide for effective risk management that is aligned with strategy and embedded throughout our operations is fundamental to the Board. This facilitates:
▪understanding critical risks in the Company’s business and strategy;
▪allocating responsibilities for risk oversight among the full Board and its committees;
▪evaluating the Company’s risk management processes and whether they are functioning adequately;
▪facilitating open communication between management and Directors; and
▪fostering an appropriate culture of integrity and risk awareness.

Our Risk Governance Documents
We are committed to responsible and rigorous risk management and through a comprehensive approach with a defined Enterprise Risk Management Framework ("ERM Framework") and Risk Appetite Framework (collectively, our "ERM Program"). Management and the Board regularly review the ERM Framework and Risk Appetite Framework to promote continuous enhancement and improvement. The ERM Framework sets forth roles, responsibilities, and accountability for the management of risk and describes how our Board oversees the establishment of our risk appetite, including both quantitative limits and qualitative statements and objectives for our activities. This framework of objective, independent Board oversight and management’s robust risk management better enables us to serve our clients, deliver long-term value for our shareholders, and achieve our strategic objectives.
Our ERM Framework serves as the foundation for consistent and effective risk management. It outlines the key risks that our Company faces: strategic risk, capital adequacy risk, acquisition/transaction risk, reserving risk, investment risk, liquidity risk, foreign exchange risk, credit/counterparty risk, operational risk, regulatory risk, tax risk, and ESG risk. It describes components of our risk management approach, including our culture of effectively managing risk, risk appetite, risk management processes, and risk management governance structure.
Our Risk Appetite Framework defines the aggregate levels and types of risk our Board and management believe appropriate to achieve our Company’s strategic objectives and business plans.

Our Risk Governance Structure
The Board, with the assistance of its committees, reviews and oversees our ERM Program, including management's implementation of the same. Our risk governance structure is designed to complement our Board’s commitment to maintaining an objective, independent Board and committee leadership structure, and to fostering integrity over risk management throughout our Company.
A summary of our risk governance structure is set out below. Further details of our Company’s risk management policies, practices and framework are described in "Item. 1 Business - Enterprise Risk Management" of our Annual Report on Form 10-K for the year ended December 31, 2022.

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Board of Directors

Our Board provides objective, independent oversight of risk and:

▪Receives regular updates from our Risk Committee and other Board committees, providing our Board with integrated, thorough insight about how our company manages risk.

▪Receives regular risk reporting from management including a report that provides updates on how key and emerging risks are being identified, assessed and mitigated. This includes comprehensive independent risk reviews of strategic initiatives (e.g. acquisitions).

▪Periodically holds stand-alone sessions at (and between) Board meetings to discuss the risks that are considered prevailing or urgent, including those identified in management’s report on key risks. Examples of key risk stand-alone discussion topics include risks related to information security, cybersecurity, sustainability, and human capital management (including diversity, equity and inclusion).

▪Oversees senior management’s development and implementation of our ERM Framework, our Risk Appetite Framework, and our capital, strategic, and financial operating plans.

▪Oversees directly and through committees our financial performance, execution against capital, strategic, and financial operating plans, compliance with risk appetite parameters, and the adequacy of internal controls, each of which our management monitors.

▪Directly oversees legal and compliance risk, and regularly receives updates from management on legal and compliance risk-related matters such as those arising from litigation.

▪Considers risk when reviewing material transactions and in connection with strategic planning and other matters.

▪Reviews and approves our ERM Framework and Risk Appetite Framework annually or more frequently in connection with material changes in the Company's risk profile.

Risk Committee

Our Risk Committee has primary committee responsibility for overseeing the ERM Framework, our overall risk appetite, and material risks facing our company. The Committee regularly receives updates from management on risk-related matters and risk reporting from management and management risk committees, including a report that addresses and provides updates on key and emerging risks. The Committee also oversees senior management’s development of our ERM Framework and Risk Appetite Framework, and management’s alignment of our risk profile to our capital, strategic and operating plans. In addition, our Risk Committee approves our ERM Framework and Risk Appetite Framework on an annual basis and recommends them to the Board for approval.

Audit Committee

Our Audit Committee oversees the Company's internal controls over financial reporting. The Committee receives direct reports on internal controls from the Company’s Internal Audit leadership, who meets with the Committee on a quarterly basis and maintains an open dialogue with the Committee's Chair.

Human Resources and Compensation Committee

Our Human Resources and Compensation Committee oversees the development of our compensation policies and practices, which are designed to balance risk and reward in a way that does not encourage unnecessary or excessive risk-taking by our employees. The Committee also oversees and supports the Board in management succession planning.

Nominating and Governance Committee

Our Nominating and Governance Committee provides additional risk management oversight for corporate governance matters, including with respect to reviewing Board and Committee composition, and the Company’s relations with shareholders.

Investment Committee

Our Investment Committee provides additional risk management oversight for investment risk. The Committee regularly evaluates and tests the Company's investment portfolio and investment strategies under various stress scenarios, oversees compliance with investment guidelines (which assists the Company in monitoring its investment-related risks), and it monitors and evaluates the Company's internal investment management department and external investment managers.

Role of Management

While the Board and its committees oversee the ERM Program, the Company's Risk Management function, headed by the Group Chief Risk Officer ("CRO"), is responsible for designing and operationalizing the various components of the ERM Framework throughout the group. The Company has robust internal processes and an effective internal control environment that facilitates the identification and management of risks and regular communication with the Board. This includes an enterprise risk management system utilizing a 'Three Lines Model' with the first line comprising management designed and owned processes and controls, the second line comprising various risk, controls and compliance oversight functions established by management, and the third line comprising independent assurance from our Internal Audit function. Management communicates routinely with the Board, Board committees and individual directors on the significant risks identified and how they are being managed. To ensure independence, our CRO reports to the CEO and has direct access to the Chair of our Risk Committee. Additionally, our CRO participates in Board, Risk Committee, Audit Committee, and Investment Committee meetings. Our Head of Internal Audit also reports directly to the Audit Committee.

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Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

Selected Areas of Oversight

SPOTLIGHT ON: INTERNAL CONTROLS AND PROCEDURES

The Board’s risk governance framework supports the Audit Committee’s oversight of the Company’s internal controls and procedures. Our internal control system is supported by a program of internal audits and appropriate reviews, written policies and guidelines, and compliance training.

SPOTLIGHT ON: INFORMATION SECURITY

The Board, directly and through the Risk Committee, also maintains oversight over information security and cybersecurity risk. The Risk Committee receives and provides feedback on updates from management each quarter regarding information security and cybersecurity governance processes, the status of projects to strengthen internal information security and cybersecurity and also discuss any significant information or cyber incidents, including recent incidents throughout the industry and the emerging threat landscape.

SPOTLIGHT ON: ENVIRONMENT

The Risk Committee oversees the management of long-term risks posed by climate change, including specific actions performed or to be performed to address the risks that climate changes poses to the Company. In addition, the Risk Committee reviews our sustainability programs and goals related to determining and reducing our climate impact in our operations and monitors our progress toward achieving such goals.

SPOTLIGHT ON: HUMAN CAPITAL MANAGEMENT

The Board is actively engaged in overseeing senior management development and succession as well as the Company’s key human capital management strategies. The Human Resources and Compensation Committee oversees succession planning, talent optimization initiatives, HR strategy, incentive compensation, and progress related to diversity, equity and inclusion. The Nominating and Governance Committee oversees director succession planning. Both committees provide reports and feedback to the full Board for its collective review and discussion.

Enstar Group Limited / 23 / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

Enstar has long emphasized corporate responsibility. Engagement with our shareholders has demonstrated that, although interest in ESG issues has existed for quite some time, there is a growing trend towards greater oversight, integration and reporting by companies on these issues. Many of the shareholders have expressed an interest in learning more about our ESG initiatives. We have placed increased emphasis on the importance of ESG to deliver the Company’s strategy for the benefit of its shareholders while recognizing our role in the wider community, and providing stakeholders with regular and transparent reporting regarding the Company's ESG impacts. We are in the process of publishing our second annual ESG Report, Sustainability (SASB) Report, and Climate Change (TCFD) Report, and our inaugural Diversity, Equity, and Inclusion ("DEI") Report. These disclosures will reflect the continuing progress of our ESG journey. For more information regarding our ESG initiatives and related matters or to obtain copies our annual ESG reports, please visit the “Sustainability” section of our corporate website.

ESG Strategy
Enstar's ESG strategy is informed by a materiality assessment, and focused on three primary areas:

Addressing Climate Change Understand and mitigate the three major types of climate risk which may affect the sustainability of our business including insurance contracts we may assume.

l
Sustainable
Investing

Explore and improve the sustainable impact of our investment activities while maintaining our objective of obtaining the highest possible level of risk-adjusted investment returns consistent with the preservation of capital, liquidity, and prudent diversification.

Developing our Human Capital
f

Support a diverse, equitable and inclusive workforce to become an employer of choice that draws strength, opportunities, and financial growth from the diversity of our workforce.

2022 ESG Highlights
Select achievements from our 2022 ESG program are highlighted below:

We strengthened our ESG reporting and risk management processes and are in the process of publishing our inaugural DEI Report.	We baselined our greenhouse gas emissions, allowing us to track, manage and work towards reducing them over time.	We recruited our first Head of ESG to continue driving our ESG strategy forward.	s We developed a long-term DEI vision, mission, and strategy, complete with five-year objectives across five strategic pillars.

Enstar Group Limited / 24 / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

CODE OF CONDUCT

We have adopted a Code of Conduct that applies to all of our directors and employees, including all senior executives and financial officers. A copy of our Code of Conduct is available on our website at http://www.enstargroup.com/corporate-governance by clicking on "Code of Conduct."
In addition, any shareholder may receive a copy of the Code of Conduct or any of our committee charters in print, without charge, by contacting Investor Relations at Enstar Group Limited, P.O. Box HM 2267, Windsor Place, 3rd Floor, 22 Queen Street, Hamilton HM JX, Bermuda. We intend to post any amendments to our Code of Conduct on our website. In addition, we intend to disclose any waiver of a provision of the Code of Conduct that applies to our senior executives and financial officers by posting such information on our website or by filing a Form 8-K with the SEC within the prescribed time period. No such waivers currently exist.

SHAREHOLDER ENGAGEMENT AND COMMUNICATIONS WITH OUR BOARD

Shareholder Engagement
In an effort to continuously augment our corporate governance and compensation processes and communications, we participate in annual engagements with our diverse shareholder base in an effort to foster long-term relationships with all of our investors and maintain channels for open communication as a means of sharing two-way feedback.
In addition, we consistently seek feedback from the investment community to share with our management team and Board to deepen their understanding of shareholder concerns.

Shareholder Engagement Cycle

Summer	Fall	Winter	Spring

•Hold annual shareholder meeting which is conducted virtually and easily accessible to all shareholders given our location in Bermuda. •Board reviews vote outcomes of annual shareholder meeting.
•Board considers potential corporate governance or executive compensation changes.
•Consider potential topics of discussion in preparation for annual shareholder engagement and proxy advisor meetings.
•On occasion, we may engage with certain shareholders or proxy advisory firms off-cycle.

•We use the feedback from discussions with shareholders and proxy advisors in considering changes to governance and compensation practices.
•Launch formal annual engagement program targeting shareholders that hold approximately     1% or more of our outstanding voting shares and proxy advisory firms to engage in discussions about our governance and compensation practices.
•Publish proxy statement and disclosure based on shareholder and proxy advisor feedback. •Begin preparations for annual shareholder meeting.

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Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

Shareholder Engagement in Practice
Led by our Board Chair (Mr. Campbell) and the Chair of both the Human Resources and Compensation Committee and the Nominating and Governance Committee (Mr. Becker), we spoke with several shareholders in 2023 representing approximately 38% of our outstanding voting ordinary shares as of December 31, 2022 and invited conversations with additional significant shareholders representing approximately 9% of our outstanding voting ordinary shares, who advised that they did not feel a need to meet with us this year. We also spoke to two major proxy advisory firms. Directors whose firms represent an additional 14% of our outstanding voting ordinary shares as of December 31, 2022 are actively involved in our Board's oversight of compensation and governance matters, and were not included in the engagement program.
Topics discussed in engagement meetings with shareholders typically include governance practices, board composition and effectiveness, executive compensation, and our ESG program. The results of our shareholder engagement program are shared with the Board, our Human Resources and Compensation Committee, and our Nominating and Governance Committee.
Further details regarding our shareholder engagement program and actions taken by the Company in response to shareholder feedback may be found under "Executive Compensation - Compensation Discussion & Analysis - Results of Shareholder Vote on Compensation and Shareholder Engagement" beginning on page 35.

Communications with the Board

Shareholders and other interested parties may send written communications directed to the Board, a committee of the Board, the Board's Chair, a committee Chair, independent directors as a group or an individual director, by mail to the address specified in this section. The notice may specify whether the communication is directed to the entire Board, to the independent directors, or to a particular Board committee or individual director.	Enstar Group Limited Attention: Corporate Secretary P.O. Box HM 2267 Windsor Place, 3rd Floor 22 Queen Street Hamilton HM JX Bermuda

Our Corporate Secretary's office will review any communications sent to the Board and provide the Board with a summary and copies of communications that relate to the functions of the Board or a Board committee or that otherwise warrant Board attention. In addition, the Office of the Corporate Secretary may forward certain communications only to the Board's Chair, the Chair of the relevant Board committee or the individual Board member to whom a communication is directed. Concerns relating to the Company’s accounting, internal accounting controls or auditing matters will be referred directly to members of the Audit Committee. Those items that are unrelated to the duties and responsibilities of the Board or its committees may not be provided to the Board by the Office of the Corporate Secretary, including, without limitation, business solicitations, advertisements and surveys; requests for donations and sponsorships; job referral materials such as resumes; unsolicited ideas and business proposals; and material that is determined to be illegal or otherwise inappropriate.

Enstar Group Limited / 26 / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

OUR EXECUTIVE OFFICERS

Management of the Company is led by our executive officers. The following table presents information regarding our executive officers as of the date of this proxy statement.

Dominic Silvester Chief Executive Officer

Biographical Information
Dominic Silvester has served as a director and the Chief Executive Officer of the Company since its formation in 2001. In 1993, Mr. Silvester began a business venture in Bermuda to provide run-off services to the insurance and reinsurance industry. In 1995, the business was assumed by Enstar Limited, which is now a subsidiary of the Company, and for which Mr. Silvester has since then served as Chief Executive Officer. Prior to co-founding the Company, Mr. Silvester served as the Chief Financial Officer of Anchor Underwriting Managers Limited from 1988 until 1993.

Officer Since: 2001	Age: 62

Orla Gregory President

Biographical Information
Orla Gregory was appointed President in March 2023. She previously served as Chief Financial Officer in from September 2021 to March 2023 and served as our Chief Operating Officer since 2016. Since joining us in 2003, Ms. Gregory has held increasingly senior roles, including Chief Integration Officer from 2015 to 2016, Executive Vice President of Mergers and Acquisitions of our subsidiary, Enstar Limited, from 2014 to 2015, Senior Vice President of Mergers and Acquisitions from 2009 to 2014, and Financial Controller from 2003 to 2009. Ms. Gregory previously served as a Financial Controller of Irish European Reinsurance Company Ltd. in Ireland, an Investment Accountant with Ernst & Young Bermuda, and as a Financial Accountant for QBE Insurance & Reinsurance (Europe) Limited.

Officer Since: 2015	Age: 49

Nazar Alobaidat Chief Investment Officer

Biographical Information
Nazar Alobaidat joined Enstar as Chief Investment Officer in 2016. He formerly served as Managing Director and CIO of AIG Property Casualty's U.S., Canada and Bermuda regions and was with AIG from 2009-2016. Prior to that, he served as Vice President within the investment banking division of Lehman Brothers and Barclays Capital, specializing in derivatives and financing transactions for corporate clients of the investment bank. He previously served in the capital markets group of Deloitte from 2001-2006. Mr. Alobaidat is a Certified Public Accountant with a master's degree from the University of Florida.

Officer Since: 2019	Age: 45

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Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

Paul Brockman Chief Operating Officer and Chief Claims Officer

Biographical Information
Paul Brockman was appointed Chief Operating Officer in March 2023 and continues in his role as Chief Claims Officer, a position he has held since September 2020. He previously served as the President and Chief Executive Officer of Enstar (US) Inc. ("Enstar US") from July 2016 to September 2020. He served as President and Chief Operating Officer of Enstar US from November 2014 to July 2016. From October 2012 to November 2014, he served as Senior Vice President, Head of Commutations for Enstar US. Before joining Enstar US, he worked as Head of Reinsurance for Resolute Management Services UK Ltd. in its London office from April 2007 to October 2012 and, from April 2001 to April 2007, he worked as Manager of Reinsurance Cash Collection and Debt Litigation within the reinsurance asset division of Equitas Management Services Ltd in London.

Officer Since: 2016	Age: 50

Audrey Taranto General Counsel

Biographical Information
Audrey Taranto has served as General Counsel since February 2019. From June 2017 to February 2019, she served as Group Head of Legal and from to April 2012 to June 2017 as SVP, Securities Counsel. She continues to serve as the Company’s Corporate Secretary, a position she has held since 2012. Prior to 2012, she was Senior Counsel and Assistant Corporate Secretary at Cigna Corporation and an Associate in the corporate department of Drinker Biddle & Reath LLP.

Officer Since: 2020	Age: 43

Matthew Kirk Chief Financial Officer

Biographical Information
Matthew (Matt) Kirk was appointed Chief Financial Officer in March 2023. He joined Enstar in April 2020 as Group Treasurer and Head of Capital Management and he was responsible for raising and efficiently allocating capital across the Group. In addition, Mr. Kirk leads our Investor Relations function, driving all investor and rating agency communications. Previously, Mr. Kirk held executive roles at Sirius International Insurance Group, including Group Treasurer and Head of Investor Relations, and President, Managing Director of Sirius Investment Advisors. Mr. Kirk was also an Assurance and Business Advisory Manager at Arthur Andersen. Mr. Kirk holds a B.S. in Accounting from the University of Delaware and an MBA from Columbia University. He is also a Certified Public Accountant (inact).

Officer Since: 2022	Age: 49

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David Ni Chief Strategy Officer

Biographical Information
David Ni was appointed Chief Strategy Officer in May 2022.  He joined Enstar and served as Executive Vice President, Mergers & Acquisitions from 2019.  Prior to joining Enstar, Mr. Ni spent his career as an investment banker working in the U.S. and in Asia, and was a Managing Director at Deutsche Bank with responsibility for leading M&A in financial services. Prior to that, he was with Goldman Sachs for more than 10 years covering the financial services sector. Mr. Ni graduated with a Bachelor’s degree from Harvard.

Officer Since: 2022	Age: 39

Laurence Plumb Chief of Business Operations

Biographical Information
Laurence Plumb was appointed Chief of Business Operations in May 2022, having joined Enstar in April 2020 as Director of Operational Performance. Previously, Mr. Plumb worked in Financial Services in London for more than 13 years, focused on Financial Planning and Analysis and Capital Management at the Global Health Insurer BUPA and at RSA Insurance Group. He trained in Deloitte's Insurance and Investment Management Audit Practice and is a Fellow Chartered Accountant (FCA) of the Institute of Chartered Accountants in England and Wales (ICAEW). Mr. Plumb graduated with a Master's degree in Modern Languages from Cambridge University.

Officer Since: 2022	Age: 39

Seema Thaper Group Chief Risk Officer

Biographical Information
Seema Thaper was appointed Group Chief Risk Officer in September 2021. She joined Enstar in July 2019 as Deputy Chief Transaction Actuary and served as the Chief Transaction Actuary from January 2020 to September 2021. Prior to joining Enstar, Ms. Thaper was a Director in Deloitte's Actuarial Insurance practice leading the UK General Insurance Actuarial Advisory team. With more than 15 years of consulting experience before joining Enstar, Ms. Thaper's work has spanned across a broad cross section of the P&C Insurance market. Ms. Thaper is a Fellow of the Institute and Faculty of Actuaries.

Officer Since: 2022	Age: 42

Enstar Group Limited / 29 / 2023 Proxy Statement	Table of Contents

Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters
DIRECTOR COMPENSATION

Our Human Resources and Compensation Committee is responsible for periodically reviewing and making recommendations to our Board regarding all matters pertaining to compensation paid to directors for Board, Board leadership and committee service. The Human Resources and Compensation Committee conducts a comprehensive review of non-employee director compensation biennially. Directors who are employees of the Company receive no fees for their services as directors.
In making non-employee director compensation recommendations, the Human Resources and Compensation Committee takes various factors into consideration, including, but not limited to, the responsibilities of directors and committee members generally, the responsibilities of Board and committee chairs, and the amount of compensation paid to directors by comparable companies. The charter of the Human Resources and Compensation Committee also authorizes the Committee to engage and work with our independent compensation consultant in connection with its review and analysis of director compensation, if and when it deems appropriate. The Board reviews the recommendations of the Human Resources and Compensation Committee and determines the form and amount of director compensation.
Effective January 1, 2022, we revised the structure and amounts of our director retainer fees and removed meeting fees following a comprehensive review completed by the Human Resources and Compensation Committee during 2021.

Annual Director Compensation Program
In 2022, our director compensation program included:
▪a retainer payable quarterly for non-employee directors, and additional retainers payable quarterly for the Chairman of the Board, committee chairs and committee members; and
▪an equity retainer payable annually in the form of restricted ordinary shares with a one-year vesting period for non-employee directors and the Chairman of the Board.
Our director, Board leadership and committee retainer fees in place as of December 31, 2022 are set forth below. Committee retainer fees differ due to workload and composition of each committee and are periodically evaluated by the Human Resources and Compensation Committee.

2022 Retainer Fees(1)	Annual Amounts Payable
Non-Employee Directors(2)	$200,000
Chairman of the Board(3)	$350,000
Audit Committee Chair	$35,000
Audit Committee Member	$15,000
Human Resources and Compensation Committee Chair	$25,000
Human Resources and Compensation Committee Member	$10,000
Risk Committee Chair	$20,000
Risk Committee Member	$10,000
Investment Committee Chair	$15,000
Investment Committee Member	$10,000
Nominating and Governance Committee Chair	$15,000
Nominating and Governance Committee Member	$8,000
(1)Committee Member retainer fees are not payable to the chair of such committee or any member who is an employee of the Company.
(2)The Non-Employee Director retainer fee is payable to all non-employee directors other than the Chairman of the Board. The Non-Employee Director retainer fee is payable half in cash and half in restricted ordinary shares subject to a one-year vesting period.
(3)The Chairman of the Board retainer fee is is payable half in cash and half in restricted ordinary shares subject to a one-year vesting period.

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Deferred Compensation Plan
The Amended and Restated Enstar Group Limited Deferred Compensation and Ordinary Share Plan for Non-Employee Directors (the "Deferred Compensation Plan") provides each non-employee director with the opportunity to elect (i) to defer receipt of all or a portion of his or her cash or equity compensation until retirement or termination and (ii) to receive all or a portion of his or her cash compensation for services as a director in the form of our ordinary shares instead of cash.
Non-employee directors electing to defer compensation have such compensation converted into share units payable as a lump sum distribution after the director leaves the Board. The lump sum share unit distribution is made in the form of ordinary shares, with fractional shares paid in cash. Non-employee directors electing to receive compensation in the form of ordinary shares receive whole ordinary shares (with any fractional shares payable in cash) as of the date compensation would otherwise have been payable. A director's participation in the Deferred Compensation Plan does not affect the vesting schedule of the equity portion of the retainer fees described above.

Director Compensation Table
The following table summarizes the 2022 compensation of our non-employee directors who served during the year.

Name	Fees Earned or Paid in Cash(1)(2)	Stock Awards(3)	Total
Robert Campbell	$251,250	$175,000	$426,250
B. Frederick Becker	$160,750	$100,000	$260,750
Sharon A. Beesley	$111,000	$100,000	$211,000
James Carey(4)	$114,500	$100,000	$214,500
Susan L. Cross	$129,750	$100,000	$229,750
Hans-Peter Gerhardt	$124,500	$100,000	$224,500
W. Myron Hendry	$122,250	$100,000	$222,250
Hitesh Patel	$148,750	$100,000	$248,750
Poul Winslow(5)	$125,750	$83,333	$209,083
(1)Director fees listed in this column may be deferred by directors under the Deferred Compensation Plan.
(2)Share units (rounded to the nearest whole share) acquired in lieu of the cash compensation portion of director retainer fees for 2022 under the Deferred Compensation Plan were as follows: (a) Mr. Campbell — 1,141 units; (b) Mr. Carey — 520 units; and (c) Mr. Patel — 540 units. Total share units under the Deferred Compensation Plan held by directors as of the record date are described in the footnotes to the Principal Shareholders and Management Ownership table. Mr. Gerhardt received 563 ordinary shares in lieu of fees earned in cash for 2022.
(3)This column lists the aggregate grant date fair value of Enstar restricted ordinary shares awarded to directors as part of their Board retainer and Chairman of the Board retainer, computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718. The value of the restricted ordinary shares is determined based on the closing price of our ordinary shares on the grant date. For information on the valuation assumptions with respect to awards made, refer to Note 21 to our consolidated financial statements for the year ended December 31, 2022, as included in our Annual Report on Form 10-K for the year ended December 31, 2022. The amounts above reflect the grant date fair value for these awards, excluding the accounting effect of any estimate of future forfeitures, and do not necessarily correspond to the actual value that might be recognized by the directors. Restricted ordinary shares are subject to a one-year vesting period and are forfeited in their entirety if a director leaves the Board prior to the vesting date. Restricted ordinary share awards listed in this column may be deferred by directors under the Deferred Compensation Plan in the form of restricted share units, subject to the same one-year vesting period ("RSUs"). The number of restricted ordinary shares or RSUs (rounded to nearest whole share) acquired by our directors during 2022 was as follows: (a) Mr. Campbell — 667 RSUs; (b) Mr. Becker — 381 restricted ordinary shares; (c) Ms. Beesley – 381 restricted ordinary shares; (d) Mr. Carey – 381 RSUs; (e) Ms. Cross – 381 restricted ordinary shares; (f) Mr. Gerhardt — 381 restricted ordinary shares; (g) Mr. Hendry — 381 RSUs; (h) Mr. Patel — 381 RSUs; and (i) Mr. Winslow — 379 restricted ordinary shares. Fractional amounts are payable in cash at the time of vesting. Total restricted ordinary shares and RSUs held by directors as of the record date are described in the footnotes to the Principal Shareholders and Management Ownership table.
(4)Mr. Carey holds fees accrued for his service as a director solely for the benefit of Stone Point Capital, of which he is a Managing Director.
(5)Pursuant to the terms of his employment with Canada Pension Plan Investment Board ("CPP Investments") and for such time as he was employed by CPP Investments, cash fees earned by Mr. Winslow were paid directly to CPP Investments, and he waived his equity retainer fee. Mr. Winslow retired from CPP Investments effective May 2, 2022, and as of June 1, 2022, cash fees and equity retainers earned by Mr. Winslow were payable directly to him.

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Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

Executive
Compensation

Proposal 2:
Advisory Vote to Approve Executive Compensation

WHAT AM I VOTING ON?

Shareholders are being asked to approve, on an advisory basis, the compensation of the Named Executive Officers as described in the Compensation Discussion and Analysis beginning on page 33 and the Executive Compensation Tables beginning on page 51.

The Board recommends a vote FOR the advisory vote to approve executive compensation

We hold an advisory vote on our executive compensation each year. Accordingly, we are asking our shareholders to cast an advisory vote to approve the compensation of our executive officers as disclosed in this proxy statement.
Before you vote, we urge you to read the Compensation Discussion and Analysis and the Executive Compensation Tables sections of this proxy statement for additional details on our executive compensation, including its governance, framework, components, and the compensation decisions for our executive officers for 2022.
As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, the Board values the opinions of our shareholders, and will, as it did last year, carefully consider the outcome of the vote when making future decisions on the compensation of our executive officers and our executive compensation principles, policies and procedures.
We ask our shareholders to approve the compensation of our executive officers by voting "FOR" the following resolution:
"RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the executive officers, as disclosed in the Company’s proxy statement for the 2023 Annual General Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."

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COMPENSATION DISCUSSION AND ANALYSIS

Company Performance
In 2022, the Company successfully acquired $2.7 billion of incremental liabilities, including the industry’s third largest loss portfolio transfer agreement with Aspen Insurance Holdings. Our Run-off Liability Earnings of $756 million in 2022 were driven by our ability to consistently drive better outcomes through claims management. However, our investment portfolio was impacted by the combination of interest rate increases, widening credit spreads and equity market declines, which drove us to incur a net loss attributable to Enstar ordinary shareholders of $906 million for 2022, largely due to net realized and unrealized investment losses of $1.6 billion. This result created a 25.2% decrease in our book value per share and return on equity of (15.6)%. As of December 31, 2022, our book value per share was $246.20. Despite the challenging financial result, the Company delivered on many key operational initiatives and is well-positioned for 2023.
The graphs below show our performance versus the peer median in growth in book value per common share (compounded annually) during the three- and one-year periods ended December 31, 2022 and return on equity for the same time periods. Although relative performance metrics are not built into our incentive programs because of the unique nature of our business (as described in "- Peer Group" below), our Human Resources and Compensation Committee (the "Compensation Committee") monitors our performance versus our peers for background information purposes.
*Source: Publicly filed financial information for peer company data. Peer group includes the companies selected as our peers by our Human Resources and Compensation Committee, as described in "- Peer Group."

Management Team
During 2022, our principal executive officer, principal financial officer, and three most highly compensated executive officers were:
•Dominic Silvester - Chief Executive Officer ("CEO") and co-founder;
•Paul O'Shea - President and co-founder;
•Orla Gregory - Chief Financial Officer ("CFO");
•David Ni - Chief Strategy Officer ("CSO"); and
•Paul Brockman - Chief Claims Officer ("CCO").
On July 1, 2022, Paul O'Shea notified us of his intent to resign as President on March 1, 2023, and we entered into a letter agreement with Mr. O'Shea on July 6, 2022 (the "Letter Agreement") setting out his retirement terms. Following Mr. O'Shea's retirement and effective March 2, 2023: (i) Orla Gregory was appointed as President; (ii) Matthew Kirk, previously the Company's Treasurer, was appointed as CFO; and (iii) Paul Brockman was appointed as our Chief Operating Officer. Mr. Brockman continues to serve as our Chief Claims Officer and Mr. O'Shea remains on our Board.
Contributions of each of the executive officers in 2022 are described more fully in this Compensation Discussion and Analysis ("CD&A").

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Objectives of our Executive Compensation Program
Our Compensation Committee is responsible for establishing the philosophy and objectives of our compensation program, designing and administering the various elements of our compensation program, and assessing the performance of our executive officers and the effectiveness of our compensation program.
We operate in an extremely competitive and rapidly evolving industry, and we believe that the skill, talent, judgment, and dedication of our executive officers are critical to increasing the long-term value of our company. In recent years, we have seen new entrants into the run-off business as well as increased competition in the broader market for talent. In its 2022 Global Insurance Run-Off Survey, PwC estimates that approximately $10 billion of new capital has entered the non-life run-off market in the last three years. Retaining and properly incentivizing our key executives and employees in this competitive environment is a priority for the Board and the Compensation Committee.
We therefore strive to maintain an executive compensation program that will:
▪incentivize performance consistent with clearly defined corporate objectives;
▪align our executives’ long-term interests with those of our shareholders;
▪competitively compensate our executives; and
▪retain and attract qualified executives to drive our long-term success.
We have long identified growing our book value per share and return on equity as our key corporate objectives, and we believe that long-term growth in book value and consistent returns on equity are important measures of our financial performance. Success in delivering on these measures is driven primarily by growth in our net earnings, which is in turn driven in large part by: (i) successfully pricing and completing new run-off transactions; (ii) effectively managing claims to generate run-off liability earnings; (iii) effectively managing our investments to deliver attractive risk-adjusted returns; and (iv) prudently managing our capital.

2022 Financial Metrics
For 2022, we used several financial metrics in our annual and long-term incentive compensation programs, which include: (i) Adjusted Return on Equity ("Adjusted ROE"), (ii) three-year growth in Adjusted Book Value per Share ("Adjusted BVPS"), and (iii) three-year average Adjusted ROE. Adjusted ROE and Adjusted BVPS are non-GAAP financial measures that we disclose for investors to use in evaluating the performance of our business. For a complete description of these financial measures refer to Appendix A - "Non-GAAP Financial Measures."

Roles of Executive Officers
The Compensation Committee makes compensation determinations for all of our executive officers. As part of the determination process, Mr. Silvester, our CEO, assesses our overall performance and the individual contribution of each member of the executive leadership team. On an annual basis, he reviews the prior year’s compensation and presents recommendations for salary adjustments and annual incentive awards for each executive officer, taking into consideration each executive's achievement of his or her operational performance objectives. The Compensation Committee meets in executive session without Mr. Silvester to evaluate his recommendations, review the performance of all of the executive officers, discuss CEO compensation, and make final compensation decisions.
Ms. Gregory, our President, attends portions of the meetings of our Compensation Committee to provide information relating to our financial results and plans, performance assessments of our executive officers, human resources strategies and other personnel-related data, and she supports Mr. Silvester in preparing recommendations to the Compensation Committee.

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Results of Shareholder Vote on Compensation and Shareholder Engagement
At last year's annual general meeting held on June 1, 2022, our shareholders approved the compensation of our executive officers with 75% of the total votes cast in favor of the proposal. The Compensation Committee strives for a higher level of shareholder approval, and we increased our engagement efforts in 2022 to understand shareholder concerns and increase the dialogue between shareholders and our Compensation Committee members.
We have a long-standing shareholder outreach program where we routinely interact with shareholders and two major proxy advisory firms on a number of matters, including executive compensation. We have taken, and continue to take, the feedback we receive from our shareholders and advisory firms into account in making compensation decisions and designing future compensation programs. The timing, structure, and participants of our shareholder engagement program are detailed in "Corporate Governance - Shareholder Engagement" above.
Specific shareholder comments relating to compensation practices and the Compensation Committee's responses are set forth below.

Shareholder Comment	Compensation Committee Action / Rationale
Demonstrate Enstar's shareholder responsiveness	The following summarizes feedback received and the Compensation Committee's response.
Explain rationale for use of LTI awards that are not expected to be part of an annual grant cycle
The CD&A summarizes the rationale for long-term equity incentive ("LTI") award practices, including those executives who receive LTI awards once every three years, primarily for legacy reasons, and an executive who received a retention based RSU award in 2022. We are committed to providing detailed disclosure for any future off-cycle grants.

Avoid using the same performance measure in both short and long-term awards
The Compensation Committee acknowledges concerns regarding overlapping metrics and considered this during its deliberations. For 2022, we eliminated the overlapping growth in Adjusted BVPS metric from the Annual Incentive Compensation Program (the "AIP"). We maintained an Adjusted ROE one-year metric in the AIP and an average annual Adjusted ROE three-year metric in half of our PSU awards because: (i) we manage our business, build our forecast, and measure our performance using Adjusted ROE each year and (ii) one-year Adjusted ROE is distinguishable from the PSU metric, which uses a three-year average.

Consider increasing the weighting of financial metrics within the Annual Incentive Compensation Program
The Compensation Committee acknowledges that financial metrics are an important part of annual compensation, and we give substantial weighting to Adjusted ROE in calculating executive annual incentive awards. However, our strategy often leads to volatility within a one year period that is not reflective of the success of the strategy in creating long-term value creation for shareholders. In restructuring the Annual Incentive Compensation Program for 2022, we emphasized corporate and individual components of awards using a balanced scorecard approach, which is more fully described below. The corporate and individual objectives measured on the scorecard incentivize executives to deliver change that positions Enstar for continued growth and profitability.

Include detailed disclosure of objectives that make up qualitative components of executive compensation
In the CD&A for fiscal year 2022, we include more detailed descriptions and disclosure of the weightings of specific performance objectives that make up the qualitative components of executive compensation.

Single-trigger change in control provision in CEO employment contract conflicts with investor policies and preferences
The Compensation Committee understands this concern, and has limited this provision to the Company's CEO, pursuant to a previously entered into and negotiated contract. The Compensation Committee has committed to not entering into single-triggered arrangements in future executive employment agreements.

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Principal Elements of Executive Compensation and Allocation Among Elements

Compensation Elements
Our executive compensation program currently consists of three principal elements: base salaries, annual incentive compensation and LTI compensation. Executives also receive certain other benefits, including those pursuant to their employment agreements. The table below describes the principal elements of our executive compensation as well as the other components of our program, each of which is described in more detail later in this proxy statement.

Element	Description	Key Features
Base Salary	Provides the fixed portion of an executive’s compensation that reflects scope of skills, experience and performance.	▪Provides a base component of total compensation ▪Established largely based on scope of responsibilities, market conditions, and individual and Company factors
Annual Incentive Compensation	Provides "at risk" pay that reflects annual Company performance and individual performance.
▪Aligns executive and shareholder interests
▪Rewards performance consistent with financial results and corporate and individual operational performance objectives that are designed to drive the Company's annual business plan and critical business priorities

LTI Compensation
Includes (a) PSUs that "cliff vest" following a three-year performance period subject to the Company's achievement of financial performance metrics, (b) RSUs that are subject to time- and service-based vesting conditions, and (c) for our CEO, a Joint Share Ownership Plan ("JSOP") award that "cliff vests" following a five-year performance period subject to the Company's share price growth with a payout level determined by appreciation and the achievement of a financial performance metric.

▪Aligns executive and shareholder interests
▪Drives long-term performance and promotes retention
▪Heavily weighted towards performance-based awards
▪PSUs do not vest unless performance measurements are met
▪PSU vesting occurs within a range of 50-60% to 150-200% depending on the level of achievement
▪JSOP vesting requires share price hurdle to be met on the vesting date. Additionally, the value of the award will be reduced by 20% if a performance condition tied to fully diluted book value per share is not also achieved

Other Benefits and Perquisites
Reflects the local market and competitive practices such as retirement benefits, and, in the case of our Bermuda headquarters, payroll and social insurance tax contributions. Our CEO's employment agreement also provides benefits related to residing in Bermuda including allowances for housing and certain travel expenses.

▪Provides benefits consistent with certain local market practices in order to remain competitive in the marketplace for industry talent and incentivizing certain expatriates to work primarily from Bermuda
▪Promotes retention of executive leadership team

Employment Agreements	Provides certain protections for executives and their families in the event of death or long-term disability, termination, or change in control, as well as certain other benefits.
▪Provides Enstar with protections such as restrictive covenants (non-competition, non-solicitation, confidentiality, etc.)
▪Promotes retention over a multi-year term and a sense of continuity among the leadership team
▪Consistent with competitive conditions and legal requirements in Bermuda

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Compensation Allocation Among Elements
While we do not have a pre-established policy or target for the allocation of the components of our program in a given year, the Compensation Committee believes that a meaningful portion of each executive's total compensation should be "at-risk" and performance-based. Performance-based elements include our Annual Incentive Compensation Program ("AIP") awards (a "bonus award") and our JSOP and PSU LTI awards.
Our approach to allocating compensation among elements is split between: (i) long-standing executives (Dominic Silvester, Paul O'Shea and Orla Gregory) who historically have had a target bonus award of 145-150% of base salary and have been on a once-every-three-year LTI award cycle that began in 2014; and (ii) those who joined the executive team more recently who have target bonus awards of 125-150% of base salary and are eligible to receive annual LTI awards at 100% of base salary. From time to time, where a more recently appointed executive has taken on an elevated level of responsibility, or retention risk is identified, an LTI award beyond the annual LTI eligibility may be considered; these often take the form of cliff-vested RSU LTI awards. In a year where a long-standing executive is not due for an LTI award, or where a special retention RSU LTI award is made to a more recently appointed executive, the percentage of total compensation allocated to "at-risk" performance-based compensation may be lower, but the Compensation Committee believes the performance-based components remain material, particularly with respect to the long-standing executives. For example, the large once-every-three-year LTI awards granted to Mr. O'Shea and Ms. Gregory in 2020 failed to vest at the end of 2022 due to financial results below the the applicable threshold level of performance set forth in those awards.

Role of Compensation Consultants
The Compensation Committee has the authority under its charter to retain compensation consultants and outside legal counsel or other advisors and, before selecting a consultant or advisor, must consider its independence. In 2022, the Compensation Committee directly engaged McLagan, a human capital solutions division of Aon plc ("Aon") for Equity Incentive Plan share modelling and advice relating to our restructured AIP and executive officer LTI awards, including the amendment the CEO JSOP. McLagan's fees for its services during 2022 were $31,887. Aon is the parent company of subsidiaries that provide insurance brokerage-related services to our subsidiaries and affiliates unrelated to the compensation consulting services. Fees for these Aon services were $2,747,847 for 2022, and constituted a de minimis portion of Aon's 2022 revenue (less than 1%). The Compensation Committee assessed the independence of McLagan in light of applicable SEC and Nasdaq rules and reviewed responses from the consultant addressing factors related to its independence. Following this review, the Compensation Committee concluded that the firm was independent and that their advisory services did not raise any conflicts of interest.

Peer Group
In making compensatory decisions with respect to the 2022 performance year, including assessing whether we were meeting our goal of providing competitive compensation, the Compensation Committee reviewed publicly available executive officer compensation information described in the periodic filings of a group of other publicly traded companies in our industry. The Compensation Committee reviews our peer group annually, and following the most recent review, we added Essent Group Ltd. to our peer group and removed Allegheny Corporation following its acquisition by Berkshire Hathaway Inc. during the year.
The Compensation Committee generally seeks to include in our peer group companies that fall approximately within our size guidelines and include comparable aspects of our business. However, establishing a reliable peer group presents challenges for Enstar because our primary business is acquiring and operating (re)insurance companies and portfolios in run-off, whereas most in our industry focus primarily on writing new (re)insurance business. Run-off is a niche within the insurance industry, fragmented with several privately-held specialist managers, and divisions within significantly larger insurance franchises.
While pay at our peer companies is generally relevant to provide a frame of reference to the Compensation Committee in determining executive compensation, the Compensation Committee reviewed the compensation paid by these companies for informational and overall comparison purposes only. We did not compensate our executives to align with a specific benchmark or target percentile or precise position within our peer group. Instead, we sought only to be generally competitive relative to our peers with the compensation we offer our executives. Given the significant differences between us and our most similar peers relating to business, operations, and executive team

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structure, we believe that formulaic benchmarking against our peer group or other companies to set 2022 compensation would not have provided meaningful guidance, although we will continue to evaluate our methodologies and views in future years.
The following companies were reviewed to provide an overall backdrop to the Compensation Committee’s decisions:

Arch Capital Group Ltd.	Essent Group Ltd.	Selective Insurance Group
Argo Group International Holdings	Hanover Insurance Group	SiriusPoint Ltd.
Assured Guaranty Ltd.	Hiscox Ltd.	White Mountains Insurance Group
AXIS Capital Holdings	Markel Corporation	W.R. Berkley
Everest Re Group Ltd.	RenaissanceRe Holdings Ltd.
The peer group selection process focused on three criteria, which was consistent with prior years: (i) industry; (ii) geography (with a significant preference for the use of Bermuda companies); and (iii) size, with reference to: (A) total shareholders’ equity within approximately 0.5 to 2.5 times of our total shareholders’ equity and (B) total assets within approximately 0.5 to 2.5 times of our total assets.
Industry. Given the lack of companies directly comparable to Enstar, we have designed our peer group around companies primarily focused on property and casualty (re)insurance, which are the companies against which we compete for talent. Where possible, we look for aspects of other companies that reflect elements similar to operations or strategies we have.
Geography. Publicly traded Bermuda companies (or publicly traded companies domiciled elsewhere with prominent Bermuda operations) are most relevant because these are the companies against which we generally compete for talent, and the Compensation Committee believes market conditions across other Bermuda-based companies are largely what drives executives’ views as to whether they are compensated competitively. We also include several companies domiciled in the United States and one in the United Kingdom in our peer group for diversification given our subsidiaries' presence in these locations.
Size. Our earnings are derived primarily from Run-Off Liability Earnings and Total Investment Return rather than revenue, making peer comparison on the basis of revenue a largely irrelevant metric for us. The Compensation Committee designed our peer group targeting companies with approximately 0.5 to 2.5 times our shareholder equity or total assets (measured using financial data available at the time of consideration), which are metrics we find most relevant for purposes of size comparison. The Compensation Committee also considers market capitalization in selecting our peer group.

Base Salaries
We set the base salaries of our executive officers based on the scope of the executives’ responsibilities and roles at Enstar, taking into account the Compensation Committee's view of the appropriate level of salary for each individual as compared to the executive's other compensation elements. The Compensation Committee considers a variety of factors in adjusting base salaries, including Company and individual performance, retention, cost of living estimates and competitive market total compensation figures for similar executive officer positions based on publicly available information. Our goal is to provide base salary amounts at levels necessary to achieve our compensation objectives of competitively compensating our executives and retaining and attracting qualified executives who are able to contribute to our long-term success. The market in which we operate is very competitive for highly qualified employees.
Mr. Silvester's base salary of $2.5 million was set in March 2021 in connection with his relocation to Bermuda and the extension of his employment and remained the same in 2022. Base salaries for Mr. O'Shea and Ms. Gregory, which were initially set in January 2020 in connection with the extension of their employment terms, also remained unchanged in 2022 at $1.5 million and $1.2 million, respectively.
The Compensation Committee increased Mr. Ni's annual base salary by 28% from $545,000 to $700,000 effective January 1, 2022 in connection with his promotion from EVP, M&A to Chief Strategy Officer. In the role of Chief Strategy Officer, Mr. Ni reports directly to the CEO and has assumed responsibility for executing Company strategic initiatives in addition to leading our M&A function. During its annual review, the Compensation Committee increased Mr. Brockman's annual base salary by 2.9% from $700,000 to $720,000, effective April 1, 2022.

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Annual Incentive Compensation
The 2022-2024 Annual Incentive Compensation Program (the "AIP") provides for the grant of annual bonus compensation (a "bonus award") to our eligible employees, including our executive officers.

Changes to the Annual Incentive Compensation Program for Executive Officers for 2022
For 2022, we implemented a balanced scorecard approach for executive compensation awarded under our AIP. We adopted this approach, which places greater emphasis on selected Company and individual performance objectives, to ensure that our executives are incentivized to take actions that support long-term value creation.
The scorecard is made up of three components: a financial component, a corporate component and an individual component. The components are assigned different weightings for different executives, as described below.

2022 Bonus Award Component Weightings
Weightings among the components of each executive's potential bonus award are set forth in the table below.

Executive	Financial Component Weighting	Corporate Component Weighting	Individual Component Weighting

Dominic Silvester	45%	35%	20%
Paul O’Shea	45%	35%	20%
Orla Gregory	45%	35%	20%
Paul Brockman	20%	50%	30%
David Ni	20%	50%	30%
The Compensation Committee placed a relatively greater weighting on the financial component of the potential bonus award for Messrs. Silvester and O'Shea and Ms. Gregory, who all serve on our Board, to reflect their greater ability, given their roles and our organizational structure, to direct company actions and subsequently influence our financial results. In addition, the Compensation Committee believes that Messrs. Silvester and O'Shea and Ms. Gregory, given their shareholdings, unvested LTI awards, tenure on the executive team, and total compensation structure, should experience relatively more volatility in their bonus awards than our other executives based on our financial results.
The Compensation Committee believes overly weighting the financial component of the bonus awards could incentive executives to take actions (or refrain from taking actions) that prioritize near term performance at the expense of long-term strategy execution. The Compensation Committee therefore applies significant weighting to the corporate and individual components of bonus awards to incentivize executives to focus on process goals that support the Company's Board-approved long-term strategy, operational performance and other important initiatives that are expected to create long-term value for shareholders and further our acquisitive and opportunistic business model.

2022 Bonus Award Opportunity
For each of the financial, corporate and individual components of our scorecard, the Compensation Committee establishes threshold, target, and maximum bonus award opportunity levels for each executive officer, which are expressed as a percentage of base salary. The award opportunity levels were established consistent with the Compensation Committee's view of the appropriate level of AIP compensation for the executive's role as well as market practice, competitive conditions for similar roles, and the executive's historic level of bonus award opportunities. There were no changes to individual award opportunity levels for those individuals who were named executive officer in 2021.
The table below sets forth each executive's bonus award opportunity, expressed as a percentage of base salary. Actual payouts for performance between threshold, target and maximum are determined by straight-line interpolation.

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Executive	Reference Base Salary	Threshold (% of Base Salary)	Target (% of Base Salary)	Maximum (% of Base Salary)

Dominic Silvester	$2,500,000	100%	150%	180%
Paul O’Shea	$1,500,000	75%	150%	180%
Orla Gregory	$1,200,000	75%	145%	175%
Paul Brockman	$720,000	75%	125%	150%
David Ni	$700,000	75%	150%	175%

Financial Component
The Compensation Committee reviewed the Company's 2022 business plan with the full Board and selected Adjusted ROE as the sole financial metric for the financial component of the executives' bonus awards. Adjusted ROE replaced the prior year program's three financial metrics because it is the Company's primary annual financial planning and analysis metric. The Adjusted ROE metric improves comparability of our core operational performance across periods because it adjusts for items such as net realized and unrealized (gains) losses on fixed maturity investments and funds held-directly managed assets, which are impacted by factors such as credit spreads and interest rates, and deemed less relevant to measuring performance because our long term strategy is to hold most of our fixed maturity securities until the earlier of maturity or the time that they are used to fund any settlement of related liabilities. It also removes the impact of fair value option accounting election and the amortization of fair value adjustments, which comprises non-cash charges not reflective of the impact of our claims management strategies on our portfolios.
In setting the Adjusted ROE performance levels for 2022 (shown in the table below), the Compensation Committee established a target level aligned to the Company's business plan forecast. We believe that annual incentive financial metric performance levels should be tied to the business plan forecast for such year to ensure executives are incentivized to meet the plan targets without taking on undue risk. For 2022, the Company's business plan forecast was lower than prior years, primarily reflecting the impact of the strategic redemption and liquidation of a $2.7 billion investment portfolio during 2021. The redemption and liquidation significantly reduced our exposure to hedge fund investments, but it constrained short-term investment profits during redeployment into diversified risk assets. The 2022 business plan also reflected the short-term return implications inherent in recent adverse development cover reinsurance transactions, which constrain capital in the early years but are expected to be profitable over the medium and long term. The Compensation Committee set target Adjusted ROE levels that, although lower than prior years, would require strong performance to achieve given the factors described above.
The Company's financial results for 2022 resulted in Adjusted ROE achieving below "threshold." As a result, the overall "Financial Component" multiplier for each executive was zero, as set forth under "2022 Annual Inventive Award Building Blocks" below. The Company's Adjusted ROE performance levels and actual result for 2022 are set forth in the table below.

Financial Metric	2022 Threshold	2022 Target	2022 Maximum	2022 Actual Results	Achievement Level
Adjusted ROE(1)	6.4%	7.5%	8.6%	(1.1)%	Below Threshold
(1)Adjusted ROE is a Non-GAAP financial measure calculated by dividing adjusted operating income (loss) attributable to Enstar ordinary shareholders by adjusted opening Enstar ordinary shareholders’ equity.

Corporate Component
The corporate component aligns to our strategic focus areas and is designed to assess performance against current year objectives that are not necessarily reflected in the Company's annual financial result but are expected to lead to medium to long-term financial returns. The Compensation Committee evaluated the Company's performance against these established objectives to determine the overall "Corporate Executive Performance Rating." Within each objective set forth below, the Compensation Committee has defined specific actions that are each assigned a point value. The entire corporate component is scored based on this point value, with an 80% score corresponding to the "target" award opportunity for each executive bonus and a 60% and 100% score corresponding to the "threshold" and "maximum" award opportunities, respectively.

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The table below sets forth the corporate objective sets that made up the corporate component of the 2022 bonus awards, the progress that was made towards achieving each objective during the year, and the score assigned for each of these objective sets for 2022 by the Compensation Committee.

Corporate Objective Set	Relative Weighting	2022 Achievements	2022 Score (%)
Return on Equity Improvement Initiatives	15%	•Developed and implemented the revised strategy for Enhanzed Re leading to unwind of Enhanzed Re joint venture and novation of Spanish life portfolio to third party acquirer, achieving return from inception on Enhanzed Re in excess of 23%. •Following evaluation of capital optimization initiatives to improve yield on mature, limited value reserve blocks, executive team determined that favorable impact of rising rates justified holding the mature reserve blocks.	76%
Group Strategy Refinements to Support Long-Term Value Creation	7%	•Conducted in depth strategy analysis, leading to several initiatives relating to capital optimization, investment allocations and the Assumed Life segment. •Developed strategies for capital returns, which led to recommendation to increase share repurchase authority.	80%
Acquisition of new liabilities accretive to long term value with projected IRR above the specified hurdle rate	7%	•Acquired $2.7 billion of incremental liabilities with projected IRR above hurdle, completing transactions with Aspen, Probitas, and Argo.	100%
Management Information Improvements	7%	•Improved financial planning and analysis models to further embed strategic decision-making, M&A, and portfolio level information through progression of multi-year initiative to develop suite of models, including completion of two key models.	80%
Investor Relations Evolution	7%	•Enhanced public disclosures and investor relations content and outreach by launching revamped 2021 and 2022 Annual Report and investor content including results podcast, which were well-received by investors.	100%
Operational Maturity & Efficiency Functional Objectives	35%	•Achieved defined operational objectives including, integration of claims relating to Aspen transaction, enhanced subsidiary governance, launch of redeveloped compliance assurance program, completion of specified systems upgrades, accounting policy change, resourcing and efficiency improvements within specified functions, and implementation of expense savings measures.	94%
Human Capital Development & Leadership	22%	•Achieved defined human capital objectives, including progressing functional leader succession planning, completing two key senior hires, adding depth of human capital resource and framework for future talent development to certain functions, and implementation of Company-wide agile performance management system and updated incentive award structure for non-executives.	78%
Weighted Average Corporate Executive Performance Rating:			87%

Individual Component
To determine each executive officer's individual performance objectives in 2022, the Compensation Committee reviewed proposals from the CEO, which were developed with each executive. The proposed objectives took into consideration the Company's goals and operational priorities for the year and fit within categories established by the Compensation Committee. Executives had multifaceted objectives within four to six categories that were individually weighted at varying levels based on the importance of each. The Compensation Committee then reviewed each proposal, made certain changes, and established the objectives and relative weightings.
The Compensation Committee reviewed interim self-appraisals to track each executive's progress towards their objectives. Following year-end, each executive submitted a final self-appraisal of his or her performance versus the goals to the Compensation Committee and the CEO. The Compensation Committee reviewed each executive officer's appraisal with the CEO before making a determination and considered his thoughts and views on overall

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achievement levels. The CEO does not participate in Compensation Committee discussions about his self appraisal of his individual achievement. The Compensation Committee considers achievement of "threshold" level to partially meet operational performance expectations, with "target" level corresponding to meeting expectations, and "maximum" level corresponding to exceptional performance.

The Compensation Committee's assessment of each executive's achievements is summarized in the tables below.

Dominic Silvester:

Individual Performance Objective	Weighting	Achievement Level	Description of Achievement
Lead Group strategy initiatives	30%	Target	•Led review of long-term Group strategy, including assessment of capital optimization and diversification opportunities, investment strategy, and capital return options.
Implement return on equity improvement initiatives	25%	Target
•Initiated and implemented the unwind of the Enhanzed Re joint venture to free up capital for more attractive opportunities.
•Led yield improvement analysis on mature reserve blocks where significant RLE is already achieved; recommended maintaining these at Enstar for now due to favorable impact of rising interest rates.

Deliver acquisition of new liabilities accretive to long term value above the specified IRR hurdle rate	25%	Target
•Played key role in sourcing and facilitating acquisition of $2.7 billion of liabilities with projected IRR above our hurdle, including initiating bilateral negotiations on the Argo transaction opportunity.

Oversight of executive leadership team, development of bench strengh and succession planning	20%	Threshold	•Progress on strengthening executive team, developing talent, and succession planning.
Percentage of Target Individual Performance Objective Achieved: 93%

Paul O'Shea:

Individual Performance Objective	Weighting	Achievement Level	Description of Achievement
Successfully transition M&A leadership and responsibilities	40%	Target
•Successfully transitioned M&A leadership to David Ni and supported him in this critical role.
•Following announcement of intent to retire in March 2023, managed hand-over of key stakeholder relationships.

Participate in sourcing and relationship building activities to promote Enstar M&A and strategy actions	30%	Target
•Advanced Enstar marketing and relationship building initiatives.
•Collaborated on long-term Group strategy review.
•Served as Enstar's primary representative on two of its significant strategic partnerships.

Ensure strong regulatory relations and expand visibility of other members of management team	15%	Target

•Led Enhanzed Re unwind regulatory review and approval process.
•Developed regulatory relations capability within executive team and orchestrated opportunities for other executives to interact with Bermuda regulators; transitioned day-to-day executive responsibility of these duties.

Serve as independent review and challenge on M&A opportunities / Chair M&A Review Committee	15%	Target	•Provided rigorous review and challenge of each transaction recommended by the M&A team during 2022.
Percentage of Target Individual Performance Objective Achieved: 100%

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Orla Gregory:

Individual Performance Objective	Weighting	Achievement Level	Description of Achievement
Improve and direct HR strategy, including compensation framework and management information development	20%	Target
•Led development and implementation of revised Group bonus award structure for non-executives.
•Launched HR dashboard, providing real-time analysis on human capital risks and developments.
•Conducted enterprise wide benchmark analysis and market data to assess retention risks and impact of inflation and recommend responsive action.

Drive progress on Group strategy initiatives, ensuring delivery of key work streams	20%	Target	•Delivered financial components for key work streams related to Group strategy initiatives. •Steered development and adoption of 5-year forecasting model.
Provide strong leadership and stability in CFO role	20%	Target
•Sponsored financial reporting, investor relations, treasury and capital management successes.
•Developed CFO successor who assumed role in early 2023.
•Managed transition to PwC as independent registered public accounting firm.

Direct financial and operational strategy changes	20%	Target	•Enhanced operational processes that improved the speed of quarterly close. •Grew finance leadership and capability to position function for its next phase of process improvement and automation.
Lead quarterly Executive Group management meetings, driving agenda, decision-making, and implementation	10%	Target	•Chaired regular on-site Executive Group management meetings for the expanded executive leadership team. •Drove progress and focus on achieving corporate component objectives.
Enhance Bermuda regional operations	10%	Threshold	•Redesigned Bermuda regional target operating model. •Recommended management team appointments and strengthened corporate governance.
Percentage of Target Individual Performance Objective Achieved: 95%

David Ni:

Individual Performance Objective	Weighting	Achievement Level	Description of Achievement
Evaluate, manage and execute run-off M&A transactions	30%	Target
•Successfully managed all aspects of the M&A process, including review of over 60 potential opportunities.
•Assessed and recommended attractive transactions to the Board and led negotiations resulting in liabilities assumed of $2.7 billion.

Increase depth and strength of M&A team	30%	Threshold	•Led professional development and recruitment initiatives. •Recruited EVP of M&A who joined in March 2023.
Support development and execution of strategic initiatives and transactions	20%	Target	•Led day-to-day execution of key strategic initiatives relating to long-term strategy. •Developed relationships with partners and potential counterparties to provide robust transaction pipeline.
Execute operational process enhancements within the M&A function	20%	Target	•Improved risk selection and M&A processes, team capabilities and monitoring tools.
Percentage of Target Individual Performance Objective Achieved: 93%

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Paul Brockman:

Individual Performance Objective	Weighting	Achievement Level	Description of Achievement
Oversee 2022 Group Technical Business Plan (inc. Complex Claims / Claims Litigation)	20%	Target	•2022 Group Technical Business Plan achieved above target. •Strong claims management outcomes supported favorable RLE of $756 million and 6.3%.
Claims leadership team, capabilities and succession plans	20%	Threshold	•Progressed succession planning efforts. •Created new leadership roles to provide pathway for career progression.
Design and implement European region claims process, systems solutions and roadmap	15%	Target	•Developed process and systems solutions; delivered regional roadmap.
Deliver claims strategy and target operating model	15%	Target	•Designed and implemented strategy to manage claims relating to Aspen transaction. •Delivered claims strategy and agreed target operating model improvements.
Deliver claims management information reporting including information technology and staff utilization trends	15%	Target	•Developed and embedded staff utilization model in collaboration with Chief of Business Operations resulting in improved efficiencies and a scalable Claims department platform.
Develop Group-wide TPA management program	15%	Target	•Enhanced global TPA management and monitoring program.
Percentage of Target Individual Performance Objective Achieved: 96%

Committee Adjustment Amount
The Committee Adjustment Amount allows for a positive or negative discretionary adjustment of up to 10% on the formulaic bonus outcome described above. Any Committee Adjustment Amount is applied based on the Compensation Committee's judgment of the executive’s overall performance, including for exceptional individual or team achievements. For 2022, the Compensation Committee applied a 10% increase to Mr. Ni's calculated bonus award in recognition of his exceptional performance in the elevated role of Chief Strategy Officer and contributions on Group strategy development and initiatives outside of his established performance objectives. No other Committee Adjustment Amount awards were made.

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2022 Bonus Award Summary
The formula and table below set forth the component parts and levels of achievement applicable to each of our executive officer's bonus award for 2022.

Executive Officer Bonus Summary		45% weighting (CEO, President, and CFO) OR 20% weighting (remaining NEOs) x		35% weighting (CEO, President, and CFO) OR 50% weighting (remaining NEOs) x		20% weighting (CEO, President and CFO) OR 30% weighting (remaining NEOs) x		Committee Discretion (% adjustment to formula-driven payment)		Total 2022 Bonus Award

		Target Award Opportunity	+	Target Award Opportunity	+	Target Award Opportunity	+		=
		x Financial Component Multiplier		x Corporate Component Multiplier		x Individual Component Multiplier

Executive	Target Award Opportunity(1)	Financial Component Multiplier(2)		Corporate Component Multiplier(3)		Individual Component Multiplier		Committee Discretion (% adjustment to formula-driven payment)		Total 2022 Award	Total 2022 Award (% of Target Award Opportunity)
	($)	(%)		(%)		(%)		(%)		($)	(%)
Dominic Silvester CEO	$3,750,000	—%		106.79%		93%		—%		$2,101,563	56%
Paul O’Shea President	$2,250,000	—%		106.79%		100%		—%		$1,290,938	57%
Orla Gregory CFO	$1,740,000	—%		107.02%		95%		—%		$982,950	56%
David Ni CSO	$1,050,000	—%		105.65%		93%		10%		$933,556	89%
Paul Brockman COO and CCO	$900,000	—%		106.79%		96%		—%		$739,736	82%
(1)Target Award Opportunity is determined by multiplying each executive's base salary by his or her target award opportunity percentage set forth above under "2022 Bonus Award Opportunity."
(2)The financial performance component was achieved below threshold. Consequently, executives did not receive payment in respect of this component of their bonus award opportunity.
(3)The corporate component was achieved at 87%, which is above the target score of 80%. Consequently, each executive received an amount pursuant to this component of the bonus award above target, resulting in multipliers above 100%. The company corporate component multiplier varies by executive as they are each entitled to earn different percentages of their base salary as a bonus depending on the Company’s corporate component achievement. Consequently, the same level of corporate component achievement translates into slightly different percentages of earned target bonus award opportunity for each executive.

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Long-Term Incentive Compensation
The Amended and Restated 2016 Equity Incentive Plan (as amended, the "Equity Plan") provides our employees with long-term equity incentive ("LTI") compensation, which we believe furthers our objective of aligning the interests of management and the other plan participants with those of our shareholders. The Equity Plan also contains a Joint Share Ownership Plan ("JSOP") sub-plan, which supports the LTI award made to our CEO in 2020.
The Equity Plan is administered by the Compensation Committee. Our Equity Plan awards are designed to link executive compensation directly to the Company's long-term performance through the use of performance stock unit awards ("PSUs"), time-vested restricted stock unit awards ("RSUs"), and a JSOP award for our CEO. For senior executives, our philosophy is to weight performance-based equity awards more heavily than time-based equity awards, although we consider the combined PSU/RSU awards to be effective in encouraging both long-term financial performance and retention of key talent. LTI plan awards comprise a significant component of an executive's total compensation, which we believe creates alignment with shareholders.
For 2022, PSUs were tied to growth in Adjusted BVPS or average annual Adjusted ROE over three-year performance periods. The JSOP award granted to our CEO is tied to the market price of our ordinary shares and growth in Adjusted BVPS.

Equity Awards
Award to Mr. Silvester - CEO JSOP. On July 1, 2022, we amended Mr. Silvester's JSOP Award originally granted in January 2020 (the "CEO JSOP") to extend its term to January 2025 and increase the hurdle applicable to the award. Pursuant to the terms of the CEO JSOP, Mr. Silvester holds an "Executive Interest" in 565,630 ordinary shares of the Company the value of which, if any, is determined based on the price of the Company’s ordinary shares appreciating above a certain threshold between the date of grant and the dates on which the Executive Interest vests (the "Vesting Date") and any value is realized.
The amendment to the CEO JSOP changes the scheduled Vesting Date from January 21, 2023 to January 21, 2025 so that the term of the CEO JSOP more closely aligns with the term of Mr. Silvester's employment agreement, which was extended in March 2021 to end on January 31, 2025. From and after March 2021, the Compensation Committee and Mr. Silvester periodically discussed different possibilities for structuring an LTI component of his compensation to apply to the additional two-year period and to incentivize performance for the entirety of the agreement term. Ultimately, the Compensation Committee determined that extending the previously designed CEO JSOP Award was preferable to structuring and granting a new bespoke award.
The extension used the same compound annual growth rate ("CAGR") used in the original award to determine the "Hurdle" price that must be achieved in order for the award to have any value, thereby increasing the Hurdle from $266.00 to $315.53 as a result of the longer scheduled vesting period. If the higher of the closing price for the Company’s ordinary shares on January 20, 2025 and the 10-day volume weighted average price for the Company’s ordinary shares for the ten consecutive trading days ending on January 20, 2025 (each, the "Market Price") is $315.53 or greater, the Executive Interest will have a value equal to the applicable Market Price, less $205.89, multiplied by 565,630. If the higher of the Market Prices is less than $315.53 on such date, the Executive Interest will have no value. Achievement of the extended Hurdle would require a 44% increase from the closing share price on the date of the amendment. In addition, 20% of the Executive Interest will vest on the Vesting Date only if the growth of our fully diluted book value per share between January 1, 2020 and December 31, 2024 meets or exceeds a compound annual growth rate of 10%. The grant date fair value of the amendment to the CEO JSOP of $15.4 million is included in the Summary Compensation Table. This amount represents the incremental grant date fair value, computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures, using a Monte Carlo valuation model, of Mr. Silvester's Joint Share Ownership Interest on July 1, 2022 (the date the joint share ownership agreement was amended).
Awards to Mr. O'Shea and Ms. Gregory. No new equity awards were granted to Mr. O'Shea or Ms. Gregory in 2022. Each executive received LTI awards covering the three year performance period from 2020 through 2022 during 2020. The Compensation Committee does not generally consider these executives eligible for annual LTI awards, but rather expects the awards to cover a three-year period absent a change in circumstances. Additional information on the awards granted to Mr. O'Shea and Ms. Gregory in 2020, including the applicable performance conditions, is included in the Company's 2021 proxy statement. The PSUs granted to Mr. O'Shea and Ms. Gregory in 2020

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expired in March 2023, and they received zero shares because the Company's performance did not achieve the requisite threshold level.
Awards to Messrs. Brockman and Ni. Messrs. Brockman and Ni are considered eligible for annual LTI awards, and the amounts of such awards are subject to the Compensation Committee's determination each year. They each received grants of PSUs and RSUs under our annual senior management LTI program in March 2022 in the amounts set forth in the Grants of Plan-Based Awards Table. These awards comprised 70% PSUs and 30% RSUs.
In addition, in connection with the increase in Mr. Ni's responsibilities and market profile, as well as competition for talent from new entrants into the run-off sector, he received a special award of 11,441 RSUs on February 4, 2022 that cliff vest on the third anniversary of the grant date.
The performance targets applicable to the PSUs granted to Messrs. Brockman and Ni in 2022 relate to Adjusted BVPS and Adjusted ROE and are set forth below. The Compensation Committee set the performance condition threshold, target, and maximum levels as set forth in the table below, taking into account the Company's business planning and forecasting.

PSUs (Performance Period: January 1, 2022 - December 31, 2024)(1)
Growth in 3-Year Adjusted BVPS	PSU Vesting as a Percentage of Target(2)	Average Annual Adjusted ROE for 3-Year Period	PSU Vesting as a Percentage of Target(1)

Less than 16.6% (Below Threshold)	—%	Less than 8.0% (Below Threshold)	—%
16.6% (Threshold)	60%	8.0% (Threshold)	60%
22.6% (Target)	100%	10.5% (Target)	100%
28.6% or greater (Maximum)	150%	13.0% or greater (Maximum)	150%
(1)50% of the PSUs granted to each of Messrs. Brockman and Ni are subject to the Adjusted BVPS metrics set forth in the table and 50% are subject to the Adjusted ROE metrics set forth in the table.
(2)Actual payout levels between threshold and target and target and maximum are determined by straight-line interpolation.

Executive Employment Agreements
Employment contracts are required in certain jurisdictions in which our executive officers are based. The Board also sees the value in entering into employment contracts for key executives in order to obtain restrictive covenants for non-competition, non-solicitation and confidentiality, and to promote a sense of security and cohesiveness among the leadership team. As such, we have entered into employment agreements with each of our executive officers. See "Executive Compensation Tables - Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table - Employment Agreements with Executive Officers" below for a summary of the material terms of the employment agreements currently in effect.

Other Benefits and Perquisites
We provide certain additional benefits in furtherance of our objective of retaining and attracting key talent and pursuant to contractual provisions. In 2022, our executive officers participated in the same group insurance and employee benefit plans, including long-term disability insurance, life insurance, and medical and dental benefits on the same basis as our other salaried employees. We pay the employee’s share of Bermudian government payroll and social insurance taxes for all of our Bermuda employees, including our executive officers based in Bermuda, which we believe is common practice at other Bermuda-based public companies. Our Bermuda-based executive officers also receive a payment in lieu of a retirement benefit contribution, as described below in "Executive Compensation Table - Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table - Retirement and Other Benefits." Our U.S.-based executive officers participate in our U.S. 401(k) plan, which has matching contributions. Mr. Silvester's employment agreement provides for certain additional benefits such as expense reimbursements for non-plan medical and dental items, reimbursement for Bermuda-to-U.K. personal commercial travel, and a housing benefit reflecting his relocation to Bermuda.

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Since the COVID-19 pandemic, commercial air travel to/from Bermuda is more challenging due to limited flight availability, and the Company has permitted our CEO to use private aircraft travel in limited circumstances where it provides greater work efficiency and scheduling advantages. If a trip or portion of a trip for a business purpose includes elements or routing for the executive's convenience, the trip can proceed subject to the Chairman of the Board's approval and inclusion of any incremental cost in the Summary Compensation Table. The CEO’s immediate family members have accompanied him on certain business flights at no incremental cost to the Company.

Change in Control and Post-Termination Payments
Upon a qualifying termination or change in control, our executive officers may be entitled to vesting of equity-based incentive awards and other severance payments and benefits pursuant to the terms of the Equity Plan and their employment agreements. These benefits vary, and are described below under "Executive Compensation Tables - Potential Payments Upon Termination or Change in Control."
The terms of the employment agreements reflect arm’s-length negotiations between us and each executive officer regarding change in control and post-termination payments. See “Executive Compensation Tables - Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table - Employment Agreements with Executive Officers" below for a summary of the employment agreements currently in effect.

Clawback of Incentive Compensation
Our Clawback Policy applies to all cash and equity incentive awards granted after its adoption. The Clawback Policy allows the Board of Directors or the Compensation Committee to recoup or "clawback" incentive compensation if an employee: (i) engages in misconduct pertaining to a financial reporting requirement under the federal securities laws that requires a restatement to correct an error; (ii) receives incentive compensation based on inaccurate financial or operating measure that when corrected causes significant harm to the Company; (iii) engages in any fraud, theft, misappropriation, embezzlement, or dishonesty to the detriment of our financial results; or (iv) engages in conduct that is not in good faith and disrupts, damages, impairs, or interferes with our business, reputation, or employees.
In addition, our AIP works in conjunction with our Clawback Policy in that it allows the Compensation Committee to cancel an award if the program participant has engaged in conduct or acts determined to be materially injurious, detrimental, or prejudicial to the Company's interest, and allows us to recoup any amount in excess of what the participant should have received under the terms of the award for any reason, including financial restatement, mistake in calculations, or other administrative error. Awards made under our Equity Plan are also subject to the Clawback Policy. In addition to the policy, our equity plan provides that the Compensation Committee has the authority to require disgorgement of any profit, gain, or other benefit received in respect of restricted shares, options, and stock appreciation rights for a period of up to 12 months prior to the grantee’s termination for cause. As a publicly traded company, the mandates of the Sarbanes-Oxley Act requiring clawback of compensation under specified circumstances also apply to us.
The Company continues to monitor its Clawback Policy and will review and modify its policy as necessary to reflect the final NASDAQ listing standards adopted to implement the compensation recovery requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Other Matters

Hedging and Pledging
Under our Insider Trading Policy, our directors, officers and employees (and members of such individuals’ immediate family with whom such individuals share a household, other persons with whom such individuals share a household, persons who principally rely on such individuals for financial support, and persons or entities over whom such individuals have control or influence with respect to a transaction in securities (i.e., a trustee of a trust or an executor of an estate)) are prohibited from (1) engaging in any hedging or monetization transactions involving our securities, such as zero-cost collars and forward sale contracts, and (2) trading in derivatives of our securities, such as exchange-traded put or call options and forward transactions. Further, such individuals are prohibited from short selling our shares.

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Share Ownership Guidelines
Our Share Ownership Guidelines require our executive officers and directors to achieve and maintain ownership of our ordinary shares at the levels specified in the table below within five years of becoming subject to the guidelines. An individual may not sell or otherwise dispose of Company shares (including during the five year accumulation period) until he or she has met his or her minimum ownership requirement, except that shares may be withheld upon vesting to satisfy tax obligations. In cases where covered persons hold multiple roles with different share ownership requirements, the higher ownership requirement applies. All covered persons are currently in compliance with our Share Ownership Guidelines, which are as follows:

Officer	Ownership Requirement
Dominic Silvester	6x base salary
Paul O'Shea and Orla Gregory	3x base salary
Other Executive Officers	2x base salary
Non-Employee Directors	3x annual Board cash retainer
Individuals may satisfy their ownership requirements with (i) shares owned directly or indirectly (including any shares held in retirement account or deferred compensation plan maintained by the Company), (ii) time vested restricted stock, RSUs or phantom stock, (iii) for covered persons other than non-employee directors, performance shares or PSUs (counted at target), or (iv) share units held in a non-employee director's deferred compensation plan. However, no performance shares or PSUs are counted towards non-employee director guidelines compliance, if any are held. Shares are valued based on the closing price of the last completed calendar year. A copy of our Share Ownership Guidelines is available on our website at http://www.enstargroup.com/corporate-governance.

Accounting Treatment of Compensation
We account for equity compensation paid to our employees based on the guidance of the Share-Based Payment topic of the Financial Accounting Standards Board Accounting Standards Codification, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

Compensation Risk Assessment
As part of our risk management practices, the Compensation Committee reviews and considers risk implications of and incentives created by our executive compensation program and our compensation policies and practices for the Company as a whole. At the Compensation Committee’s direction, our Group Chief Risk Officer and Group General Counsel annually conduct a risk assessment of our compensation policies and practices for executives and all employees, which is discussed and reviewed by the Compensation Committee. The review analyzes compensation governance processes, situations where compensation programs may have the potential to raise material risks to the Company, internal controls that mitigate the risk of incentive compensation having an adverse effect, and program elements that further mitigate these risks. Through this review, the Compensation Committee has concluded that our compensation program does not create risks that are reasonably likely to have a material adverse effect on us.

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Human Resources and Compensation Committee Report
The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on its review and discussions, the Human Resources and Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K filed with the SEC on March 1, 2023 for the year ended December 31, 2022.
HUMAN RESOURCES AND COMPENSATION COMMITTEE
B. Frederick Becker
Robert J. Campbell
Hans-Peter Gerhardt
Poul A. Winslow

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table
The following table sets forth compensation earned in the years presented by our CEO, President (who served as our Acting CFO and CFO during all of 2022), Chief Strategy Officer, Chief Operating Officer and Chief Claims Officer, and our former executive who served as President during all of 2022. These individuals are referred to in this proxy statement as the "executive officers" or the "named executive officers."

Name & Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Plan Incentive Compensation(4)	All Other Compensation	Total

Dominic Silvester(5)	2022	$2,500,000	$—	$—	$15,413,418	$2,101,563	$926,210	$20,941,190
Chief Executive Officer	2021	$1,901,561	$—	$—	$—	$2,289,894	$998,327	$5,189,781
	2020	$223,528	$364,720	$—	$13,648,652	$4,011,913	$5,300,153	$23,548,966

Orla Gregory(6)	2022	$1,200,000	$—	$—	$—	$982,950	$296,711	$2,479,661
President and Former Chief Financial Officer	2021	$1,200,000	$—	$—	$—	$1,318,139	$296,711	$2,814,850
	2020	$1,196,190	$—	$5,522,242	$—	$2,082,000	$296,330	$9,096,762

Paul O’Shea(7)	2022	$1,500,000	$—	$—	$—	$1,290,938	$326,711	$3,117,648
Former President	2021	$1,500,000	$—	$—	$—	$1,301,529	$326,711	$3,128,240
	2020	$1,488,839	$—	$8,979,293	$—	$2,610,000	$325,595	$13,403,727

David Ni(8)	2022	$700,000	$—	$3,544,996	$—	$933,556	$18,300	$5,196,852
Chief Strategy Officer

Paul Brockman(9)	2022	$714,615	$—	$699,887	$—	$739,736	$18,300	$2,172,539
Chief Operating Officer and Chief Claims Officer	2021	$610,848	$—	$2,520,036	$—	$531,795	$17,400	$3,680,080
	2020	$492,584	$—	$1,356,946	$—	$728,000	$17,100	$2,594,630

(1)All base salary amounts are presented in United States Dollars ("USD"). Certain amounts paid to Mr. Silvester in British Pounds ("GBP") have been converted to USD for presentation in this Summary Compensation Table as described below.
(2)The amounts shown in the Stock Awards column represent the aggregate grant date fair value of RSUs and PSUs granted to our executive officers in the applicable fiscal year, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions made in the valuation of stock awards are discussed in Note 21 - Share-Based Compensation and Pensions to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. Amounts reported in the table in respect of PSUs granted in 2022 reflect a "target" level of performance, and the grant date fair value of such awards was as follows: David Ni - $381,377; and Paul Brockman - $489,895. If the maximum level of performance were to be achieved, then the number of shares that would be received in respect of such 2022 PSUs would be 150% of the number of PSUs granted, and the grant date value of such awards would have been as follows: David Ni - $572,066; and Paul Brockman - $734,843. Whether the recipients of PSUs ultimately receive any shares in respect of PSU awards depends on whether Enstar achieves certain levels of growth in fully diluted book value per share or Operating Income ROE, as set forth in each award agreement.
(3)The amounts shown in the Option Awards column represent the aggregate grant date fair value of a grant to Mr. Silvester of a Joint Share Ownership Interest in 565,630 ordinary shares under our Joint Share Ownership Plan, a sub-plan of our Amended and Restated 2016 Equity Incentive Plan. The grant date fair value of the Joint Share Ownership Interest is computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, using a Monte Carlo valuation model. Under the terms of a joint share ownership agreement between Enstar, Mr. Silvester and the trustee (the "Trustee") of the Enstar Group Limited Employee Benefit Trust (the "Trust"), Mr. Silvester holds a shared ownership interest with the Trustee in the ordinary shares underlying the award, subject to certain vesting and other conditions. Under the terms of the original joint share ownership agreement, 80% of Mr. Silvester's interest was scheduled to vest on January 21, 2023 (the "Original Vesting Date") and 20% of Mr. Silvester's interest was scheduled vest on the Original Vesting Date only if the growth of Enstar's fully diluted book value per ordinary share between January 1, 2020 and December 31, 2022 met or exceeded a compound annual growth rate of 10%, except in certain instances of change of control, as defined in the joint share ownership agreement, or the lapse of his interest. Under the original joint share ownership agreement, if the market price of an ordinary share on both the Original Vesting Date and the date on which the value of Mr. Silvester's interest is realized was equal to or greater than the "Hurdle" price of $266.00, Mr. Silvester would have been entitled to 100% of any value in the ordinary shares held by the Trust above $205.89 per share. The amount shown in the Option Awards column for the year ended December 31, 2020 represents the aggregate grant date fair value of Mr. Silvester's Joint Share Ownership Interest on the original grant date. On July 1, 2022, the joint share ownership agreement was amended to change the scheduled vesting date from January 21, 2023 to January 21, 2025 (the "Amended Vesting Date") and to increase the Hurdle to $315.53. As a result, under the amended joint share ownership agreement, if the market price of an ordinary share on both the Amended Vesting Date and the date on which the value of Mr. Silvester's interest is realized is equal to or greater than $315.53, Mr. Silvester will be entitled to 100% of any value in the ordinary shares held by the Trust above $205.89 per share. The amount shown in the Option Awards column for the year ended December 31, 2022 represents the incremental grant date fair value, computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures, using a Monte Carlo valuation model, of Mr. Silvester's Joint Share Ownership Interest on July 1, 2022 (the date the joint share ownership agreement was amended). As in the original joint share ownership agreement,

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the amended joint share ownership agreement provides that 20% of Mr. Silvester's interest will vest on the Amended Vesting Date only if the growth of Enstar's fully diluted book value per ordinary share between January 1, 2022 and December 31, 2024 (extended by the amended joint share ownership agreement from December 31, 2022) meets or exceeds a compound annual growth rate of 10%, except in certain instances of change of control, as defined in the amended joint share ownership agreement, or the lapse of his interest.
(4)The amounts show in the Non-Equity Plan Incentive Compensation column reflect the actual performance-based annual incentive bonuses paid to each named executive officer for the applicable year pursuant to the Annual Incentive Compensation Program (the "AIP"). The bonuses paid pursuant to the AIP are described above in "Compensation Discussion and Analysis - Annual Incentive Compensation.”
(5)Base salary amounts paid to Mr. Silvester in 2020 and a portion of 2021 were paid in GBP have been converted to USD at the then-prevailing exchange rate on the relevant payroll date. Mr. Silvester resided in the United Kingdom until March 31, 2021 when he relocated to Bermuda. As a result, one-fourth of Mr. Silvester's 2021 AIP award was paid in GBP, which resulted in conversion from USD to GBP at the prevailing exchange rate as of March 20, 2022. In addition, one-fourth of Mr. Silvester's 2021 retirement benefit was calculated and paid in GBP and has been converted to USD at the then-prevailing exchange rate on March 20, 2022. All Other Compensation for 2022 represents (A) cash contributions on the same terms provided to all employees in the same region as follows: (i) retirement benefit contribution ($250,000), and (ii) Bermudian payroll and social insurance tax ($176,711); (B) contractual and related personal benefits as follows: (i) Company-maintained apartment ($255,357), (ii) personal commercial air travel for executive and his spouse ($177,608), and (iii) use of Company provided private flights ($32,500); and (C) other personal benefits as follows: (i) tax advisory fees related to the amendment of the CEO JSOP award ($34,034) and (ii) accompaniment of immediate family members on certain permitted business private flights at no incremental cost to the Company.
(6)Ms. Gregory served as our Acting Chief Financial Officer until her appointment to the position of Chief Financial Officer on July 1, 2022, a position which she held as of December 31, 2022. On March 1, 2023, Ms. Gregory was appointed as President, and following this appointment she no longer serves as the Company's Chief Financial Officer. All Other Compensation for 2022 represents: (i) cash payment in respect of retirement benefit contribution ($120,000) and (ii) payment of Ms. Gregory’s share of Bermudian payroll and social insurance tax ($176,711). Both the retirement benefit contribution and the payroll and social insurance tax payment are payments we provide to all of our Bermuda-based employees.
(7)Mr. O'Shea retired on March 1, 2023 and no longer serves as President. All Other Compensation for 2022 represents: (i) cash payment in respect of retirement benefit contribution ($150,000) and (ii) payment of Mr. O'Shea's share of Bermudian payroll and social insurance tax ($176,711). Both the retirement benefit contribution and the payroll and social insurance tax payment are payments we provide to all of our Bermuda-based employees.
(8)All Other Compensation for 2022 represents a Company matching contribution under our 401(k) plan ($18,300). This Company matching contribution under our 401(k) plan is offered to all of our U.S.-based employees. Mr. Ni was not a named executive officer in 2020 or 2021; as such, only his compensation for 2022 is reported.
(9)All Other Compensation for 2022 represents a Company matching contribution under our 401(k) plan ($18,300). This Company matching contribution under our 401(k) plan is offered to all of our U.S.-based employees.

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Grants of Plan-Based Awards in 2022

Name	Award Type	Approval Date	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)

				Threshold	Target	Maximum	Threshold	Target	Maximum
Dominic Silvester	AIP	n/a	n/a	$2,250,000	$3,750,000	$4,950,000

Orla Gregory	AIP	n/a	n/a	$810,000	$1,740,000	$2,310,000

Paul O'Shea	AIP	n/a	n/a	$1,012,500	$2,250,000	$2,970,000

David Ni	AIP	n/a	n/a	$472,500	$1,050,000	$1,347,500
	PSUs		3/20/2022				439	731	1,097		$190,689
	PSUs		3/20/2022				439	731	1,097		$190,689
	RSUs		3/20/2022							627	$163,559
	RSUs		2/4/2022							11,441	$3,000,059

Paul Brockman	AIP	n/a	n/a	$486,000	$900,000	$1,188,000
	PSUs		3/20/2022				563	939	1,409		$244,948
	PSUs		3/20/2022				563	939	1,409		$244,948
	RSUs		3/20/2022							805	$209,992

(1)The amounts reported in these columns represent estimated possible payouts of performance-based annual incentive cash bonuses under the Annual Incentive Compensation Program in respect of 2022, assuming threshold achievement, target achievement and maximum achievement of the applicable performance metrics and assuming full negative and positive exercise of the Committee Adjustment Amount for threshold and maximum awards, respectively. The Committee Adjustment Amount is described in detail in "Compensation Discussion and Analysis - Annual Incentive Compensation - Committee Adjustment Amount." The actual amounts paid to our named executive officers in respect of 2022 are included in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column.
(2)The amounts reported in these columns represent grants pursuant to the Equity Plan during 2022 of PSUs that cliff vest following a three-year performance period, subject to the Company's achievement of certain levels of growth in fully diluted book value per share or Operating Income ROE. Failure by the Company to attain at least a threshold level of financial performance during the performance period in respect of an award would result in zero vesting of PSUs under such award.
(3)The amounts reported in this column represent grants pursuant to the Equity Plan during 2022 of time-vested RSUs. RSUs granted during 2022 vest in three approximately equal annual installments beginning one year from the grant date, except for 11,441 RSUs granted to Mr. Ni, which cliff vest on the third anniversary of their grant date.
(4)The amounts reported in this column represent the grant date fair value of awards granted to our named executive officers in 2022, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based
Awards Table
Employment Agreements with Named Executive Officers
We have employment agreements with all of our named executive officers.
On July 1, 2022, we entered into an amended and restated employment agreement with Mr. Silvester to effect certain changes related to the change in the scheduled vesting period in the JSOP Agreement as a result of the JSOP Amendment (as defined below). These changes are described in further detail below under the section entitled "Amendments to JSOP Agreement and Employment Agreement with Dominic Silvester." Mr. Silvester's employment agreement has a term expiring on January 31, 2025 and provides for an annual base salary of $2,500,000. In addition, Mr. Silvester's employment agreement provides for certain benefits including a monthly housing allowance of $20,000 and others described in "Compensation Discussion and Analysis - Other Benefits and Perquisites" above. Mr. Silvester's employment agreement does not contain an automatic renewal clause.
During 2022, Mr. O'Shea's employment agreement, which was amended and restated on January 21, 2020, provided for an annual base salary of $1,500,000. Mr. O'Shea's term of service under his employment agreement extended until March 1, 2023, and did not contain an automatic renewal clause. On July 6, 2022, we entered into a Letter Agreement (the "Letter Agreement") with Mr. O'Shea, which set out the terms pursuant to which Mr. O'Shea and the Company agreed to operate in light of Mr. O'Shea's planned retirement following the end of the term of service under his employment agreement. The Letter Agreement and its terms are described in further detail below under the section entitled "Letter Agreement Terms for Paul O'Shea."
During 2022, Ms. Gregory's employment agreement was amended and restated on July 1, 2022 in connection with her appointment to the position of CFO. This amendment extended Ms. Gregory's term of service until March 1, 2026 and otherwise includes substantially the same terms and conditions as her existing agreement. Ms. Gregory's employment agreement does not contain an automatic renewal clause. We subsequently entered into an additional amendment to Ms. Gregory's employment agreement on March 21, 2023, which is described in further detail below under the section entitled "Amendment to Employment Agreement with Orla Gregory."
Mr. Ni's employment agreement was entered into on February 4, 2022 and continues for an indefinite term until terminated in accordance with its terms.
Mr. Brockman's employment agreement was entered into on January 8, 2018 and continues for an indefinite term until terminated in accordance with its terms. We subsequently entered into an amendment to Mr. Brockman’s employment agreement on March 21, 2023, which is described in further detail below under the section entitled “Amendment to Employment Agreement with Paul Brockman.”
Additional material terms of each of the employment agreements are described below in the section entitled "Potential Payments upon Termination or Change in Control." The employment agreements also provide for certain benefits and certain restrictive covenants.
Amendments to JSOP Agreement and Employment Agreement with Dominic Silvester
In connection with the amendment to the CEO JSOP described in "Executive Compensation - Compensation Discussion & Analysis - Long-Term Incentive Compensation," on July 1, 2022, we also entered into an amended and restated employment agreement (the "CEO Employment Amendment") with Mr. Silvester to effect certain changes related to the change in the scheduled vesting period of the CEO JSOP. Mr. Silvester’s prior employment agreement provided him with certain payments with respect to the CEO JSOP in the event his employment was terminated by the Company without “Cause,” by Mr. Silvester for “Good Reason” or as a result of Mr. Silvester’s death or disability, in each case, prior to January 21, 2023, (the "Original Vesting Date"). In such cases, Mr. Silvester would have been entitled to receive $27.0 million if the Hurdle was not achieved on the Original Vesting Date. Given the extension of the vesting period of the CEO JSOP to January 21, 2025 (the "Amended Vesting Date"), the CEO Employment Amendment provides that if Mr. Silvester’s employment is terminated for one of the reasons cited above before the Amended Vesting Date, this amount would increase on a straight-line interpolation basis based on the date of his termination from $27.0 million on January 19, 2023 to $37.9 million on January 19, 2024 and from $37.9 million on January 19, 2024 to $49.6 million on January 19, 2025.
Mr. Silvester’s prior employment agreement also provided him with certain payments with respect to the JSOP Agreement in the event we underwent a change of control prior to the Original Vesting Date. In such case, Mr.

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Silvester would have been entitled to receive $34.0 million if the Hurdle was met at the time of the change of control, and $27.0 million if the Hurdle was not met at such time. Given the extension of the vesting period of the CEO JSOP, the CEO Employment Amendment provides that if we undergo a change of control before the Amended Vesting Date, this payment would increase on a straight-line interpolation basis based on the date of the change of control from $34.0 million on January 19, 2023 to $47.4 million on January 19, 2024 if the Hurdle is met at the time of the change of control, or $27.0 million on January 19, 2023 to $37.9 million on January 19, 2024 if the Hurdle is not met at the time of the change of control. Similarly, this amount will further increase on a straight-line interpolation basis based on the date of the change of control from $47.4 million on January 19, 2024 to $62.0 million on January 19, 2025 if the Hurdle is met at the time of the change of control, or $37.9 million on January 19, 2024 to $49.6 million on January 19, 2025 if the Hurdle is not met at the time of the change of control.
Letter Agreement Terms for Paul O'Shea
On July 6, 2022, we entered into the Letter Agreement with Mr. O'Shea. The Letter Agreement provided for: (i) Mr. O'Shea's continued service through March 2, 2023; (ii) continuation of Mr. O'Shea's annual base salary of $1,500,000 until March 1, 2023; and (iii) continued eligibility for an annual cash bonus for the year ended December 31, 2022 in accordance with our Annual Incentive Compensation Program. The Letter Agreement did not include any changes to the vesting schedule or any other terms of Mr. O'Shea's issued and outstanding RSU and PSU awards, and all other terms and conditions of Mr. O'Shea's existing employment agreement remained in full force and effect.
Amendment to Employment Agreement with Orla Gregory
On March 21, 2023, we entered into an amendment with Ms. Gregory to her existing amended and restated employment agreement, as amended, in connection with her appointment to the position of President. This amendment increased Ms. Gregory's annual base salary to $1,400,000, and otherwise includes substantially the same terms and conditions as her existing agreement.
Amendment to Employment Agreement with Paul Brockman
On March 21, 2023, we entered into an amendment with Mr. Brockman to his existing employment agreement in connection with his appointment to the position of Chief Operating Officer. This amendment (1) increased Mr. Brockman's annual base salary to $800,000 and (2) provides that if Mr. Brockman’s employment is terminated by us without “cause,” Mr. Brockman would be entitled to: (A) salary continuation at his then-current base salary for the greater of (x) twelve months after the termination date or (y) the number of pay periods required by our severance pay plan; and (B) a pro rata bonus in respect of the year of termination, based on our achievement of the performance goals established in accordance with any incentive plan in which Mr. Brockman participates. The amendment otherwise includes similar terms and conditions as Mr. Brockman’s existing agreement.
Incentive Awards
Awards granted under our Annual Incentive Compensation Program and our Equity Plan are described in "Compensation Discussion and Analysis - Annual Incentive Compensation" and "Long-Term Incentive Compensation," respectively.
Retirement and Other Benefits
We maintain retirement plans and programs for our employees in Bermuda, Australia, the United Kingdom, Europe, and the United States. On an annual basis, our employees and executive officers in Bermuda receive an amount equal to 10% of their base salaries in respect of a retirement benefit contribution. Our employees and executive officers in the United States receive a Company matching contribution under our 401(k) plan of up to 6% of base salary, subject to IRS maximums. The amounts paid to each of our executive officers in respect of these retirement benefits are included in the amounts shown in the "All Other Compensation" column of the Summary Compensation Table above. Amounts for other benefits included in the "All Other Compensation" column of the Summary Compensation Table are described in "Compensation Discussion and Analysis - Other Benefits and Perquisites."

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Outstanding Equity Awards at 2022 Fiscal Year-End
The following table sets forth information regarding all outstanding equity awards held by the executive officers at December 31, 2022.

	Option Awards					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable		Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Dominic Silvester	565,630	(2)	$315.53	4/21/2025	(2)	—		$—	—		$—
Orla Gregory	20,000	(3)	$147.75	6/9/2024		2,241	(4)	$517,761	—		$—
Paul O'Shea	—		$—	—		3,643	(5)	$841,679	—		$—
David Ni	—		$—	—		13,335	(6)	$3,080,918	1,432	(7)	$330,849
Paul Brockman	—		$—	—		14,149	(8)	$3,268,985	2,000	(9)	$462,080
(1)Market value of stock awards based on $231.04 per share, the closing price of our ordinary shares on December 31, 2022.
(2)Represents Mr. Silvester's Joint Share Ownership Interest in 565,630 ordinary shares relating to an equity award granted to him under our Joint Share Ownership Plan, a sub-plan of our Equity Plan. Under the terms of a joint share ownership agreement between Enstar, Mr. Silvester and the trustee of the Enstar Group Limited Employee Benefit Trust (the "Trustee"), as amended on July 1, 2022, Mr. Silvester holds a shared ownership interest with the Trustee in the ordinary shares underlying the award, subject to certain vesting and other conditions (the "Executive Interest"). Except in certain instances of change of control, as defined in the joint share ownership agreement, or the lapse of his interest, 80% of Mr. Silvester's interest will vest on January 21, 2025 (the "Vesting Date") and 20% of Mr. Silvester's interest will vest on that date only if the growth of Enstar's fully diluted book value per ordinary share between January 1, 2020 and December 31, 2024 meets or exceeds a compound annual growth rate of 10%. For a period of three months beginning on the Vesting Date, Mr. Silvester may realize the value, if any, of the Executive Interest. Upon expiration of the three-month period, the value, if any, of the Executive Interest will be realized automatically. Where the market prices of an ordinary share on both the Vesting Date and the date on which the value of Mr. Silvester's interest is realized are equal to or greater than $315.53, Mr. Silvester will be entitled to 100% of any value in the ordinary shares held by the Trust above $205.89 per share.
(3)Reflects fully vested cash-settled SARs granted in 2014. No shares of stock may be issued upon exercise.
(4)Reflects 2,241 RSUs scheduled to vest on January 21, 2023. In addition, on January 21, 2020, the Compensation Committee awarded Ms. Gregory 20,163 PSUs (target level) that were scheduled to vest following a performance period that ended on December 31, 2022 only if and to the extent the Company achieved certain levels of growth in fully diluted book value per share during such period. The performance objectives relating to book value per share did not meet threshold, and no PSUs vested in respect of that portion of the award.
(5)Reflects 3,643 RSUs scheduled to vest on January 21, 2023. In addition, on January 21, 2020, the Compensation Committee awarded Mr. O'Shea 32,785 PSUs (target level) that were scheduled to vest following a performance period that ended on December 31, 2022 only if and to the extent the Company achieved certain levels of growth in fully diluted book value per share during such period. The performance objectives relating to book value per share did not meet threshold, and no PSUs vested in respect of that portion of the award.
(6)Reflects (a) 647 PSUs that cliff vested on March 1, 2023 following a three-year performance period that ended on December 31, 2022 upon the Company's achievement of certain levels of Operating Income ROE; (b) 288 RSUs scheduled to vest on March 20, 2023; (c) 627 RSUs scheduled to vest in three approximately equal annual installments beginning on March 20, 2023; (d) 332 RSUs scheduled to vest in two approximately equal annual installments beginning on March 30, 2023; and (e) and 11,441 RSUs scheduled to vest on February 4, 2025. In addition, on March 1, 2020, the Compensation Committee awarded Mr. Ni 431 PSUs (target level) that were scheduled to vest following a performance period that ended on December 31, 2022 only if and to the extent the Company achieved certain levels of growth in fully diluted book value per share during such period. The performance objectives relating to book value per share did not meet threshold, and no PSUs vested in respect of that portion of the award.
(7)Reflects (a) 277 PSUs (60% of target) that cliff vest following a three-year performance period that began on January 1, 2021 subject to the Company's achievement of certain levels of growth in fully diluted book value per share; (b) 277 PSUs (60% of target) that cliff vest following a three-year performance period that began on January 1, 2021 subject to the Company's achievement of certain levels of Operating Income ROE; (c) 439 PSUs (60% of target) that cliff vest following a three-year performance period that began on January 1, 2022 subject to the Company's achievement of certain levels of growth in fully diluted book value per share; and (d) 439 PSUs (60% of target) that cliff vest following a three-year performance period that began on January 1, 2022 subject to the Company's achievement of certain levels of Operating Income ROE.
(8)Reflects (a) 3,854 PSUs that cliff vested on March 1, 2023 following a three-year performance period that ended on December 31, 2022 upon the Company's achievement of certain levels of Operating Income ROE; (b) 734 RSUs scheduled to vest on March 20, 2023; (c) 416 RSUs scheduled to vest in two approximately equal annual installments beginning on March 30, 2023; (d) 805 RSUs scheduled to vest in three approximately equal annual installments beginning on March 20, 2023; and (e) 8,340 RSUs scheduled to vest on July 1, 2025. In addition, on March 1, 2020, the Compensation Committee awarded Mr. Brockman 2,569 PSUs (target level) that were scheduled to vest following a performance period that ended on December 31, 2022 only if and to the extent the Company achieved certain levels of growth in

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fully diluted book value per share during such period. The performance objectives relating to book value per share did not meet threshold, and no PSUs vested in respect of that portion of the award.
(9)Reflects (a) 437 PSUs (60% of target) scheduled to cliff vest following a three-year performance period that began on January 1, 2021 subject to the Company's achievement of certain levels of growth in fully diluted book value per share; (b) 437 PSUs (60% of target) that cliff vest following a three-year performance period that began on January 1, 2021 subject to the Company's achievement of certain levels of Operating Income ROE; (c) 563 PSUs (60% of target) scheduled to cliff vest following a three-year performance period that began on January 1, 2022 subject to the Company's achievement of certain levels of growth in fully diluted book value per share; and (d) 563 PSUs (60% of target) that cliff vest following a three-year performance period that began on January 1, 2021 subject to the Company's achievement of certain levels of Operating Income ROE.

Option Exercises and Stock Vested during 2022 Fiscal Year
The following table sets forth information regarding the vesting of restricted shares held by the executive officers during the 2022 fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Dominic Silvester	—	$—
Orla Gregory	2,240	$570,349
Paul O'Shea	3,643	$927,581
David Ni	789	$185,578
Paul Brockman	3,743	$1,022,850
(1)Amount is the number of shares of stock acquired upon vesting of PSU and RSU awards multiplied by the closing market price of our ordinary shares on the vesting date (or the preceding trading day if the vesting date was not a trading day).

Potential Payments upon Termination or Change in Control
This section describes payments that would be made to our executive officers following termination of employment or upon a change in control of the Company. In the first part of this section, we describe benefits under employment agreements and general plans that apply to any executive officer participating in those plans. We then provide estimated amounts of benefits assuming the occurrence of certain hypothetical termination events as of December 31, 2022.

Employment Agreement for our Chief Executive Officer
The descriptions below set forth the material terms of the amended and restated employment agreement with our CEO, dated as of July 1, 2022 (the "CEO Employment Agreement").
Termination for "Cause" or Voluntary Termination without "Good Reason." If we terminate Mr. Silvester's employment for "cause," or if Mr. Silvester voluntarily resigns without "good reason," we will not be obligated to make any payments to him other than amounts that have been fully earned by, but not yet paid to, Mr. Silvester.
Change in Control. If a change of control of the Company occurs during the term of the CEO Employment Agreement, Mr. Silvester would be entitled to: (i) a lump sum amount equal to $7,500,000 (three times his annual base salary); and (ii) immediate vesting and exercisability of each outstanding equity incentive award (other than an award subject to the JSOP Agreement) granted to Mr. Silvester before, on or within three years after July 1, 2022. In addition, if his Executive Interest under the JSOP Agreement vests upon such change in control, he would also be entitled to a lump sum amount (such amount, the "COC JSOP Amount") calculated as follows: (a) if the change in control occurred prior to January 19, 2023, (x) $34 million less any amount realized by him in respect of the Executive Interest, if the Hurdle (defined in the JSOP Agreement as the closing price of a common share of the Company on January 17, 2020 multiplied by the compound annual growth rate for the period from, and including, January 21, 2020 to the earlier of certain dates as prescribed in the JSOP Award), was met at the time of such change in control, or (y) $27 million less any amount received by him in respect of the Executive Interest, if the Hurdle was not met (the "Base COC JSOP Amount"); and (b) if the change in control occurs after January 19, 2023 and prior to January 21, 2025, an increase to the Base COC JSOP Amount on a straight-line interpolation basis based on the date of the change in control from (x) $34.0 million on January 19, 2023 to $47.4 million on January

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19, 2024 if the Hurdle is met at the time of the change in control, or $27.0 million on January 19, 2023 to $37.9 million on January 19, 2024 if the Hurdle is not met at the time of the change in control, or (y) $47.4 million on January 19, 2024 to $62.0 million on January 19, 2025 if the Hurdle is met at the time of the change in control, or $37.9 million on January 19, 2024 to $49.6 million on January 19, 2025 if the Hurdle is not met at the time of the change in control. Mr. Silvester would also be entitled to continued medical benefits for him and his spouse and dependents for thirty-six months if he were to resign within 30 days of a change in control. For an explanation of the determination of the value of the Executive Interest in respect of the CEO JSOP Award in the event of a change in control, see “Equity Incentive Plan – CEO JSOP Award” below for a discussion of the JSOP Award in the event of a change in control.
Termination "without Cause" or Termination for "Good Reason." If Mr. Silvester’s employment is terminated during the term of the CEO Employment Agreement by the Company without “cause” or by Mr. Silvester for “good reason,” Mr. Silvester would be entitled to: (i) any amounts that have been fully earned by, but not yet paid to, Mr. Silvester under the CEO Employment Agreement as of the date of such termination, together with any payment in lieu of accrued but unused holiday; (ii) a lump sum amount equal to $7,500,000 (three times his annual base salary) less any amount received in respect of a prior change in control; (iii) continued medical benefits for him and his spouse and dependents for a period of 36 months; (iv) immediate vesting and exercisability of each outstanding equity incentive award (other than an award subject to the JSOP Agreement) granted to Mr. Silvester before, on or within three years after July 1, 2022; (v) in the event no COC JSOP Amount has been paid to him, if such termination occurs before the date his Executive Interest vests, an amount calculated as follows: $27.0 million (the "Base Termination JSOP Amount"), increased on a straight-line interpolation basis based on the date of his termination from the Base Termination JSOP Amount on January 19, 2023 to $37.9 million on January 19, 2024 and from $37.9 million on January 19, 2024 to $49.6 million on January 19, 2025; and (vi) an amount equal to the bonus that he would have received in respect of the year of his termination had he been employed by the Company for the full year, based on the Company's achievement of the performance goals established in accordance with any incentive plan in which he participates.
Death of Executive. In the event of Mr. Silvester's death, the CEO Employment Agreement automatically terminates, and his or her designated beneficiary or legal representatives are entitled to: (i) a lump sum payment equal to five times the executive officer’s annual base salary pursuant to life insurance coverage maintained by the Company on behalf of Mr. Silvester; (ii) an amount equal to the bonus that would have been received had Mr. Silvester been employed by Company for the full year, multiplied by a fraction, the numerator of which is the number of calendar days he was employed in such year and the denominator of which is 365; and (iii) continued medical benefits coverage for Mr. Silvester's spouse and dependents for a period of 36 months if and to the extent the Company was paying for such benefits for Mr. Silvester’s spouse and dependents at the time of his death. The Company self-insures its obligation to fund the difference between the contractually provided lump sum amount payable in the event of the death of Mr. Silvester and the life insurance benefit provided by his participation in the Company's life insurance benefit provided to all employees.
Disability of Executive. If Mr. Silvester's employment is terminated due to disability, then he is entitled to: (i) any amounts (including salary, bonuses, expense reimbursement, etc.) that have been fully earned by, but not yet paid to him as of the date of such termination; (ii) continued base salary for a period of 36 months, with base salary payments being offset by any payments under the Company's disability insurance policies; (iii) an amount equal to the bonus that would have been received had Mr. Silvester been employed by the Company for the full year, multiplied by a fraction, the numerator of which is the number of calendar days he was employed in such year and the denominator of which is 365; and (iv) continued medical benefits coverage for Mr. Silvester and his spouse and dependents for a period of 36 months if and to the extent the Company was paying for such benefits for Mr. Silvester’s spouse and dependents at the time of his death.
Restrictive Covenants. The CEO Employment Agreement restricts Mr. Silvester from competing with the Company for the term of the CEO Employment Agreement and, if his employment with the Company is terminated before the end of the employment term, for a period of 18 months after his termination of employment.

Employment Agreements for our President; Chief Financial Officer; Chief Strategy Officer; and Chief Claims Officer
The descriptions below set forth the material terms of the employment agreements with our named executive officers, other than our CEO.

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Our executive officers are entitled to certain benefits under their employment agreements upon termination of their employment. An executive officer’s employment may terminate under any of the following circumstances: (i) by us for "cause" (as defined in the applicable executive’s agreement) or by the executive without "good reason" (as defined in the executive’s agreement, if applicable); (ii) by us without "cause" or by the executive with "good reason" (if applicable); (iii) following a "change of control" (as defined in the applicable executive’s agreement); (iv) upon the executive’s death or disability; and (v) after expiration of the term of employment for agreements with a set term.
Upon termination for any reason, each executive is entitled to any salary, bonuses, expense reimbursement and similar amounts (including pension benefits) that were already earned by, but not yet paid to, such executive.
On March 21, 2023, Ms. Gregory and the Company entered into an amendment to Ms. Gregory's existing amended and restated employment agreement in connection with her appointment to the position of President, which is described in the section above entitled "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table - Amendment Employment Agreement with Orla Gregory."
Also on March 21, 2023, Mr. Brockman and the Company entered into an amendment to Mr. Brockman’s existing employment agreement in connection with his appointment to the position of Chief Operating Officer, which is described in the section above entitled "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table - Amendment to Employment Agreement with Paul Brockman."
Mr. O’Shea, our former President, retired from the Company upon the expiration of the term of his employment agreement. His employment agreement provided for certain benefits upon termination of employment in the circumstances described above; however, because his retirement was not an event of termination under his employment agreement, he did not receive any of the benefits described below and is therefore not included in the following narrative disclosure.
Termination for "Cause" or Voluntary Termination without "Good Reason." If we terminate the employment agreement of Ms. Gregory for "cause," or if she voluntarily terminates her employment agreement with us without "good reason," we will not be obligated to make any payments to Ms. Gregory other than amounts that have been fully earned by, but not yet paid to, Ms. Gregory. If we terminate the employment agreement of Messrs. Ni or Brockman for "cause," or if one of them terminates his employment for any reason, we will not be obligated to make any payments to him other than amounts that have been fully earned by, but not yet paid to, him.
Termination "without Cause" or Termination for "Good Reason." Our executive officers are entitled to the benefits described below if: (i) we terminate the executive officer’s employment "without cause" or (ii) for Ms. Gregory, if she terminates her employment with "good reason": (A) any amounts (including salary, bonuses, expense reimbursement, etc.) that have been fully earned by, but not yet paid to, the executive officer as of the date of termination; (B) a lump sum amount equal to two times the executive officer’s annual base salary (for Ms. Gregory), or a continuation of base salary for the greater of twelve months or the number of pay periods required by the Company's U.S. employee severance plan (for Messrs. Ni and Brockman); (C) continued medical benefits coverage for Ms. Gregory, her spouse and dependents at our expense for 24 months; (D) vesting of each outstanding unvested equity incentive award, if any, granted to the executive officer before, on or within three years of the effective date of the employment agreement (for Ms. Gregory); and (E) for the year in which the executive officer’s employment terminates, provided that we achieve any performance goals established in accordance with any incentive plan in which the executive officer participates, an amount equal to the bonus that the executive officer would have received had he or she been employed by us for the full year (an "Incentive Plan Payment") for Ms. Gregory and an Incentive Plan Payment reduced on a pro rata basis to reflect the amount of calendar days during the year that he was employed (a "Pro Rata Incentive Plan Payment") for Messrs. Ni and Brockman.
Termination following a Change in Control. The employment agreements of Messrs. Ni and Brockman and Ms. Gregory require termination of employment following a change in control in order for the executive officer to be entitled to the prescribed employment agreement benefits. Termination of employment following a change in control would entitle these executive officers to the same benefits described above.
Death of Executive. In the event of an executive officer’s death, his or her employment agreement automatically terminates, and his or her designated beneficiary or legal representatives are entitled to: (A) a lump sum payment equal to five times the executive officer’s annual base salary in effect at the time of his or her death (for Ms. Gregory); (B) a Pro Rata Incentive Plan Payment (for Ms. Gregory); and (C) continued medical benefits coverage under the employment agreement for the executive officer’s spouse and dependents for a period of 24 months (for

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Ms. Gregory). The Company self-insures its obligation to fund the difference between the contractually provided lump sum amount payable in the event of the death of Ms. Gregory and the life insurance benefit provided by such executive's participation in the Company's life insurance benefit provided to all employees.
Disability of Executive. For Ms. Gregory, we may terminate her employment agreement if she becomes disabled (as defined in her agreement). If her employment ends because of disability, then she is entitled to: (A) any amounts (including salary, bonuses, expense reimbursement, etc.) that have been fully earned by, but not yet paid to, her as of the date of such termination; (B) base salary for a period of 24 months, with base salary payments being offset by any payments to her under the Company's disability insurance policies; (C) a Pro Rata Incentive Plan Payment; and (D) continued medical benefits coverage for her, her spouse and dependents at our expense for a period ending on the earlier of (x) 24 months and (y) the date she begins new employment with an organization offering a comprehensive major medical health plan for her and her spouse and dependents. For Mr. Brockman, we may terminate his employment agreement if he becomes disabled (as defined in his agreement). If his employment ends because of disability, then he is entitled to: (A) all compensation to which he is entitled up through his termination date; (B) base salary for a period of six months, with base salary payments being offset by any payments to him under the Company's disability insurance policies; and (C) a Pro Rata Incentive Plan Payment.
Restrictive Covenants. In addition, the employment agreements of Mr. Ni and Ms. Gregory provide the Company with certain protections in the form of restrictive covenants regarding non-competition as follows: during the term of their employment agreement and for a period of 12 months following (x) the date of termination of employment (other than in the event of termination by the Company “without cause” or, in the case of Ms. Gregory, by the executive with “good reason”), or (y) alternatively, in the case of Mr. Ni, the date he provides notice to the Company pursuant to his employment agreement of his voluntary termination for any reason, he or she may not compete with us. These agreements, and the agreement for Mr. Brockman, also include restrictive covenants regarding non-solicitation, confidentiality, and non-disparagement.

Annual Incentive Compensation Program
Under the Annual Incentive Compensation Program, a change in control would change the measurement period used to determine bonuses from the calendar year to a period that begins on the first day of the calendar year and ends on the date of the change in control.

Equity Incentive Plan
CEO JSOP Award. In the event of a change in control of the Company, the JSOP Agreement provides that Mr. Silvester's Executive Interest in the JSOP Award would vest in full on the date of such change in control unless the parties agree to roll-over the Executive Interest into shares in the acquiring company, in which case the Executive Interest would not vest and would remain outstanding, subject to the terms of the JSOP Agreement. Upon vesting in connection with a change in control, provided that the Hurdle is met, the value of the Executive Interest would be determined by reference to the applicable price per ordinary share of the Company (or equivalent value where the consideration is not in cash) agreed in the change in control transaction. Upon a change in control, the Hurdle would be the price per share that represents a compound annual growth rate of 8.9136% above an initial share price of $205.89 for the period from and including January 21, 2020 to the date of the change in control. If the Hurdle is not met as of the date of a change in control, the Executive Interest would have no value. For more information on the payments to Mr. Silvester in the event of a change in control, see the section above entitled "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table - Amendments to JSOP Agreement and Employment Agreement with Dominic Silvester."
PSUs and RSUs. Our Equity Plan provides that PSU and RSU awards will not fully vest, nor will payments be made in respect of outstanding PSU and RSU awards, if the Human Resources and Compensation Committee determines, prior to a change in control, that the surviving or successor corporation will assume all such outstanding awards, or substitute a new award of the same type for each such outstanding award. If such assumption or substitution does not occur, the Human Resources and Compensation Committee may fully vest all such outstanding awards in the event of a change in control and may terminate such outstanding awards in exchange for a settlement payment based upon the price per share received in connection with the change in control. The Equity Plan further provides that, unless otherwise determined by the Human Resources and Compensation Committee, PSUs with respect to completed performance periods shall be paid if earned and with respect to in-progress

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performance periods, a pro-rata portion of the target award opportunity shall be paid based on the portion of the performance period that has been completed as of the date of the change in control.

Hypothetical Payments and Benefits
The following table sets forth the benefits payable to each executive officer assuming the occurrence of certain hypothetical events on December 31, 2022. As discussed above, Mr. O’Shea retired from the Company on March 1, 2023, upon the expiration of the term of his employment agreement; consequently, he is not included in the table.

Name	Executive Voluntary Termination or Company Termination for Cause(1)	Executive Voluntary Termination for Good Reason, Company Termination Without Cause	Change in Control	Death	Disability

Dominic Silvester
Base Salary(2)	$—	$7,500,000	$7,500,000	$—	$7,500,000
Bonus(3)	$—	$2,101,563	$2,101,563	$2,101,563	$2,101,563
Medical Benefits(4)	$—	$120,747	$—	$120,747	$120,747
Contractual Life Benefit(5)	$—	$—	$—	$12,500,000	$—
Accelerated Vesting and Contract Benefit(6)	$—	$27,000,000	$27,000,000	$—	$—
TOTAL	$—	$36,722,309	$36,601,563	$14,722,309	$9,722,309

Orla Gregory
Base Salary(2)	$—	$2,400,000	$—	$—	$2,400,000
Bonus(3)	$—	$982,950	$982,950	$982,950	$982,950
Medical Benefits(4)	$—	$29,794	$—	$29,794	$29,794
Contractual Life Benefit(5)	$—	$—	$—	$6,000,000	$—
Accelerated Vesting(6)	$—	$5,176,220	$5,176,220	$5,176,220	$5,176,220
TOTAL	$—	$8,588,964	$6,159,170	$12,188,964	$8,588,964

Paul Brockman(7)
Base Salary(2)	$—	$360,000	$—	$—	$—
Bonus(3)	$—	$739,736	$739,736	$—	$—
Medical Benefits(4)	$—	$—	$—	$—	$—
Contractual Life Benefit(5)	$—	$—	$—	$—	$—
Accelerated Vesting(6)	$—	$3,044,414	$3,934,842	$3,044,414	$3,044,414
TOTAL	$—	$4,144,150	$4,674,578	$3,044,414	$3,044,414

David Ni
Base Salary(2)	$—	$700,000	$—	$—	$—
Bonus(3)	$—	$933,556	$933,556	$—	$—
Medical Benefits(4)	$—	$—	$—	$—	$—
Contractual Life Benefit(5)	$—	$—	$—	$—	$—
Accelerated Vesting(6)	$—	$3,087,311	$3,385,198	$3,087,311	$3,087,311
TOTAL	$—	$4,720,867	$4,318,754	$3,087,311	$3,087,311

(1)Upon termination, the executive officer would be entitled only to amounts (including salary, bonus, expense reimbursement, etc.) that have been fully earned but not yet paid on the date of termination.
(2)Salary amounts reflect contractual severance payments as described above. Salary amounts payable following disability of an executive would be offset by any amounts we recover under the Company's disability insurance policies.
(3)Bonus payments for the 2022 year were determined in accordance with the process described in "Compensation Discussion and Analysis - Annual Incentive Compensation." The bonus amount is assumed to be equal to the actual bonus awarded to the executive officer for the year ended December 31, 2022, which was paid in cash in 2023. Under the Annual Incentive Compensation Program (the "AIP"), a change in control would change the measurement period to determine bonuses from the calendar year to a period that begins on the first day of the calendar year and ends on the date of the change in control. However, the AIP does not create a contractual right to receive a bonus payment upon a change of control.
(4)Reflects the value of continued coverage under medical plans for certain executive officers and their respective families and assumes continuation of premiums paid by us as of December 31, 2022 for the maximum coverage period of 36 months for Mr. Silvester and 24 months for Ms. Gregory.

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(5)Reflects a lump sum payment of five times annual base salary. The Company self-insures its obligation to fund the difference between the contractually provided lump sum amount payable and that provided by the executive's participation in the Company's group life insurance policies.
(6)Based on $231.04 per share, the closing price of our ordinary shares on December 31, 2022. Includes the value of lump sum payments pursuant to Mr. Silvester's employment agreement as described above under the heading "Employment Agreement for our Chief Executive Officer." For Mr. Silvester and Ms. Gregory, upon termination for good reason or without cause, their employment agreements provide for the immediate vesting of each outstanding equity incentive award granted to the executive before, on or within three years after the effective date of the executive’s employment agreement, notwithstanding anything to the contrary in any other agreement, and such awards become exercisable on the date of termination. Messrs. Brockman and Ni are entitled to accelerated vesting of outstanding equity awards only upon termination by the Company without cause. Pursuant to our Equity Plan, equity awards will accelerate upon a change in control only if the Compensation Committee determines that a replacement award has not been assumed or substituted by the surviving or successor corporation as described above.
(7)As noted above under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Amendment to Employment Agreement with Paul Brockman,” subsequent to December 31, 2022, we entered into an amendment with Mr. Brockman to his existing employment agreement that increased his severance payment upon a termination by us without “cause” from six months (the amount disclosed here) to twelve months of his then-current base salary. Mr. Brockman's amended employment agreement will also provide him with base salary for six months and the opportunity for a pro rata incentive plan payment in the event he becomes disabled. His employment agreement in effect on December 31, 2022 did not provide for such benefits.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information regarding our equity compensation plans as of December 31, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by security holders	—	$—	617,640	(1)
Equity compensation plans not approved by security holders	66,532	$137.43	33,468	(2)
Total			651,108
(1)Consists of 555,056 ordinary shares that were available for future issuance under the Equity Plan as of December 31, 2022 and 62,584 ordinary shares available under the Enstar Group Limited Employee Share Purchase Plan as of December 31, 2022.
(2)Consists of ordinary shares available for future issuance under the Deferred Compensation Plan, which is described above under "Director Compensation - Deferred Compensation Plan."

PAY VERSUS PERFORMANCE

SEC rules require us to provide the following information regarding executive compensation for Dominic Silvester, our Chief Executive Officer, and our other named executive officers for the fiscal years listed below. For purposes of this disclosure, Mr. Silvester is referred to as the “PEO” (principal executive officer) and the other named executive officers for each of the covered years are referred to as the “Non-PEO NEOs.”
Generally, the SEC-defined “Compensation Actually Paid” (“CAP”) is calculated by starting with the Summary Compensation Table total values (“SCT Totals”) and making the following adjustments to the SCT Totals: (1) deducting the grant date value of equity granted during the year; (2) deducting the change in pension value for the year (if any); (3) adding the year-end fair value of unvested equity awards granted during the year; (4) adding, for awards granted in prior years that are outstanding and unvested at the end of the year, the difference between the year-end fair value and the immediately prior year-end fair value; (5) adding, for awards granted in prior years that vested during the year, the difference between the fair value as of the vesting date and the immediately prior year-end fair value; and (6) adding the pension service cost for that year (if any).
CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals (as reflected in the significant decrease to 2022 CAP). For a discussion of how our Human

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Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters
Resources and Compensation Committee assesses our named executive officers’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for the fiscal years 2020 and 2021.

					Value of Initial Fixed $100 Investment Based On:(4)
Year(1)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Total Shareholder Return	Peer Group Total Shareholder Return(5)	Net Earnings (Loss) (in millions)	Adjusted ROE*(6)

2022	$20,941,190	$7,281,225	$3,241,675	$(176,934)	$111.69	$151.65	$(870)	(1.1)%

2021	$5,189,781	$14,658,427	$2,584,898	$2,989,277	$119.69	$127.58	$538	10.1%

2020	$23,548,966	$27,697,926	$7,542,123	$7,241,141	$99.05	$106.96	$1,759	41.9%

*Non-GAAP measure; refer to Appendix A for reconciliation to the applicable GAAP financial measure.
(1)Dominic Silvester has served as our PEO for the entirety of 2020, 2021 and 2022. Non-PEO NEOs for the applicable years were as follows:
•2022: Paul O'Shea; Orla Gregory; David Ni; and Paul Brockman
•2021: Paul O'Shea; Orla Gregory; Paul Brockman; Nazar Alobaidat; Guy Bowker; and Zachary Wolf
•2020: Paul O'Shea; Guy Bowker; Orla Gregory; and Paul Brockman
(2)Amounts reported in this column represent (i) the SCT Total for the applicable year in the case of Mr. Silvester and (ii) the average of the SCT Totals for the applicable year for our Non-PEO NEOs for the applicable year.
(3)To calculate CAP, adjustments were made to the SCT Totals for the applicable year. A reconciliation of the adjustments for Mr. Silvester and for the average of the Non-PEO NEOs is set forth following the footnotes to this table. As such, the amounts reported in these columns do not reflect the actual amount of compensation earned by or paid to our named executive officers during the applicable year.
(4)Pursuant to SEC rules, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)The Total Shareholder Return ("TSR") peer group consists of the S&P 1500 Property & Casualty Insurance Index, an independently prepared index that includes companies in the property and casualty insurance industry (and which is used for the Company’s stock performance chart in our Annual Report on Form 10-K).
(6)As discussed in "Executive Compensation - Compensation Discussion and Analysis - Annual Incentive Program," the Human Resources and Compensation Committee selected Adjusted ROE as the sole financial metric for evaluating management's performance in the 2022 Annual Incentive Compensation Program (the "AIP". This measure was used to determine 45% of the award granted pursuant to the 2022 AIP in the case of Messrs. Silvester and O'Shea and Ms. Gregory and 20% of the award granted pursuant to the 2022 AIP in the case of Messrs. Brockman and Ni.

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Reconciliation of CAP Adjustments

Year	Summary Compensation Table Total(a)	(Minus) Equity Award Values Reported in Summary Compensation Table for Covered Year(b)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Equity Awards Granted in Fiscal Year(c)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years(d)	Plus Fair Value at Vesting of Equity Awards Granted in Fiscal Year that Vested During Fiscal Year(e)	Plus/(Minus) Change in Fair Value at Vesting of Equity Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied(f)	(Minus) Fair Value as of Prior Fiscal Year-End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year(g)	Equals Compensation Actually Paid

PEO

2022	$20,941,190	$(15,413,418)	$—	$1,753,453	$—	$—	$—	$7,281,225

2021	$5,189,781	$—	$—	$9,468,646	$—	$—	$—	$14,658,427

2020	$23,548,966	$(13,648,652)	$20,028,958	$—	$—	$(2,231,346)	$—	$27,697,926

Average of Non-PEO NEOs

2022	$3,241,675	$(1,061,221)	$936,463	$(3,328,260)	$—	$34,408	$—	$(176,934)

2021	$2,584,898	$(905,304)	$686,113	$1,276,882	$66,472	$76,179	$(795,964)	$2,989,277

2020	$7,542,123	$(4,714,638)	$4,823,418	$193,059	$—	$(602,821)	$—	$7,241,141

(a)Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the Average of Non-PEO NEOs, amounts shown represent averages for the named executive officers for the indicated fiscal year. See footnote 1 to the "Pay Versus Performance" table for a list of the named executive officers included in the average for each indicated fiscal year.
(b)Represents the grant date fair value of the equity awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(c)Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested equity awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(d)Represents the change in fair value during the indicated fiscal year of the outstanding and unvested equity awards held by the applicable named executive officer as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(e)Represents the fair value at vesting of the equity awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(f)Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each equity award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(g)Represents the fair value as of the last day of the prior fiscal year of the equity awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

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Relationship Between Pay and Performance
Below is a description of the relationships between CAP to the PEO and the average of CAP to the Non-PEO NEOs, and cumulative total shareholder return; net earnings (loss); and Adjusted ROE. Refer to Appendix A for reconciliation of Adjusted ROE to the applicable GAAP financial measure.

Compensation Actually Paid vs Company and Index
Total Shareholder Return
Compensation Actually Paid
($ millions)
$30
$25
$20
$15
$10
$5
$0
$160
$140
$120
$100
$80
$60
Total Shareholder Return ($)
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO Named Executive Officers
Total Shareholder Return
Peer Group Total Shareholder Return

Compensation Actually Paid vs Company Net Earnings (Loss)
Compensation Actually Paid ($ millions)
$30
$25
$20
$15
$10
$5
$0
2020
2021
2022
$2,000
$1,000
$0
$-1,000
$-2,000
Net Earnings (Loss) ($ millions)
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO Named Executive Officers
Enstar Net Earnings (loss)

Compensation Actually Paid vs Adjusted ROE*
Compensation Actually Paid ($ millions)
$30
$25
$20
$15
$10
$5
$0
50.0%
40.0%
30.0%
20.0%
10.0%
—%
Adjusted ROE*
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO Named Executive Officers
Adjusted ROE*

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Performance Measures Used to Link Company Performance and CAP
The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by us to link our performance to compensation actually paid to our named executive officers for 2022. The measures in this table are not ranked:

Measure	Explanation
Adjusted Return on Equity (Adjusted ROE)	Non-GAAP financial measure calculated by dividing adjusted operating income (loss) attributable to Enstar ordinary shareholders by adjusted opening Enstar ordinary shareholders’ equity.
Adjusted Book Value per Ordinary Share (Adjusted BVPS)
Non-GAAP financial measure calculated by dividing Enstar ordinary shareholders’ equity, adjusted to add the proceeds from the assumed exercise of warrants, by the number of ordinary shares outstanding, adjusted for the exercise of warrants and equity awards granted and not yet vested.

ESGR Stock Price	The price of our ordinary shares that are traded on the NASDAQ Global Select Market under the ticker symbol "ESGR".
Return on Equity (ROE)	GAAP-based financial measure calculated by dividing net earnings (loss) attributable to Enstar ordinary shareholders by opening Enstar ordinary shareholders’ equity.
Book Value per Ordinary Share (BVPS)	GAAP financial measure calculated by dividing Enstar ordinary shareholders’ equity by the number of ordinary shares outstanding.

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CEO PAY RATIO

SEC rules require the Company to determine the annual total compensation of our median-compensated employee for 2022 and present a comparison of that person's compensation to the annual total compensation of our CEO, Dominic Silvester. Our pay ratio was calculated using the ratio of Mr. Silvester's annual total compensation (as reported in the Summary Compensation Table) to the annual total compensation of our median employee (calculated in accordance with the Summary Compensation Table rules), for fiscal year 2022. Mr. Silvester's 2022 annual total reported compensation was $20,941,190. The 2022 annual total compensation of our median compensated employee was $100,012. Accordingly, our pay ratio for 2022 was 209 to 1.
To calculate our CEO pay ratio, we identified a median-compensated employee for whom 2022 annual total compensation could be determined. We determined the median-compensated employee by collecting compensation data for all of our full- and part-time staff employed by us across all jurisdictions on October 1, 2022, excluding Mr. Silvester. We excluded from this population all personnel classified as independent contractors whose compensation is determined by third parties. This process resulted in the use of a different person as the median-compensated employee than the prior year.
To identify the median-compensated employee, we used total cash compensation as our compensation measure, which included (i) base salary or wages, including overtime, and (ii) annual incentive payments made during the one-year period ended September 30, 2022. Equity compensation, including any equity awards settled in cash, was not included in total cash compensation. We did not make any cost-of-living or other adjustments, assumptions or estimates. Total cash compensation paid in a foreign currency was converted to U.S. Dollars at prevailing exchange rates as of September 30, 2022.

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Proposal 3:
Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation

WHAT AM I VOTING ON?

Shareholders are being provided the opportunity to vote on how often they believe we should hold an advisory vote to approve executive compensation in the future. The frequency options are to hold the advisory vote to approve executive compensation each year, every two years or every three years.

The Board recommends ONE YEAR for the frequency of future advisory votes to approve executive compensation.

In addition to the advisory vote to approve executive compensation, we are seeking input from our shareholders as to how often we should include an advisory vote to approve executive compensation in our proxy materials for future annual shareholder meetings (or special shareholder meetings for which we must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 3, shareholders may vote to have the say-on-pay vote every one year, every two years or every three years, or they may abstain from casting a vote on this proposal. As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, the Board values and encourages constructive dialogue on compensation and other important governance topics with our shareholders, to whom it is ultimately accountable, and will consider the outcome of this advisory vote when determining the frequency of the say-on-pay vote.
The Board believes that an annual say-on-pay vote, consistent with our current practice, allows our shareholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. An annual vote is also consistent with the Company’s efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

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Audit
Matters

Proposal 4:
Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

WHAT AM I VOTING ON?

The Audit Committee of our Board has appointed and is requesting ratification by shareholders of the committee's appointment of PricewaterhouseCoopers LLP ("PwC") as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2023, and to authorize our Board, acting through the Audit Committee, to approve the fees for PwC.

The Board recommends a vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the 2023 fiscal year, and the authorization of our Board, acting through the Audit Committee, to approve the fees for PwC.

The Audit Committee of our Board has appointed PricewaterhouseCoopers LLP ("PwC"), as our independent registered public accounting firm for the year ending December 31, 2023. At the Annual General Meeting, shareholders will be asked to ratify this appointment and to authorize our Board, acting through the Audit Committee, to approve the fees for PwC. PwC has served as our independent registered public accounting firm since March 2022. A representative of PwC is expected to be present at the virtual meeting. The representative will have the opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions.

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REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and the performance of the Company’s internal audit function. The Audit Committee is solely responsible for the appointment, retention, and compensation of the Company’s independent registered public accounting firm. It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the independent registered public accounting firm, as appropriate.
In performing its duties, the Audit Committee:
▪has reviewed the Company’s audited financial statements for the year ended December 31, 2022 and had discussions with management regarding the audited financial statements;
▪has discussed with representatives of the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission;
▪has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communication with the Audit Committee concerning independence; and
▪has discussed with representatives of the independent registered public accounting firm their independence, the audited financial statements and other matters the Audit Committee deemed relevant and appropriate.
Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for that year.
AUDIT COMMITTEE
Robert J. Campbell, Chairman
B. Frederick Becker
Susan L. Cross
Hitesh R. Patel

CHANGE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 15, 2022, the Audit Committee dismissed KPMG Audit Limited ("KPMG") as the Company’s independent registered public accounting firm for the Company’s 2022 fiscal year. KPMG served as our independent registered public accounting firm for 2021.
KPMG’s audit reports on the Company’s consolidated financial statements as of, and for the year ended, December 31, 2021, which are included in our 2022 Annual Report on Form 10-K, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except to make reference to the Company’s change in accounting policy relating to deferred charge assets as described in Notes 2(b) and 9 to the consolidated financial statements as of, and for the year ended, December 31, 2021.
During the year ended December 31, 2021 and the subsequent interim period through the date of the Audit Committee's decision not to reappoint KPMG, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure that, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter thereof in connection with its report on the Company's

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consolidated financial statements for either year, and there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
The Company provided KPMG with a copy of the foregoing disclosure in paragraphs 2 and 3 of this subsection "Change of Independent Registered Public Accounting Firm" and KPMG has stated in response that it agrees with such disclosure in all respects.

AUDIT AND NON-AUDIT FEES

Aggregate fees for professional services rendered to us by PricewaterhouseCoopers Ltd. ("PwC") and PwC member firms for the year ended December 31, 2022 and by KPMG and KPMG member firms for the year ended December 31, 2021 are set forth below.

	In thousands of U.S. Dollars
	2022 (PwC)	2021 (KPMG)

Audit Fees	$8,528	$9,395
Audit-Related Fees	368	34
Tax Fees	296	48
All Other Fees	17	129
Total	$9,209	$9,606
Audit Fees for the years ended December 31, 2022 and 2021 were for professional services rendered for the audit of our annual financial statements, for the review of our quarterly financial statements, for services in connection with the audits for insurance statutory and regulatory purposes in the various jurisdictions in which we operate and for the provision of consents relating to our filings with the SEC.
Audit-Related Fees for the years ended December 31, 2022 and 2021 consisted primarily of professional services rendered for assurance and related services that are traditionally performed by independent accountants, including: audit and pre- and post-implementation reviews of systems, processes and controls, accounting changes related to subsequent years and financial accounting and reporting consultations.
Tax Fees for the years ended December 31, 2022 and 2021 were for professional services rendered for tax compliance, transaction-based tax reviews, review of tax accounting matters and other tax planning and consultations.
All Other Fees for the years ended December 31, 2022 and 2021 were for professional services rendered for information based subscriptions and certain subsidiary matters.

Consideration of Auditor Independence
The Audit Committee has concluded that the provision of the non-audit services by PwC and KPMG is compatible with maintaining their respective independence.

Procedures for Pre-Approval of Audit and Non-Audit Services
Our Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. During 2022, the Audit Committee also granted its pre-approval for specific types of tax and other non-audit services with specified fee structures that may be provided by our independent registered public accounting firm. Any engagements falling within these pre-approved outlines can be entered into, with our independent registered public accounting firm and management reporting the details of any such pre-approved engagements to the Audit Committee at its next meeting. The Audit Committee will review the scope of the pre-approval annually. In the event it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval at a time that does not correspond to a committee meeting, the Audit Committee has delegated authority to review and approve such services to the Audit Committee Chairman, who would report any such approvals to the full committee at its next meeting.

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For the year ended December 31, 2022, the Audit Committee approved all audit and non-audit services by our independent registered public accounting firm either on an individual basis as the need arose or by way of the pre-approval process described above.

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Certain Relationships and Related-Party Transactions

BENEFICIAL OWNERSHIP OF CERTAIN HOLDERS

The table below sets forth information as of April 4, 2023 (unless otherwise indicated) regarding beneficial ownership of our voting ordinary shares by each of the following, in each case based on information provided to us by these individuals:
▪each person or group known to us to be the beneficial owner of more than 5% of our ordinary shares;
▪each of our current directors and director nominees;
▪each of the individuals named in the Summary Compensation Table; and
▪all of our current directors and executive officers as a group.
The table describes the ownership of our voting ordinary shares (including restricted voting ordinary shares), which are the only shares entitled to vote at the Annual General Meeting. Percentages are based on 16,012,661 ordinary shares outstanding as of April 4, 2023.
Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares shown as beneficially owned by them.

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Name of Beneficial Owner	Number of Shares	Percent of Class
Stone Point Capital LLC(1)	1,546,196	9.7%
Canada Pension Plan Investment Board(2)	1,501,211	9.4%
The Vanguard Group(3)	1,104,495	6.9%
Wellington Management Group LLP(4)	1,001,215	6.3%
BlackRock, Inc.(5)	829,092	5.2%
Dominic Silvester(6)	611,022	3.8%
Paul O’Shea(7)	246,396	1.5%
Robert Campbell(8)	186,335	1.2%
Orla Gregory(9)	50,031	*
Hans-Peter Gerhardt(10)	14,577	*
Paul Brockman(11)	12,259	*
James Carey(12)	8,610	*
Hitesh Patel(13)	6,252	*
B. Frederick Becker(14)	5,671	*
W. Myron Hendry(15)	1,763	*
Susan L. Cross(16)	1,522	*
David Ni(17)	1,094	*
Sharon A. Beesley(18)	1,020	*
Poul Winslow(19)	379	*
All Current Executive Officers and Directors as a group (19 persons)(20)	1,157,826	7.2%
* Less than 1%
(1)Based on information provided in a Schedule 13D/A filed jointly on May 13, 2022 by Trident V, L.P. (“Trident V”), Trident Capital V, L.P. (“Trident V GP”), Trident V Parallel Fund, L.P. (“Trident V Parallel”), Trident Capital V-PF, L.P. (“Trident V Parallel GP”), Trident V Professionals Fund, L.P. (“Trident V Professionals” and, together with Trident V and Trident V Parallel, the “Trident V Funds”), Stone Point GP Ltd. (“Trident V Professionals GP” and, together with Trident V GP and Trident V Parallel GP, the “Trident V GPs”) (collectively, the “Stone Point Partnerships”), Stone Point Capital LLC (“Stone Point”), Trident Public Equity LP (“TPE LP”) and Trident Public Equity GP LLC ("TPE GP"). Each of the following persons may be deemed to beneficially own an aggregate of the 1,546,196 Ordinary Shares held by or held for TPE LP: (i) each of the Trident V Funds, which has shared voting and dispositive power with respect to such shares; (ii) Trident V GP, in its capacity as sole general partner of Trident V; (iii) Trident V Parallel GP, in its capacity as sole general partner of Trident V Parallel; (iv) Trident V Professionals GP, in its capacity as sole general partner of Trident V Professionals; (v) Stone Point, in its capacity as the manager of each of the Trident V Funds; and (vi) TPE GP, in its capacity as sole general partner of TPE LP. James Carey, a member of our Board, is a member and Managing Director of Stone Point, an owner of one of four general partners of each of Trident V GP and Trident V Parallel GP, and a shareholder and director of Trident V Professionals GP. See footnote 12 with respect to 8,610 ordinary shares issuable to Mr. Carey pursuant to the Deferred Compensation Plan and not included in Stone Point’s total reported holdings of 1,546,196 shares. Although these share units accrue to Mr. Carey personally, he holds these share units solely for the benefit of Stone Point, which may be deemed an indirect beneficial owner. The principal address for each Stone Point entity is c/o Stone Point at its principal address, which is 20 Horseneck Lane, Greenwich, CT 06830.
(2)Based on information provided in a Schedule 13D/A filed jointly on March 24, 2023 by (a) CPP Investments, (b) CPPIB Epsilon Ontario Limited Partnership ("CPPIB LP"), (c) CPPIB Epsilon Ontario Trust ("CPPIB Trust"), (d) R. Scott Lawrence and (e) John William (Bill) MacKenzie. CPP Investments' reported holding of 1,501,211 ordinary shares excludes 741,735 ordinary shares held by CPPIB LP. CPPIB Trust is the general partner of CPPIB LP, and Messrs. Lawrence and MacKenzie are trustees of CPPIB Trust. By virtue of their roles as a trustee of CPPIB Trust, Messrs. Lawrence and MacKenzie have shared voting and shared dispositive power over the shares. The principal address of the above persons and entities is One Queen Street East, Suite 2500 Toronto, ON M5C 2W5 Canada.
(3)Based on information provided in a Schedule 13G/A filed on February 9, 2023 by The Vanguard Group ("Vanguard"). Vanguard has shared voting power over 11,645 shares, sole dispositive power over 1,080,985 shares and shared dispositive power over 23,510 shares. The principal address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(4)Based on information provided in a Schedule 13G/A filed on February 6, 2023 by Wellington Management Group LLP ("Wellington"), Wellington Group Holdings LLP ("Wellington Holdings") and Wellington Investment Advisors Holdings LLP ("Wellington Advisors"). Wellington, Wellington Holdings and Wellington Advisors have shared voting power over 767,731 shares and shared dispositive power over 1,001,215 shares. The principal address for Wellington, Wellington Holdings and Wellington Advisors is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.
(5)Based on information provided in a Schedule 13G filed on February 7, 2023 by BlackRock, Inc. ("BlackRock"). BlackRock has sole voting power over 804,673 shares and sole dispositive power over 829,092 shares. The principal address for BlackRock is 55 East 52nd Street, New York, NY 10055.
(6)Consists of (a) 101,854 ordinary shares held directly by Mr. Silvester and (b) 509,168 shares held indirectly by Rock Pigeon Limited, a Guernsey company wholly owned by Mr. Silvester. Does not include Mr. Silvester's Joint Share Ownership Interest in 565,630 ordinary shares relating to an award granted to Mr. Silvester under our Joint Share Ownership Plan, a sub-plan of our Amended and Restated 2016 Equity Incentive Plan. Under the terms of a joint share ownership agreement between Enstar, Mr. Silvester and the trustee of the Enstar

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Group Limited Employee Benefit Trust, as amended, Mr. Silvester holds a shared ownership interest with the Trustee in the ordinary shares underlying the award, subject to certain vesting and other conditions. The Trustee holds the legal title of all the ordinary shares underlying the award, and all voting rights in respect of the shares underlying the award have been waived.
(7)Consists of (a) 98,099 ordinary shares held directly by Mr. O’Shea, (b) 466 restricted ordinary shares held directly by Mr. O'Shea scheduled to vest on April 3, 2024, and (c) 147,831 ordinary shares held by the Elbow Trust (of which Mr. O'Shea and his immediate family are the sole beneficiaries). The trustee of the Elbow Trust is R&H Trust Co. (BVI) Ltd. 12,500 ordinary shares held directly by Mr. O'Shea and 34,495 ordinary shares held by the Elbow Trust are held in margin accounts. As of April 4, 2023, the aggregate margin balance on such accounts was $6.7 million.
(8)Consists of (a) 43,556 ordinary shares held directly by Mr. Campbell, (b) 42,500 ordinary shares held by a self-directed pension plan, (c) 32,300 ordinary shares owned by Mr. Campbell’s spouse, (d) 25,050 ordinary shares owned by Osprey Partners, (e) 12,400 ordinary shares owned by Mr. Campbell’s children, (f) 3,000 ordinary shares owned by the Robert J. Campbell Family Trust, (g) 2,500 ordinary shares owned by the F.W. Spellissy Trust, (h) 500 ordinary shares owned by the Amy S. Campbell Family Trust, and (i) 24,529 ordinary shares issuable pursuant to the Enstar Group Limited Deferred Compensation and Ordinary Share Plan for Non-Employee Directors.
(9)Consists of 50,031 ordinary shares held directly by Ms. Gregory.
(10)Consists of 14,147 ordinary shares held directly by Mr. Gerhardt and 430 restricted ordinary shares held directly by Mr. Gerhardt scheduled to vest on April 3, 2024.
(11)Consists of 12,259 ordinary shares held directly by Mr. Brockman.
(12)Consists of 8,610 ordinary shares issuable pursuant to the Deferred Compensation Plan held by Mr. Carey solely for the benefit of Stone Point, of which Mr. Carey is a Managing Director. Mr. Carey disclaims beneficial ownership of these share units, except to the extent of his pecuniary interest therein, if any. Stone Point may be deemed an indirect beneficial owner of these ordinary shares. Does not include the ordinary shares held by the Trident V Funds described in footnote 1. Mr. Carey is a member of the investment committee and owner of one of the four general partners of both of Trident V GP (the general partner of Trident V) and Trident V Parallel GP (the general partner of Trident V Parallel). Mr. Carey is also a member and Managing Director of Stone Point and a shareholder and director of Trident V Professionals GP, which is the general partner of Trident V Professionals. Mr. Carey disclaims beneficial ownership of the shares held of record or beneficially by Stone Point, except to the extent of any pecuniary interest therein.
(13)Consists of 484 ordinary shares held directly by Mr. Patel and 5,768 ordinary shares issuable to Mr. Patel pursuant to the Deferred Compensation Plan.
(14)Consists of (a) 1,441 ordinary shares held directly by Mr. Becker, (b) 430 restricted ordinary shares held directly by Mr. Becker scheduled to vest on April 3, 2024 and (c) 3,800 ordinary shares issuable to Mr. Becker pursuant the Deferred Compensation Plan. Mr. Becker also holds 1,000 Depositary Shares, each representing a 1/1000th interest in a 7% Perpetual Non-Cumulative Series E Preferred Share issued by the Company not reflected in the table above.
(15)Consists of 1,763 ordinary shares issuable to Mr. Hendry pursuant the Deferred Compensation Plan.
(16)Consists of 1,092 ordinary shares held directly by Ms. Cross and 430 restricted ordinary shares held directly by Ms. Cross scheduled to vest on April 3, 2024.
(17)Consists of 1,094 ordinary shares held directly by Mr. Ni.
(18)Consists of 590 ordinary shares held directly by Ms. Beesley and 430 restricted ordinary shares held directly by Ms. Beesley scheduled to vest on April 3, 2024.
(19)Consists of 379 restricted ordinary shares held directly by Mr. Winslow scheduled to vest on July 1, 2023.
(20)See footnotes 6 through 19.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Procedures
From time to time, we have participated in transactions in which one or more of our directors, executive officers or large shareholders has an interest. These transactions, called related-party transactions, are described below. All related-party transactions require the approval of our Audit Committee (comprised entirely of independent directors), which reviews each transaction for fairness, business purpose, and reasonableness. Each transaction involving the Company and an affiliate entered into between January 1, 2022 and the date of this proxy statement was approved by our Audit Committee. Investment transactions with related parties are also subject to the review and approval of our Investment Committee.
In addition, our Board has adopted a Code of Conduct, which states that our directors, officers and employees must avoid engaging in any activity that might create a conflict of interest or a perception of a conflict of interest. The Code of Conduct requires these individuals to raise any proposed or actual transaction that they believe may create a conflict of interest for Audit Committee consideration and review. In any situation where an Audit Committee member could be perceived as having a potential conflict of interest, that member is expected to recuse himself or herself from the matter, and the non-interested members of the Audit Committee review the transaction. Our directors and executive officers are required to declare any interests or potential conflicts of interest annually, and update these declarations on an ongoing basis. Certain of our directors and executive officers have made personal commitments and investments in certain funds and entities in which we invest that are not related parties. In addition, such personal investments have been made in entities that are affiliates of, or otherwise related to, funds managed by or companies affiliated with Stone Point Capital LLC ("Stone Point"), including some of the those reflected in the disclosure below. A summary of all declared interests is provided to the Board regularly.
On an annual basis, each director and executive officer completes a Directors’ and Officers’ Questionnaire that requires disclosure of any transactions with the Company in which he or she, or any member of his or her immediate family, has a direct or indirect material interest. A summary of responses from the questionnaires is reported to the Audit Committee.

Transactions Involving Related Persons

Stone Point and its Affiliates
Investment funds managed by Stone Point own an aggregate of 1,546,196 of our Voting Ordinary Shares (which constitutes approximately 9.7% of our outstanding voting ordinary shares). James D. Carey, one of our directors, is the sole member of an entity that is one of four general partners of the entities serving as general partners for the Trident funds, is a member of the investment committees of such general partners, and is a member and Managing Director of Stone Point.

Investments
We have made various investments in funds and separate accounts managed by Stone Point or affiliates of Stone Point, and we have also made direct investments in entities affiliated with Stone Point. The table below summarizes our investments related to Stone Point and the fees we have paid to Stone Point and its affiliates in connection with such investments. Regarding these investments:
•Where we have made an investment in a fund, the manager of such fund generally charges certain fees to the fund, which are deducted from the net asset value.
•The aggregate fee amounts in respect of fund investments included in the table below are estimated using the fee provisions applicable to each fund pursuant to the relevant subscription documents. No cash payments were made in respect of these fee amounts.
•We are treated no less favorably than similarly situated investors in these funds, and fees charged pursuant to investments affiliated with Stone Point were on an arm's-length basis.

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Investment	Carrying Value as of December 31, 2022	2022 Aggregate Fees	Outstanding Commitments as of December 31, 2022
	(in millions of U.S. dollars)
Investments in Funds and Separate Accounts managed by Stone Point and its affiliates(1)	$1,187	$10	$145
Direct Investment in Stone Point Credit Corporation(2)	$39	$0.6	$13
Direct Investment in Mitchell TopCo Holdings(3)	$25	N/A	$—
Direct Investment in T-VIII Celestial Co-Invest LP(4)	$10	N/A	$0.5
Direct Investment in Evergreen Parent L.P.(5)	$190	N/A	$—
(1)Includes investments managed by Stone Point or one of the following entities in which funds managed by Stone Point have ownership interests: Eagle Point Credit Management LLC, SKY Harbor Capital Management, LLC, PRIMA Capital Advisors, LLC, Henderson Park Capital, and Marble Point Investments LP. Mr. Carey is a member of the board of managers of Eagle Point Credit Management LLC. Also includes investments managed by Sound Point Capital Management, L.P., in which Mr. Carey has an indirect minority ownership and for which he serves as a member of its board of managers.
(2)Investment in Stone Point Credit Corporation, a business development company and affiliate of Stone Point.
(3)Co-investment alongside an affiliate of Stone Point in Mitchell TopCo Holdings, the indirect parent company of Mitchell International ("Mitchell") and Genex Services ("Genex").
(4)Direct investment in T-VIII Celestial Co-Invest LP, an entity formed by Stone Point to participate in a private equity transaction to acquire CoreLogic, Inc.
(5)Direct investment alongside an affilliate of Stone Point in Evergreen Parent L.P., the parent company of AmTrust Financial Services, Inc.
During 2022 and the first quarter of 2023, we entered into the following transactions in which Stone Point and/or its affiliates had an interest:
•On January 1, 2022, we invested $53 million in Eagle Point Credit Partners, an entity which Stone Point is owned in part by funds managed by Stone Point.
•On February 22, 2022, we invested $125 million into Sky Harbor Short Duration High Yield Fund, an entity that is managed by Sky Harbor Capital Management, which is an entity owned in part by funds managed by Stone Point.
•On February 28, 2022, we invested $50 million into a separate account managed by Eagle Point Credit Management LLC, an entity which is owned in part by funds managed by Stone Point.
•On November 10, 2022, we invested $55 million into a separate account managed by Eagle Point Credit Management LLC, an entity which is owned in part by funds managed by Stone Point.

Share Repurchase
On May 10, 2022, we repurchased 89,790 voting ordinary shares of the Company from Trident Public Equity, an affiliate of Stone Point, for an aggregate price of $20 million. The transaction was priced at $222.74 per share, representing a 5% discount to the closing price of the Company’s ordinary shares on the NASDAQ stock market on May 9, 2022. Following the share repurchase, investment funds managed by Stone Point owned an aggregate of 1,546,196 of our voting ordinary shares (which constitutes approximately 9.7% of our outstanding voting ordinary shares) as of April 4, 2023. We funded the repurchase using cash on hand.

Third Party Administrators
Funds managed by Stone Point hold the controlling interest in Mitchell and Genex, with certain co-investors, including the Company, holding minority interests in the entities. During 2022 and through February 23, 2023, we were invoiced an aggregate of $4 million for services provided by Mitchell and Genex for medical treatment utilization review, medical bill review, and pharmacy benefit management services pursuant to third party administrator arrangements for primarily workers' compensation portfolios in run-off that we manage. $2 million of this amount arises from pharmacy benefit management services provided by Mitchell, and the vast majority of amounts invoiced by Mitchell for these services represent the cost of providing prescription medication to our policyholders that we would otherwise pay directly. These invoices are processed for settlement by our third party administrators, whose periodic reporting to us reflects payments actually approved and processed through claims

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files as loss adjustment expenses. Stone Point has no influence over our dealings with these third party administrators and these arrangements are on an arms' length basis.

StarStone
In 2020 and 2021 we executed a series of transactions to exit our direct investment in active underwriting businesses. We completed these transactions with our co-investors and connected parties, Trident V, L.P., Trident V Parallel Fund, L.P. and Trident V Professionals Fund, L.P. (collectively, the "Trident V Funds"), managed by Stone Point and Dowling Capital Partners I, L.P. and Capital City Partners LLC (collectively, the "Dowling Funds"). Following these transactions, we own 13.8% of Northshore Holdings Limited ("Northshore"), the holding company that owns Atrium Underwriting Group Limited and its subsidiaries (collectively, "Atrium") and Arden Reinsurance Company Ltd. ("Arden"), while the Trident V Funds and Dowling Funds own 76.3% and 0.4% of Northshore, respectively. The transactions had no impact on the ultimate ownership of StarStone Specialty Holdings Limited (“SSHL”), the holding company for the StarStone Group, which continues to own StarStone's international business ("StarStone International"), with us, the Trident V Funds and the Dowling Funds retaining our and their current ownership interests in SSHL of 59.0%, 39.3% and 1.7%, respectively. In connection with the closing of certain of these transactions, we entered into amended and restated shareholders’ agreements with the Trident V Funds and the Dowling Funds with respect to our investment in SSHL and Northshore. Pursuant to the terms of the SSHL shareholders agreement, at any time after December 31, 2022, the Trident V Funds have the right to cause us to purchase their shares in SSHL at their fair market value, and the Dowling Funds have the right to participate in any such sale transaction initiated by the Trident V Funds. We would be entitled to pay the purchase price for such SSHL shares in cash or in unrestricted ordinary shares of Enstar that are then listed or admitted to trading on a national securities exchange. At any time after March 31, 2023, we will have the right to cause the Trident V Funds and the Dowling Funds to sell their shares in SSHL to us at their fair market value. We would be obligated to pay the purchase price for such SSHL shares in cash.
In 2021, we and Stone Point sold StarStone Underwriting Limited ("SUL"), a Lloyd's managing agency, together with the right to operate Lloyd's Syndicate 1301, to Inigo Limited ("Inigo"). In conjunction with the transaction, Enstar, the Trident V Funds and the Dowling Funds retained the economics of Syndicate 1301’s (“S1301”) 2020 and prior years’ underwriting years of account as this business runs off. Due to the sale of SUL to Inigo and effective January 1, 2023, we amended existing reinsurance arrangements involving StarStone Insurance Bermuda Limited, which is part of StarStone International, and our wholly owned insurance subsidiaries Fitzwilliam Insurance Limited and Cavello Bay Reinsurance Limited, and entered into new ancillary agreements between our subsidiary Kenmare Holdings Limited and SSHL, to allow the 2020 year of account of S1301 to close by way of a reinsurance-to-close to Lloyd’s Syndicate 2008 (“S2008”), as it could not otherwise do so into the next open year of S1301. The revisions and new ancillary agreements were required only to preserve existing financial arrangements following the closure of the 2020 year of account of S1301 at year-end 2022 by way of a reinsurance-to-close to S2008, and do not constitute new lines of business with respect to our subsidiaries involved. The revisions ensure that the business originally ceded to our subsidiaries under the existing reinsurance agreements continue to be ceded to the companies, on the same terms, notwithstanding the underlying reinsurance-to-close to S2008.
On September 26, 2022, our subsidiary Cavello Bay Reinsurance Limited purchased $26 million of high-quality, fixed income debt securities at their readily available market price from StarStone Insurance Bermuda Limited, which is part of StarStone International.

Monument Re
As of December 31, 2022, we own 20.0% of the common shares of Monument Re and 24.4% of its preferred shares, which is reduced to 13.7% on a committed capital basis. As of December 31, 2022, a fund managed by Stone Point owns 6.7% of Monument Re’s preferred shares, which increases to 11.2% on a committed capital basis.
In November 2022, we closed a transaction with Monument Re to novate our reinsurance closed block of life annuity policies written by Enhanzed Re. We settled the life liabilities and the related assets at carrying value in return for cash consideration as of the closing date. A portion of the net gain on novation is subject to deferral to account for our existing ownership interest in Monument Re. The final impact of the novation will be reflected in our first quarter 2023 results, as we report the results of Enhanzed Re on a one quarter reporting lag. We have accounted for our investment in the common and preferred shares of Monument Re as an equity method

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investment. Our losses from Monument Re include an other-than-temporary impairment charge for the year ended December 31, 2022.

Canada Pension Plan Investment Board
On March 28, 2023, we repurchased 1,597,712 non-voting ordinary shares of the Company from Canada Pension Plan Investment Board for an aggregate price of $341 million. The shares consisted of 1,192,941 Series C non-voting ordinary shares, par value $1.00 per share and 404,771 Series E non-voting ordinary shares, par value $1.00 per share, and comprised all of the outstanding non-voting ordinary shares of Enstar. Following the repurchase of the shares, CPP Investments holds 9.4% of Enstar’s outstanding voting ordinary shares and remains contractually entitled to appoint a director representative on the Company's board of directors. CPPIB Epsilon Ontario Limited Partnership will continue to hold 4.6% of Enstar’s outstanding voting ordinary shares. We funded the repurchase using cash on hand and short-term liquidity provided from our existing unsecured revolving credit facility.

Wellington
Wellington and certain of its affiliates collectively owned 6.3% of our voting ordinary shares as of December 31, 2022. We have made investments in funds managed by Wellington or affiliates of Wellington. As of December 31, 2022, the market value of our investments in funds managed by Wellington or affiliates of Wellington was $18 million, and we incurred no fees during the year ended December 31, 2022. As of December 31, 2022, the market value of our investments in a separate account managed by Wellington was $2.3 billion, and we incurred fees of $1.4 million in respect of such investments during the year ended December 31, 2022. Where we have made investments in funds (i) the manager generally charges certain fees to the fund, which are deducted from the net asset value, (ii) the aggregate fee amount reported is estimated using the fee provisions applicable to each fund pursuant to the relevant subscription documents and no cash payments were made in respect of these fee amounts, and (iii) we are treated no less favorably than similarly situated investors in these funds, and fees charged pursuant to investments affiliated with Wellington were on an arm's-length basis.

Saracens Group
An entity controlled by Dominic Silvester owns a controlling stake in Saracens Limited, a U.K. professional sports organization for rugby and netball ("Saracens"). Paul O’Shea is a minority shareholder in the entity, and both serve as non-employee directors of Saracens. In March 2022, we entered into a three-year sponsorship agreement with Saracens Women's (rugby) and Saracens Mavericks (woman's netball), to sponsor and promote women's sports, gender equality and community outreach as a part of our ESG program. We committed to pay Saracens up to £115,000 per year (approximately $156,400) plus VAT, and in return we receive certain marketing and other rights and will support them in their community outreach efforts. The sponsorship opportunity was entered into on an arms-length basis.

Family Relationships
Alex O'Shea, the son of Paul O'Shea, is employed by Enstar as VP, Mergers & Acquisitions. Alex O'Shea's aggregate compensation in 2022 (including salary, bonus, and long term incentive awards at grant date fair value) was $$264,605. Compensation for Alex O'Shea was established in accordance with Enstar's employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities. He is also eligible to participate in Enstar's employee benefit programs on the same basis as other eligible employees. Paul O'Shea has been recused from all related compensation decisions and did not serve as the line manager.
On December 20, 2022, our subsidiary Cavello Bay Reinsurance Limited closed on its $25 million investment into a reinsurance sidecar, Outrigger Re Ltd., which is sponsored by Ark Insurance Holdings ("Ark"). Chris Silvester, the brother of Dominic Silvester, is employed by Ark as Head of Global Property and is a member of the Property Casualty Underwriting Leadership team.

Indemnification of Directors and Officers; Director Indemnity Agreements
We have Indemnification Agreements with each of our directors. Each Indemnification Agreement provides, among other things, that we will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee if,

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by reason of such indemnitee’s status as a director or officer of the Company, such indemnitee was, is or is threatened to be made a party or participant in any threatened, pending or completed proceeding, whether of a civil, criminal, administrative, regulatory or investigative nature, against all judgments, fines, penalties, excise taxes, interest and amounts paid in settlement and incurred by such indemnitee in connection with such proceeding. In addition, each of the Indemnification Agreements provides for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the agreement, subject to certain exceptions. None of the Indemnification Agreements precludes any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including but not limited to, any rights arising under our governing documents, or any other agreement, any vote of our shareholders or any applicable law.
Our executive officers’ employment agreements provide them with indemnification protection to the fullest extent permitted by applicable law in the jurisdictions in which they are employed.

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Other
Matters

QUESTIONS AND ANSWERS

1.Why am I receiving these proxy materials?
We have made these proxy materials available to you on the internet or, in some cases, have delivered printed copies of these proxy materials to you by mail in connection with the solicitation of proxies by the Board of Directors (the "Board") of Enstar Group Limited (the "Company") for use at the 2023 Annual General Meeting of Shareholders of the Company to be held on Thursday, June 1, 2023 at 9:00 a.m. Atlantic time. This year’s Annual General Meeting will again be held via the internet and will be a completely virtual meeting hosted by members of our management team in Bermuda. These proxy materials are first being sent or given to shareholders on April 21, 2023. You are invited to attend the virtual Annual General Meeting and are requested to vote on the proposals described in this proxy statement.

2. Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials via the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy are included in the Notice. In addition, shareholders may request proxy materials in printed form by mail or electronically by email on an ongoing basis.
We believe that providing access to our proxy materials via the internet will expedite shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our Annual General Meeting because we will print and mail fewer full sets of materials.

3. What is included in these proxy materials?
These "proxy materials" include this proxy statement, our Annual Report to Shareholders for the year ended December 31, 2022 and, if you received printed copies of the proxy materials by mail, the proxy card. We have included the Annual Report for informational purposes and not as a means of soliciting your proxy.

4. What is "householding"?
Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Notice and, if applicable, the proxy materials may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the

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Notice and, if applicable, the proxy materials to you if you request them by calling or writing to Investor Relations at Enstar Group Limited, P.O. Box HM 2267, Windsor Place, 3rd Floor, 22 Queen Street, Hamilton, HM JX, Bermuda (Telephone: (441) 292-3645). If you want to receive separate copies of the Notice and, if applicable, the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address or phone number.

5. What matters are being voted on at the Annual General Meeting and what are the Board's voting recommendations?
Shareholders will vote on the following proposals at the Annual General Meeting:

Proposal		Board of Directors’ Vote Recommendation	Page References
1	Election of twelve directors nominated by our Board to hold office until 2024	FOR each director nominee	Further information beginning on page 1
2	Advisory vote to approve executive compensation	FOR the proposal	Further information beginning on page 32
3	Advisory vote on the frequency of future advisory votes to approve executive compensation	ONE YEAR for the proposal	Further information beginning on page 68
4
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023 and authorization for the Board, acting through the Audit Committee, to approve the fees for the independent registered public accounting firm
		FOR the proposal	Further information beginning on page 69

6. What happens if additional matters are presented at the Annual General Meeting?
We know of no specific matter to be brought before the meeting that is not referred to in this proxy statement. If any other matter properly comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote the proxies in accordance with their best judgment on such matter.

7. How can I get electronic access to the proxy materials?
The Notice includes instructions regarding how to (i) view on the internet our proxy materials for the Annual General Meeting and (ii) instruct us to send future proxy materials to you by email. Our proxy materials are also available on our website under "Annual General Meeting Materials" at https://investor.enstargroup.com/annual-reports.
Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

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8. Who may vote at the Annual General Meeting?
Only holders of record of our voting ordinary shares as of the close of business on April 4, 2023 (the "record date") are entitled to notice of and to attend and vote at the Annual General Meeting. As of the record date, there were 16,012,661 ordinary shares issued and outstanding and entitled to vote at the Annual General Meeting, which number includes 2,565 unvested restricted shares. Except as set forth in our bye-laws, each ordinary share entitles the holder thereof to one vote.

9. What is the difference between a shareholder of record and a beneficial owner of shares held in street name?
Shareholder of Record: If your shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of American Stock Transfer & Trust Company, our stock transfer agent, you are considered the shareholder of record with respect to those shares, and the Notice or, in some cases, the proxy materials, were sent directly to you. If you request printed copies of the proxy materials, you will also receive a proxy card.
Beneficial Owner of Shares Held in Street Name: If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar institution, then you are the beneficial owner of shares held in street name and the Notice was forwarded to you by that institution. The institution holding your account is considered the shareholder of record for purposes of voting at the Annual General Meeting. As a beneficial owner, you have the right to instruct that institution on how to vote the shares held in your account.

10. What do I do if I received more than one Notice or proxy card?
If you receive more than one Notice or proxy card because you have multiple accounts, you should provide voting instructions for all accounts referenced to be sure all of your shares are voted.

11. How do I vote?
We hope that you will be able to attend the virtual Annual General Meeting. Whether or not you expect to attend the Annual General Meeting, we urge you to vote your shares at your earliest convenience by one of the methods described below, so that your shares will be represented.
Shareholders of record can vote any one of these ways:

VIA THE INTERNET
Before the Annual General Meeting: You may vote by proxy via the internet by following the instructions provided in the Notice.
At the Annual General Meeting: You may vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/ESGR2023. To enter the meeting, holders will need the control number that is printed in the box marked by the arrow on the Notice. We recommend logging in at least 15 minutes before the meeting to ensure you are logged in when the meeting starts.

BY MAIL	If you received printed copies of the proxy materials, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.
BY TELEPHONE	You may vote by proxy by calling the telephone number found on the internet voting site or on the proxy card, if you received a printed copy of the proxy materials.
If you own shares in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting also will be offered to shareholders owning shares

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through most banks and brokers. If you own shares in street name and you wish to attend and/or vote your shares at the virtual Annual General Meeting, you must (i) obtain a legal proxy from the institution that holds your shares, (ii) obtain your control number so that you may access the webcast and (iii) attend the Annual General Meeting, or permit a personal representative with the legal proxy, to vote at the virtual Annual General Meeting. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy.

12. What is the voting deadline if voting by internet or telephone?
If you vote by internet (before the Annual General Meeting) or by telephone, you must transmit your vote by 11:59 p.m. Eastern time on May 31, 2023.

13. Why a virtual meeting?
Hosting a virtual meeting enables increased shareholder attendance and participation since shareholders can participate from any location around the world. The virtual meeting will provide shareholders with the same rights as a physical meeting.

14. How can I attend and participate in the virtual Annual General Meeting?
You may attend the virtual Annual General Meeting if you were an Enstar shareholder of record as of the close of business on April 4, 2023 or you hold a valid proxy for the Annual General Meeting. You may attend the meeting by accessing the webcast of the Annual General Meeting, where you will be able to listen to the meeting live, submit questions, and vote online. To do so, you will need to visit www.virtualshareholdermeeting.com/ESGR2023 and use your control number provided in the proxy materials to gain access to the website. If your shares are held in street name, you should follow the directions set forth above in the “How do I vote?” section. If you do not have your control number, you will not be able to join the Annual General Meeting, vote at the Annual General Meeting, or ask questions or access the list of shareholders as of the record date at the Annual General Meeting. If you attend the virtual Annual General Meeting by participating in the webcast, you will also be able to cast your vote, or revoke a previous vote, during the Annual General Meeting. The meeting webcast will begin promptly at 9:00 a.m. Atlantic time (8:00 a.m. Eastern time). We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Atlantic time (7:45 a.m. Eastern time), and you should allow ample time for the check-in procedures.

15. Can I ask questions at the Annual General Meeting?
Yes, shareholders of record as of the record date will be able to ask questions by joining the virtual Annual General Meeting and typing their question in the box in the Annual General Meeting portal. To help ensure that we have a productive and efficient meeting, and in fairness to all those in attendance, shareholders will also find posted our rules of conduct for the Annual General Meeting when logging in prior to the start of the meeting. In accordance with the rules of conduct, we ask that shareholders limit their remarks to one brief question or comment that is relevant to the Annual General Meeting or our business and that such remarks are respectful of fellow shareholders and meeting participants. Questions may be grouped by topic by management with a representative question read aloud and answered. In addition, questions may be deemed to be out of order if they are, among other things, irrelevant to our business, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the Q&A portion of the Annual General Meeting.

16. What if I need technical assistance accessing or participating in the Annual General Meeting?
If you encounter any difficulties accessing the Annual General Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual General Meeting login page.

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Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters

17. What is the quorum requirement for the Annual General Meeting?
Two or more shareholders present in person or by proxy and entitled to vote at least a majority of the shares entitled to vote at the meeting constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the meeting. A broker non-vote occurs when a broker, bank or other nominee does not have discretionary voting power for a particular proposal and has not received voting instructions from the beneficial owner for that proposal and, as a result, the institution that holds the shares is prohibited from voting those shares. Shares that are properly voted on the internet or by telephone or for which proxy cards are properly executed and returned, but lacking voting directions, will be counted toward the presence of a quorum. Virtual attendance at the Annual General Meeting also constitutes presence in person for purposes of a quorum.

18. How are proxies voted?
Shares that are properly voted on the internet or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual General Meeting in accordance with the directions given or, in the absence of directions, in accordance with the Board’s recommendations as set forth in "What are the Board’s voting recommendations?" above. If any other business is brought before the meeting, proxies will be voted, to the extent permitted by applicable law, in accordance with the judgment of the persons voting the proxies.
The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, you may vote by proxy, meaning you authorize individuals named on the proxy to vote your shares. If you do not vote by proxy or in person at the Annual General Meeting, your shares will not be voted. If you own shares in street name, you may instruct the institution holding your shares on how to vote your shares. If you do not provide voting instructions, the institution may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023, but not on any other matters being considered at the meeting.

19. What are the voting requirements to approve each of the proposals?

Proposal		Voting Requirements	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
1	Election of twelve directors nominated by our Board to hold office until 2024	Affirmative Vote of Majority of Votes Cast	No effect on outcome	No	No effect on outcome
2	Advisory vote to approve executive compensation	Affirmative Vote of Majority of Votes Cast (to be approved on an advisory basis)	No effect on outcome	No	No effect on outcome
3	Advisory vote on the frequency of future advisory votes to approve executive compensation	Affirmative Vote of Majority of Votes Cast (to be approved on an advisory basis)	No effect on outcome	No	No effect on outcome
4
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023 and authorization for the Board, acting through the Audit Committee, to approve the fees for the independent registered public accounting firm
		Affirmative Vote of Majority of Votes Cast	No effect on outcome	Yes	Not applicable
Each of the proposals to be voted on at the meeting is adopted by a majority of votes cast (as indicated in the table above), which means that a proposal must receive more votes "for" than votes "against" to be adopted. For the director election in Proposal 1, each nominee must receive more votes "for" than votes "against" to have a seat on

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Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters
the Board. Abstentions and broker non-votes are not considered votes for the purposes of any of the above listed proposals, and therefore have no effect on the election of the director nominees or the adoption of any of the other proposals.

20. Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the Annual General Meeting. You may vote again on a later date (before the Annual General Meeting) via the internet or by telephone (in which case only your latest internet or telephone proxy submitted prior to 11:59 p.m. Eastern time on May 31, 2023 will be counted), by filling out and returning a new proxy card bearing a later date, or by attending the Annual General Meeting and voting during the webcast. However, your attendance at the Annual General Meeting will not automatically revoke your proxy unless you vote again at the Annual General Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the Annual General Meeting to our Corporate Secretary at the mailing address of our principal executive office: Enstar Group Limited, P.O. Box HM 2267, Windsor Place, 3rd Floor, 22 Queen Street, Hamilton, HM JX Bermuda.

21. Who is paying for the cost of this proxy solicitation?
We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to the beneficial owners of our ordinary shares. In addition to solicitation by mail, certain of our directors, officers and employees may solicit proxies personally or by telephone or other electronic means without extra compensation, other than reimbursement for actual expenses incurred in connection with the solicitation.

22. Where can I receive more information about the Company?
We file reports and other information with the SEC. This information is available on the Company’s website at https://investor.enstargroup.com/sec-filings and at the internet site maintained by the SEC at https://www.sec.gov. You may also contact the SEC at 1-800-SEC-0330. The charters of our Audit; Human Resources and Compensation; Nominating and Governance; Risk; Investment; and Executive Committees, as well as the Company’s Corporate Governance Guidelines, Code of Conduct, Insider Trading Policy, Share Ownership Guidelines, and Board of Directors Diversity Policy are available on the corporate governance page of our website at https://www.enstargroup.com/corporate-governance.
We will furnish, without charge to any shareholder, a copy of any exhibit to our Annual Report on Form 10-K for the year ended December 31, 2022 upon written request to Investor Relations, c/o Enstar Group Limited, P.O. Box HM 2267, Windsor Place, 3rd Floor, 22 Queen Street, Hamilton, HM JX, Bermuda.

23. How do I submit a shareholder proposal for the 2024 Annual General Meeting?
Shareholder proposals intended for inclusion in the proxy statement for the 2024 annual general meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act should be sent to our Corporate Secretary at Enstar Group Limited, P.O. Box HM 2267, Windsor Place, 3rd Floor, 22 Queen Street, Hamilton, HM JX, Bermuda and must be received by December 22, 2023 and otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2024 proxy materials. If the date of next year’s annual general meeting is moved more than 30 days before or after the anniversary date of this year’s annual general meeting, the deadline for inclusion of proposals in our proxy materials is instead a reasonable time before we begin to print and mail our proxy materials. If the December 22, 2023 deadline is missed, a shareholder proposal may still be submitted for consideration at the 2024 annual general meeting of shareholders if it is received no later than March 6, 2024, although it will not be included in the proxy statement. If a shareholder’s proposal is not timely received, then the proxies designated by our Board for the 2024 annual general meeting of shareholders may vote in their discretion on any such proposal the ordinary shares for which they have been appointed proxies without mention of such matter in the proxy materials for such meeting.

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Proxy Statement Summary	Corporate Governance	Executive Compensation	Audit Matters	Certain Relationships and Related Party Transactions	Other Matters
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 2, 2024.

Enstar Group Limited / 87 / 2023 Proxy Statement	Table of Contents

Appendix A

Non-GAAP Financial Measures

In addition to our key financial measures presented in accordance with GAAP, we present other non-GAAP financial measures that we use to manage our business, compare our performance against prior periods and against our peers, and as performance measures in our incentive compensation program.
These non-GAAP financial measures provide an additional view of our operational performance over the long-term and provide the opportunity to analyze our results in a way that is more aligned with the manner in which our management measures our underlying performance.
The presentation of these non-GAAP financial measures, which may be defined and calculated differently by other companies, is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Some of the adjustments reflected in our non-GAAP measures are recurring items, such as the exclusion of adjustments to net realized and unrealized (gains)/losses on fixed income securities recognized in our income statement, the fair value of certain of our loss reserve liabilities for which we have elected the fair value option, and the amortization of fair value adjustments.
Management makes these adjustments in assessing our performance so that the changes in fair value due to interest rate movements, which are applied to some but not all of our assets and liabilities as a result of preexisting accounting elections, do not impair comparability across reporting periods.
It is important for the readers of our periodic filings to understand that these items will recur from period to period.
However, we exclude these items for the purpose of presenting a comparable view across reporting periods of the impact of our underlying claims management and investment without the effect of interest rate fluctuations on assets that we anticipate to hold to maturity and non-cash changes to the fair value of our reserves.
Similarly, our non-GAAP measures reflect the exclusion of certain items that we deem to be nonrecurring, unusual or infrequent when the nature of the charge or gain is such that it is not reasonably likely that such item may recur within two years, nor was there a similar charge or gain in the preceding two years. This includes adjustments related to bargain purchase gains on acquisitions of businesses, net gains or losses on sales of subsidiaries, net assets of held for sale or disposed subsidiaries classified as discontinued operations, and other items that we separately disclose.
We have changed our non-GAAP measures in 2022. Information on the changes to our non-GAAP measures can be found under the heading "Non-GAAP Financial Measures" in our Annual Report on Form 10-K for the year ended December 31, 2022.

Enstar Group Limited / A-1 / 2023 Proxy Statement

The results and GAAP reconciliations for these measures are set forth after the following table, which presents more information on each non-GAAP measure.

Non-GAAP Measure	Definition	Purpose of Non-GAAP Measure over GAAP Measure
Adjusted book value per ordinary share	Total Enstar ordinary shareholders' equity Divided by Number of ordinary shares outstanding, adjusted for: -the ultimate effect of any dilutive securities on the number of ordinary shares outstanding
Increases the number of ordinary shares to reflect the exercise of equity awards granted but not yet vested as, over the long term, this presents both management and investors with a more economically accurate measure of the realizable value of shareholder returns by factoring in the impact of share dilution.

We use this non-GAAP measure in our incentive compensation program.

Adjusted return on equity (%)	Adjusted operating income (loss) attributable to Enstar ordinary shareholders divided by adjusted opening Enstar ordinary shareholder's equity
Calculating the operating income (loss) as a percentage of our adjusted opening Enstar ordinary shareholders' equity provides a more consistent measure of the performance of our business by enabling comparison between the financial periods presented.

We eliminate the impact of net realized and unrealized (gains) losses on fixed maturity investments and funds-held directly managed and the change in fair value of insurance contracts for which we have elected the fair value option, as:
•we typically hold most of our fixed income securities until the earlier of maturity or the time that they are used to fund any settlement of related liabilities which are generally recorded at cost; and
•removing the fair value option improves comparability since there are limited acquisition years for which we elected the fair value option.

Therefore, we believe that excluding their impact on our earnings improves comparability of our core operational performance across periods.

We include fair value adjustments as non-GAAP adjustments to the adjusted operating income (loss) attributable to Enstar ordinary shareholders as they are non-cash charges that are not reflective of the impact of our claims management strategies on our loss portfolios.

We eliminate the net gain (loss) on the purchase and sales of subsidiaries and net earnings from discontinued operations, as these items are not indicative of our ongoing operations.

We use this non-GAAP measure in our incentive compensation program.

Adjusted operating income (loss) attributable to Enstar ordinary shareholders (numerator)
Net earnings (loss) attributable to Enstar ordinary shareholders, adjusted for:
-net realized and unrealized (gains) losses on fixed maturity investments and funds held-directly managed,
-change in fair value of insurance contracts for which we have elected the fair value option (1),
-amortization of fair value adjustments,
-net gain/loss on purchase and sales of subsidiaries (if any),
-net earnings from discontinued operations (if any),
-tax effects of adjustments, and
-adjustments attributable to noncontrolling interests

Adjusted opening Enstar ordinary shareholders' equity (denominator)
Opening Enstar ordinary shareholders' equity, less:
-net unrealized gains (losses) on fixed maturity investments and funds held-directly managed,
-fair value of insurance contracts for which we have elected the fair value option (1),
-fair value adjustments, and
-net assets of held for sale or disposed subsidiaries classified as discontinued operations (if any)

(1)     Comprises the discount rate and risk margin components.

Enstar Group Limited / A-2 / 2023 Proxy Statement

Reconciliation of GAAP to Non-GAAP Measures

The table below presents a reconciliation of BVPS to Adjusted BVPS* as of December 31, 2022, 2021 and 2020:

	2022			2021			2020
	Equity (1)	Ordinary Shares	Per Share Amount	Equity (1)	Ordinary Shares	Per Share Amount	Equity (1)	Ordinary Shares	Per Share Amount
	(in millions of U.S. dollars, except share and per share data)
Book value per ordinary share	$4,191	17,022,420	$246.20	$5,813	17,657,944	$329.20	$6,326	21,519,602	$293.97
Non-GAAP adjustment:
Share-based compensation plans		218,171			315,205			298,095
Warrants	—	—		—	—		20	175,901
Adjusted book value per ordinary share*	$4,191	17,240,591	$243.09	$5,813	17,973,149	$323.43	$6,346	21,993,598	$288.56
(1)    Equity comprises Enstar ordinary shareholders' equity, which is calculated as Enstar shareholders' equity less preferred shares ($510 million as of each of December 31, 2022, 2021 and 2020), prior to any non-GAAP adjustments.
*Non-GAAP measure.

The table below presents a reconciliation of ROE to Adjusted ROE* for the years ended December 31, 2022, 2021 and 2020:

	2022			2021			2020
	Net (loss) earnings (1)	Opening equity (1)	(Adj) ROE	Net (loss) earnings (1)	Opening equity (1)	(Adj) ROE	Net (loss) earnings (1)	Opening equity (1)	(Adj) ROE
	(in millions of U.S. dollars)
Net (loss) earnings/Opening equity/ROE (1)	$(906)	$5,813	(15.6)%	$502	$6,326	7.9%	$1,723	$4,490	38.4%
Non-GAAP adjustments:
Net realized and unrealized losses (gains) on fixed maturity investments and funds held - directly managed / Unrealized (losses) gains on fixed maturity investments and funds held - directly managed (2)	1,181	(89)		210	(560)		(306)	(277)
Change in fair value of insurance contracts for which we have elected the fair value option / Fair value of insurance contracts for which we have elected the fair value option (3)	(200)	(107)		(75)	(33)		119	(130)
Amortization of fair value adjustments / Fair value adjustments	(18)	(106)		16	(128)		27	(152)
Net gain on purchase and sales of subsidiaries	—	—		(73)	—		(3)	—
Net earnings from discontinued operations / Net assets of entities classified as held for sale and discontinued operations	—	—		—	—		(16)	(266)
Tax effects of adjustments (4)	(7)	—		(21)	—		23	—
Adjustments attributable to noncontrolling interest (5)	(111)	—		6	—		13	109
Adjusted net (loss) earnings/Adjusted opening equity/Adjusted ROE*	$(61)	$5,511	(1.1)%	$565	$5,605	10.1%	$1,580	$3,774	41.9%
(1)    Net (loss) earnings comprises net (loss) earnings attributable to Enstar ordinary shareholders, prior to any non-GAAP adjustments. Opening equity comprises Enstar ordinary shareholders' equity, which is calculated as opening Enstar shareholders' equity less preferred shares ($510 million as of each of December 31, 2021, 2020 and 2019), prior to any non-GAAP adjustments.
(2)    Represents the net realized and unrealized gains and losses related to fixed income securities. Our fixed income securities are held directly on our balance sheet and also within the "Funds held - directly managed" on our balance sheet.
(3)    Comprises the discount rate and risk margin components.
(4)    Represents an aggregation of the tax expense or benefit associated with the specific country to which the pre-tax adjustment relates, calculated at the applicable jurisdictional tax rate.
(5)    Represents the impact of the adjustments on the net earnings (loss) attributable to noncontrolling interest associated with the specific subsidiaries to which the adjustments relate.
*Non-GAAP measure.

Enstar Group Limited / A-3 / 2023 Proxy Statement

ENSTAR GROUP LIMITED P.O. BOX HM 2267 WINDSOR PLACE, 3RD FLOOR 22 QUEEN STREET, HAMILTON HM JX, BERMUDA
VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 31, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 29, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/ESGR2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 31, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 29, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENSTAR GROUP LIMITED

The Board of Directors recommends you vote FOR the nominees for directors.
1.	Election of Directors: To elect twelve directors nominated by our Board to hold office until 2024.
	Nominees:	For	Against	Abstain

	1a. Robert J. Campbell	☐	☐	☐

	1b. B. Frederick Becker	☐	☐	☐

	1c. Sharon A. Beesley	☐	☐	☐

	1d. James D. Carey	☐	☐	☐

	1e. Susan L. Cross	☐	☐	☐

	1f. Hans-Peter Gerhardt	☐	☐	☐

	1g. Orla Gregory	☐	☐	☐

	1h. Myron Hendry	☐	☐	☐

	1i. Paul J. O'Shea	☐	☐	☐

	1j. Hitesh Patel	☐	☐	☐

	1k. Dominic Silvester	☐	☐	☐

	1l. Poul A. Winslow	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal No. 2.						For	Against	Abstain

2.	Advisory vote to approve executive compensation.					☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:					1 Year	2 Years	3 Years	Abstain

3.	Advisory vote on the frequency of future advisory votes to approve executive compensation.				☐	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal No. 4.						For	Against	Abstain

4.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023 and to authorize the Board of Directors, acting through the Audit Committee, to approve the fees for the independent registered public accounting firm.
						☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

ENSTAR GROUP LIMITED Annual General Meeting of Shareholders June 1, 2023 This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Dominic Silvester and Orla Gregory, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of ENSTAR GROUP LIMITED that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 9:00 AM, ADT on June 1, 2023 held live via webcast at www.virtualshareholdermeeting.com/ESGR2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side